Exhibit 10.4

EXECUTION VERSION

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

by and among

JELD-WEN HOLDING, INC.,

and

ONEX PARTNERS III LP

and

THE OTHER INVESTORS NAMED HEREIN

Dated as of July 29, 2011

i

(continued)

ii

(continued)

EXHIBITS

Exhibit A	Form of Amended and Restated Articles of Incorporation
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Consulting Agreement
Exhibit D	Form of Shareholders Agreement
Exhibit E	Form of Amended and Restated Bylaws
Exhibit F	Form of Bridge Note
Exhibit G	Form of Opinion of Stoel Rives LLP
Exhibit H	List of Non-Core Assets
Exhibit I	Form of Second Amended and Restated Articles of Incorporation
Exhibit J	July 2, 2011 Working Capital
Exhibit K	Form of Escrow Agreement

iii

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 29, 2011 (the “Effective Date”), is entered into by and among Onex Partners III LP, a Delaware limited partnership (“Onex”), Onex Advisor III LLC, Onex Partners III GP LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex US Principals LP, Onex Corporation, Onex American Holdings II LLC, BP EI LLC, 1597257 Ontario Inc. (collectively with Onex, the “Investors”), and JELD-WEN Holding, inc., an Oregon corporation (the “Company”), and amends and restates, in its entirety, the Stock Purchase Agreement, dated as of May 4, 2011, by and among the parties named above (the “Prior Purchase Agreement”). Capitalized terms used in this Agreement without definition shall have the meaning given to such terms in Article I hereof.

RECITALS

WHEREAS, the Company wishes to issue and sell to the Investors and the Investors wish to purchase from the Company the Shares (as defined below) and the Bridge Notes (as defined below) on the terms and conditions and for the consideration set forth herein.

WHEREAS, the Company and the Investors desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

WHEREAS, the holders of a majority of the outstanding Common Shares have approved the Amended and Restated Articles.

NOW, THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (each a “Party” and collectively the “Parties”), intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“2009 Note Purchase Agreement” means the Amended, Restated and Consolidated Note Purchase Agreement, dated July 8, 2009, among JELD-WEN, inc., John Hancock Life Insurance Company, and the other Noteholders named therein.

“Accounting Standards” means accounting principles, methods, practices, categories, estimates, judgments and assumptions in accordance with GAAP as applied in the preparation of the balance sheet included in the Company Audited Financial Statements, consistently applied.

“Additional Investment Amount” means the amount of any Escrow Funds paid to the Company in accordance with Section 4.2(f) hereof.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings. Notwithstanding the foregoing, for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be considered an Affiliate of any Shareholder.

“Antitrust Authorities” means the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other domestic or foreign Governmental Body having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, in each case as amended, and all other competition, merger control, antitrust or similar Laws.

“Available Excess Non-Core Cash Proceeds” means, as of any date occurring after the Bridge Note Maturity Date, (a) the Aggregate Cash Proceeds (as defined in the Bridge Notes), but only taking into account amounts realized after the Bridge Note Maturity Date, minus (b) the aggregate amount of any Non-Core Asset Indemnification Payments (as defined in the Bridge Notes) made after the Bridge Note Maturity Date, minus (c) the amount of any Contingent Non-Core Asset Indemnification Payments as of such date, minus (d) the amount of Available Excess Non-Core Cash Proceeds used to satisfy any indemnification obligation of the Company Indemnified Parties under Article IX hereof prior to such date, minus (e) the amount of any dividends or distributions of Distributable Non-Core Assets/Proceeds (as defined in the Amended and Restated Articles) declared or made in cash prior to such date.

“Bridge Note” means a Convertible Promissory Note in the form attached as Exhibit F hereto.

“Bridge Note Maturity Date” means the stated maturity of the Bridge Notes, or if earlier, the date the entire amount of principal and interest of the Bridge Notes shall have been paid by the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.

“Closing Date TTM EBITDA” means TTM EBITDA, as of the Closing Date.

“Closing Series A Investment Amount” means $600 million.

“Closing-Issued Shares” means a number of shares of Series A Preferred Stock equal to the quotient obtained by dividing the Closing Series A Investment Amount by the Estimated Per Share Price.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Committee” has the meaning set forth in the Amended Bylaws.

“Common Share” means a share of Common Stock.

“Common Stock” means the Company’s common stock.

“Common Stock Value” means, as of any date, the aggregate proceeds that would be received in respect of each issued and outstanding share of Common Stock if the entire Indemnification Equity Value as of such date was distributed to the Company’s stockholders in accordance with Section C of Article IV of the Amended and Restated Articles.

“Company Disclosure Schedule” means the disclosure schedules of the Company attached to this Agreement and constituting a part hereof.

“Company Guarantee” means a direct or indirect guarantee by the Company or any of its Subsidiaries of any indebtedness of another Person of the nature referred to in clauses (a) through (g) of the definition of Consolidated Indebtedness, exclusive of the Suncadia Guarantees.

“Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that “Company Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, resulting from or attributable to: (i) any changes, conditions or effects in the United States or foreign economies or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the Company and its Core Subsidiaries operate; (iii) any change, effect or circumstance resulting from an action expressly required by this Agreement; (iv) conditions caused by acts of terrorism or war (whether or not declared); or (v) any violation of a covenant in any credit facility of the Company and/or its Subsidiaries that will be refinanced at Closing that does not result in the lender accelerating the indebtedness (provided that the facts or circumstances giving rise to such violation may be considered in determining if there has been a Company Material Adverse Effect, subject to (i) - (iv) above); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the Company and its Core Subsidiaries compared to other participants in the industries in which the Company and its Core Subsidiaries conducts its businesses.

“Company Option” means an option, issued and outstanding, to purchase Common Shares pursuant to the Company Stock Option Plan.

“Company Stock Option Plan” means, collectively, the JELD-WEN HOLDING, inc. Stock Incentive Plan, dated September 29, 2010 (including all subsequent amendments or modifications).

“Company Transaction Expenses” means, without duplication, all out-of-pocket expenses (including all fees and expenses of counsel, accountants, financial advisors, investment bankers, experts and consultants) incurred through the Closing Date or as a result of the Closing by the Company or any of its Subsidiaries in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including any fees, prepayment premiums, penalties or other amounts payable to lenders or agents in connection with the Refinancing, including the Make Whole Fees, in each case to the extent not paid prior to the Closing.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated April 23, 2010, between Onex Partners Manager LP and the Company.

“Consent” means any approval, consent, license, permit or other authorization (including any Governmental Authorization).

“Consolidated Adjusted EBITDA” means, for any period, as applied to the Consolidated Parties without duplication, Consolidated Net Income for such period as adjusted by the following (in each case, (x) to the extent deducted in the calculation of Consolidated Net Income for such period with respect to additions and (y) to the extent included in the calculation of Consolidated Net Income for such period with respect to subtractions):

(a) plus Consolidated Interest Expense and minus interest income;

(b) plus all expense for taxes based on Consolidated Net Income reported in accordance with GAAP and minus any increase to net income from a reduction in tax expenses based on Consolidated Net Income or from federal, state, local or foreign income tax benefits;

(c) plus depreciation, depletion and intangible or goodwill amortization expense;

(d) plus any loss from Discontinued Operations and minus any gain from Discontinued Operations;

(e) plus all non-cash charges (including, without limitation, (i) any non-cash Restructuring Charges, (ii) any non-cash losses realized on Dispositions, (iii) any non-cash asset and debt and equity investment impairments, (iv) any non-cash losses related to marking derivatives to market, (v) any non-cash losses related to foreign exchange transactions and translations, (vi) any non-cash non-recurring charges or non-cash extraordinary charges and (vii) any non-cash compensation expense in the form of Equity Interests) and minus all non-cash gains (including, without limitation, (i) any non-cash gains realized on Dispositions, (ii) any non-cash write-ups of asset and debt and equity investments, (iii) any non-cash gains related to marking derivatives to market, (iv) any non-cash gains related to foreign exchange transactions and translations and (v) any non-cash non-recurring items increasing Consolidated Net Income or non-cash extraordinary items increasing Consolidated Net Income);

(f) plus all cash non-recurring items decreasing Consolidated Net Income or cash extraordinary items decreasing Consolidated Net Income, in an aggregate amount not to exceed 10% of Consolidated Adjusted EBITDA for such period (calculated after giving effect to the adjustments in this definition of Consolidated Adjusted EBITDA) and minus all cash non-recurring or cash extraordinary items increasing Consolidated Net Income (including cash gains realized on Dispositions);

(g) plus all cash Restructuring Charges in an aggregate amount not to exceed 10% of Consolidated Adjusted EBITDA for such period (calculated after giving effect to the adjustments in this definition of Consolidated Adjusted EBITDA);

All capitalized terms used in this definition of Consolidated Adjusted EBITDA shall have the meanings set forth in the draft form of Credit Agreement attached as Annex A hereto, among JELD-WEN, inc., an Oregon corporation, JELD-WEN of Europe, B.V., a company organized under the laws of the Netherlands, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

“Consolidated Cash” means, as of any date, the consolidated cash and cash equivalents of the Company and its Subsidiaries, excluding cash held in escrow for the benefit of any third party and any other restricted cash to the extent the obligation secured by the applicable escrow or restriction is not included in Consolidated Indebtedness, calculated in accordance with GAAP as consistently applied by the Company.

“Consolidated Indebtedness” means, as of any date, the aggregate amount outstanding, on a consolidated basis and without duplication, of (a) all obligations of the Company or its Subsidiaries for borrowed money, (b) all obligations of the Company or its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of the Company or its Subsidiaries for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the business of the Company and its Subsidiaries, (d) all obligations of the Company or its Subsidiaries under conditional sale or other title retention agreements relating to property purchased by such Person and all capitalized lease obligations, (e) all payment obligations of the Company or its Subsidiaries on or for currency protection agreements, interest rate swap agreements or other agreements relating to derivatives based on the “mark to market” value of such agreements at the time of determination (it being understood that if the aggregate “mark to market” value is positive, such positive value will reduce the amount of Consolidated Indebtedness), (f) all obligations of the Company or its Subsidiaries for the reimbursement of any obligor on any letter of credit banker’s acceptance or similar credit transaction (other than any undrawn amount in respect of such letters of credit or similar credit transactions), (g) all obligations of the Company or its Subsidiaries or any third party secured by property or assets of the Company or its Subsidiaries (regardless of whether or not such Person is liable for repayment of such obligations), except for items described in clauses (i)-(iv) of the definition of Permitted Encumbrances, (h) all indebtedness of another Person of the nature referred to in clauses (a) through (g) above guaranteed directly or indirectly by the Company or any of its Subsidiaries solely to the extent any such guaranty has been called and not paid and (i) any amounts payable by the Company or any of its Subsidiaries under the PGA Contract in respect of the 2011 tournament. For purposes of this definition, any amount denominated other than in U.S. dollars shall be converted into U.S. dollars based on the applicable exchange rate on the Closing Date as reported by Wells Fargo.

“Contingent Non-Core Asset Indemnification Payments” means the aggregate amount, but without duplication, of potential liabilities of the Company and its Subsidiaries with respect to pending indemnity claims and claims of breaches of representations and warranties under its or their, as applicable, agreements for the sale of Non-Core Assets, giving effect to any contractual limitations on indemnification pursuant to the sale agreements (including maximum amounts and survival periods), indemnity deductibles, dedicated insurance (the cost of which was deducted in determining Net Cash Proceeds from the Sale of Non-Core Assets (as defined in the Bridge Notes)), waivers or other mechanisms limiting potential liability (including transfer of an entity with such a contingent liability from ownership by the Company or its subsidiaries with no continuing liability of the Company or its subsidiaries), but without consideration of the failure of any such claim to meet any procedural requirements for making indemnity claims under the applicable agreements, and excluding any potential indemnity claims or breaches of representations and warranties in respect of liabilities resulting solely from the affiliation of an entity holding Non-Core Assets with other Subsidiaries of the Company that are not Non-Core Assets.

“Contract” means any legally binding contract, lease or other property agreement, license, indenture, note, bond, agreement, permit, concession, franchise, commitment, purchase order, mortgage, partnership or joint venture agreement, instrument or other legally binding agreement.

“Core Subsidiaries” means those Subsidiaries of the Company other than those which own only Non-Core Assets.

“Disclosure Schedule” means the Company Disclosure Schedule or the Investor Disclosure Schedule, as the case may be.

“Encumbrance” means any mortgage, deed of trust, hypothecation, pledge, lien (statutory or otherwise), security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and, with respect to capital stock, any option or other right to purchase or any restriction on voting or other rights.

“Enterprise Value” equals $1.7 billion.

“Environmental Law” means any applicable Law concerning protection or restoration of the environment and natural resources, protection of public or worker health and safety, or pollution, including Laws relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, registration, labeling, testing, processing, discharge, release, threatened release, control, remediation or cleanup of any Hazardous Materials, and including any environmental transfer of ownership notification or approval statutes.

“Environmental Liabilities” means any liabilities, obligations, losses, claims, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees, engineering fees and other professional or expert fees) relating to or arising under Environmental Law, but excludes any capital expenditures budgeted and paid in the ordinary course of business. For purposes of this definition, capital expenditures to remedy violations of Environmental Laws pursuant to any notice of violation or any other similar enforcement action are not considered ordinary course expenditures.

“Environmental Permit” means any Governmental Authorization required under Environmental Laws necessary to operate the business of the Company and each of its Subsidiaries.

“Escrow Agent” means JP Morgan Chase Bank, N.A.

“Escrowed Series A Purchase Price” means $75 million.

“ESOP” means the JELD-WEN, inc., Employee Stock Ownership and Retirement Plan and Trust.

“Estimated Per Share Price” means a fraction, the numerator of which is the Estimated Common Equity Value and the denominator of which is the Estimated Total Common Shares Outstanding.

“Excess Debt Costs” means the excess, if any, of (x) the present value as of the date of issuance of the Notes, calculated using a discount rate of 10% per annum and semi-annual compounding, of all scheduled cash flows (including future principal and interest payments as positive amounts as well as the initial proceeds, net of any original issue discount, as a negative amount) related to the Notes through and including maturity, over (y) the present value as of the date of issuance of the Notes, calculated using a discount rate of 10% per annum and semi-annual compounding, of all cash flows (including future principal and interest payments as positive amounts as well as the initial proceeds, as a negative amount) related to notes (i) having a principal amount equal to the Notes, (ii) having no original issue discount, (iii) providing for semi-annual payments of interest at the rate of 13% per annum from the date of issuance of the Notes, and (iv) providing for payment of principal (and any unpaid interest) on the same maturity date as the Notes.

“Existing Loan Agreements” means (i) the Amended and Restated Credit Agreement, dated July 8, 2009, among JELD-WEN, inc., Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer, and the Lenders named therein, (ii) the 2009 Note Purchase Agreement, (iii) the Amended and Restated Credit Agreement, dated as of July 8, 2009, between the Company and Wells Fargo Bank, National Association, and (iv) the Supplemental Agreement dated as of July 8, 2009 amending and restating the €200,000,000 Credit Agreement originally dated August 22, 2006, as amended by amendment agreements dated May 21, 2007 and April 10, 2008, between, among others, JELD-WEN, inc., JELD-WEN OF EUROPE, B.V., and NORDEA BANK AB (publ).

“Final Equity Value” means an amount equal to the sum of (a) the Final Common Equity Value and (b) the Series A Equity Value Increase.

“Former Non-Core Business” means any business not related to the manufacture, distribution and sale of doors and windows formerly conducted by the Company or any of its past or present Subsidiaries, or by any other Person in which the Company or any of its past or present Subsidiaries held or holds an equity interest. For avoidance of doubt, Former Non-Core Business does not include Suncadia, LLC, its Subsidiaries, or the businesses operated by such entities.

“GAAP” means United States generally accepted accounting principles as in effect at an applicable time.

“Governmental Authorization” means any approval, consent, license, permit or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Laws.

“Governmental Body” means the United States of America or any foreign nation or multi-national body, or any state, county, city, territory, possession or any political subdivision, court, department, commission, board, bureau, agency or other instrumentality of any of the foregoing.

“Hazardous Materials” means all substances, materials, mixtures or wastes that are regulated, classified or otherwise characterized as hazardous, toxic, dangerous, radioactive, a pollutant or contaminant, or words of similar meaning and effect, and including petroleum and fractions thereof, asbestos, polychlorinated biphenyls, noise, radiation or mold.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incremental Interest Costs” means the sum of (i) the aggregate cash interest accruing (whether or not paid) on the Notes from the date of issuance through the Closing Date and (ii) the amortization of any original issue discount on the Notes from the date of issuance through the Closing Date, calculated in accordance with the Accounting Standards.

“Indemnification Equity Value” means, as of any date, (a) the product of (i) 8.75 and (ii) TTM EBITDA, plus (b) Consolidated Cash, minus (C) Consolidated Indebtedness, minus (D) minority interests set forth on the Company’s month-end balance sheet most recently available prior to such date, in each case as of such date.

“Intellectual Property” means all of the following: (i) patents; (ii) trademarks, service marks, trade dress, trade names, corporate names, together with all goodwill associated with the foregoing; (iii) Internet domain names; (iv) copyrights, including copyrights in computer software; (v) registrations and applications for any of the foregoing; (vi) trade secrets; and (vii) all other intellectual property rights.

“Intercompany Account Balance” means any intercompany payable, receivable loan or reimbursable account between the Company and/or any Core Subsidiary on the one hand, and any Non-Core Subsidiary or any Non-Core Asset included within the Company or any Core Subsidiary on the other hand.

“Intercompany Nonreimbursable Cash Management Transaction” means any funding provided through capital contributions dividends, distributions or other similar methods not involving an obligation of repayment.

“Investor Disclosure Schedule” means the disclosure schedule of Investor attached to this Agreement and constituting a part hereof.

“Investor Percentage” means, with respect to each Investor, the percentage opposite such Investor’s name in Schedule I for the Shares and the Bridge Notes under the headings “Shares” and “Bridge Notes,” respectively. Onex may amend Schedule I at any time to adjust the percentage of any Investor upon written notice to the Company.

“Judgment” means any judgment, decision, order, decree, writ, injunction or ruling entered or issued by any Governmental Body.

“Knowledge” means the actual knowledge of (i) with respect to the Company and its Subsidiaries, Rod Wendt, Bob Turner, Ron Saxton, Barry Homrighaus, Neil Stuart, David Stork, Nigel Lapping, Jens Bach Mortensen and Bill Shaffner, and (ii) with respect to Investor, Anthony Munk, Philip Orsino, Adam Reinmann and Matthew Ross.

“Law” means the common law and any national, international, foreign, federal, state or local law, statute, ordinance, order, code, rule or regulation promulgated or issued by any Governmental Body.

“Liabilities” means any and all liabilities, debt, obligations, deficiencies, Taxes, penalties, fines, claims, causes of action or other losses, costs or expenses of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

“Make Whole Fees” means the prepayment fees payable on the Closing Date to holders of the notes issued by JELD-WEN, inc. pursuant to the 2009 Note Purchase Agreement.

“Material Impact” means any condition or event, occurrence or circumstance, or any related or similar conditions, events, occurrences or circumstances, that could reasonably be expected to result in (i) Liabilities of the Company or any of its Subsidiaries in excess of $4,000,000, (ii) any de minimis non-monetary restriction on the operations of the business of the Company or any of its Core Subsidiaries or on the ability of the Company to transfer any of the Non-Core Assets other than third party consents under agreements relating to the business operated using the Non-Core Assets, or (iii) a criminal Proceeding being brought against the Company or any of its Core Subsidiaries, or (iv) any Liability of the Company or any of its Subsidiaries for civil penalties in excess of $300,000 or criminal penalties.

“Negative Intercompany Balance” means, as of any date after the Closing Date, the sum of (a) the excess, if any, of (x) the aggregate amount of all Post-Closing Intercompany Account Balances owing from any Non-Core Subsidiary and Non-Core Asset included within the Company or any Core Subsidiary, on the one hand, to the Company and any Core Subsidiary on the other hand over (y) the aggregate amount of all Post-Closing Intercompany Account Balances owing from the Company or any Core Subsidiary, on the one hand, to any Non-Core

Subsidiary or Non-Core Asset included within the Company or any Core Subsidiary on the other hand and (b) the aggregate, net amount of all funding provided after the Closing Date by the Company or any Core Subsidiary, to any Non-Core Subsidiary or Non-Core Asset included within any Core Subsidiary via Intercompany Nonreimbursable Cash Movement Transactions.

“Non-Core Assets” means those assets listed on Exhibit H.

“Non-Core Subsidiary” means any Subsidiary of the Company that is not a Core Subsidiary.

“Notes Escrow” means any escrow established by the Company for purposes of holding, among other things, the proceeds of the issuance of the Notes prior to the Closing Date.

“Notes Escrow Fees” means all out-of-pocket fees and costs incurred by the Company related to the creation of the Notes Escrow, excluding any Incremental Interest Costs.

“Permitted Encumbrances” means (i) Encumbrances for Taxes and other governmental charges and assessments that are not yet due and payable, and Encumbrances for current Taxes and other charges and assessments of any Governmental Body that may thereafter be paid without penalty or that are being contested by appropriate proceedings, (ii) Encumbrances of landlords, lessors, carriers, warehousemen, mechanics and materialmen and other like Encumbrances arising in the ordinary course of business consistent with past practice, (iii) other Encumbrances or imperfections of title to or on real or personal property that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Encumbrance or imperfection, (iv) all local and other Laws, including building and zoning Laws, governing the use of real property generally in the enacting jurisdiction, (v) liens securing borrowing and other financing arrangements of the Company or its Subsidiaries (including letters of credit) to the extent set forth on Section 1.1(a) of the Company Disclosure Schedule, (vi) other matters disclosed on Section 1.1(a) of the Company Disclosure Schedule and (vii) purchase money security interest and similar liens outside of the United States.

“Permitted Non-Core Asset Sale” means a sale of Non-Core Assets for cash on terms (including the structure thereof) (a) that do not subject the Company to any Liability that is not limited to an amount that is no greater than the cash proceeds received in the sale of the relevant Non-Core Assets, other than de minimis obligations that will not affect the ongoing operations or business of the Company or any of the Core Subsidiaries, (b) that does not directly or indirectly in any manner involve the sale, assignment or transfer of any interest in any Intercompany Account Balance, whether or not for value and (c) if such sale involves the sale or transfer of the equity of any Non-Core Subsidiary, however structured (and including a sale of stock, a merger or other business combination transaction), provides for the full and unconditional release of the Company and the Core Subsidiaries from all Liability in respect of any Intercompany Account Balances with such Non-Core Subsidiary.

“Person” means an individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, unincorporated organization, association, organization or other entity or form of business enterprise or Governmental Body.

“PGA Contract” shall mean the letter agreement, dated March 9, 2006, between JELD-WEN, inc. and PGA Tour, Inc., as amended January 1, 2008.

“Post-Closing Intercompany Account Balance” means an Intercompany Account Balance, determined by taking into account only transactions that occur after the Closing Date.

“Preferred Committee” has the meaning set forth in the Amended Bylaws.

“Refinancing” means those transactions described in Section 8.2(k) hereof.

“Representative” or “Representatives” means, with respect to a particular Person, any director, member, limited or general partner, officer, employee, agent, consultant, advisor or other representative of such Person, including outside legal counsel, accountants and financial advisors.

“Series A Equity Value Increase” means $575 million.

“Series A Initial Investment Amount” equals the sum of the Closing Series A Investment Amount and the Additional Investment Amount.

“Series A Preferred Share Amount” means the quotient obtained by dividing the Series A Initial Investment Amount by the Final Per Share Purchase Price.

“Shared Incremental Interest Costs” means 50% of the Incremental Interest Costs.

“Shareholders” means the shareholders of the Company as of immediately prior to the consummation of the Transaction.

“Shareholders Agreement” means the Shareholders Agreement in substantially the form attached hereto as Exhibit D.

“Specified Tax Attributes” means, without duplication:

(a) the amount of net operating losses carried forward by the Company or any of its Affiliates to the 2011 tax year or any later year from the 2010 tax year, as shown on the federal, state, local or foreign tax returns filed by the Company or any of its Affiliates for the year ended December 31, 2010;

(b) the amount of any loss or deduction claimed by the Company or any of its Affiliates with respect to prepayment fees, unamortized loan expenses, or other costs and expenses resulting from the repayment by or on behalf of the Company or any of its Affiliates of indebtedness in connection with the Refinancing;

(c) the amount of any tax credits claimed by the Company or any of its Affiliates after 2010 for foreign taxes paid in 2010 or prior years; and

(d) the present value, computed using a discount rate equal to the current yield for United States treasury obligations having a remaining life to maturity closest to the period of time over which the discount is being applied, of any loss or deduction, or reduction in income or gain, to the Company or any of its Affiliates arising (whether in the same or an earlier or later tax year, and whether in the same or another tax jurisdiction) in connection with, and as a consequence of, the recognition of income or gain or disallowance of loss, deduction, credit or carryback associated with any Specified Tax Claim.

“Specified Tax Claims” means, without duplication, claims arising out of, based upon or otherwise in respect of:

(a) the disallowance of any loss or deduction claimed by the Company or any of its Affiliates with respect to its investment in partnership interests and debt of Suncadia LLC; including, without limitation, the denial of any portion of any refund of its US federal income taxes for years to which losses generated by such losses or deductions were carried back;

(b) the recognition by the Company or any of its Affiliates of any income or gain attributable to the cancellation or reduction of the share of liabilities of Suncadia LLC included in the tax basis that the Company or any of its Affiliates has for its interest in Suncadia LLC or previously deducted by the Company or any of its Affiliates with respect to its investment in Suncadia LLC or otherwise arising from the disposition or abandonment of the interest of the Company or any of its Affiliates in Suncadia LLC;

(c) any additional income required to be recognized, or change in any deduction claimed, by the Company or any of its affiliates in connection or as a result of the distribution of the shares of stock of JW Timber Holdings to Richard Wendt on or about June 30, 2007;

(d) any change in tax treatment of the Company’s deduction of losses relating to its investment in Chileno Bay Development Partners, LLC;

(e) any change in the tax treatment of the June 29, 2007 sales by the Company of timberlands and of stock of JW Logging to JWTR LLC; and

(f) any adjustments to the amount of royalty income recognized by the Company or any of its Affiliates with respect to intellectual property used by foreign Affiliates of the Company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof; provided, however, that for purposes of Sections 5.1 - 5.20, Suncadia, LLC and its Subsidiaries shall not be considered Subsidiaries of the Company.

“Suncadia Guarantees” means, collectively, (i) the Amended and Restated Guaranty, dated as of July 8, 2009, by JELD-WEN, inc. in favor of U.S. Bank National Association as amended by the Amendment of Guaranty dated as of June 29, 2011 between JELD-WEN, inc. and U.S. Bank National Association, and (ii) the Guaranty, dated July 8, 2009, by JELD-WEN Holding inc. and the JELD-WEN subsidiaries named therein in favor of U.S. Bank National Association.

“Total Common Shares Outstanding” means the aggregate number of Common Shares outstanding immediately following Closing and, for avoidance of doubt, without giving effect to the purchase of Common Stock pursuant to the Tender Offer.

“TTM EBITDA” means, as of any date, Consolidated Adjusted EBITDA for the most recent twelve (12) full fiscal months ended at least 22 days prior to such date, adjusted to add back any Waiver Payments, Incremental Interest Costs, and Notes Escrow Fees incurred during such period and deducted in the calculation of Consolidated Adjusted EBITDA.

“Waiver Payments” means the aggregate fees and expenses paid or payable by the Company or its Subsidiaries to its lenders with respect to the Existing Loan Agreements to cause those lenders to waive any default existing prior to Closing.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

“Wholly-Owned” means 100% owned or 100% owned but for director qualifying shares.

“Working Capital” means the total current assets minus the total current liabilities of JELD-WEN, inc. and its consolidated subsidiaries from continuing operations, calculated using the accounting principles and methodologies used in the preparation of Exhibit J hereto; provided, that Working Capital shall be increased by the amount of any costs or expenses incurred by the Company in connection with the transactions contemplated by this Agreement prior to Closing, including the Incremental Interest Costs and the Notes Escrow Fees, and by the amount of any Waiver Payments.

1.2 Index of Certain Other Definitions. The following capitalized terms used in this Agreement have the meanings located in the corresponding section below.

Term	Section

Acquisition Proposal	Section 7.5
Additional Shares	Section 9.5(g)
Agreement	Introduction
Amended and Restated Articles	Section 2.1
Amended Bylaws	Section 8.2(n)
Annual Reports	Section 7.10(a)
Auditor	Section 4.2(d)
Closing	Section 4.1(b)
Closing Date	Section 4.1(b)
Closing Statement	Section 4.2(c)

Term	Section

Company	Introduction
Company Audited Financial Statements	Section 5.7(a)
Company Indemnified Party	Section 9.2
Company Q1 Unaudited Financial Statements	Section 7.4(a)
Company Transaction Documents	Section 5.2(a)
Damages	Section 9.1(a)
Deductible	Section 9.5(d)
Deferred Tax Damages	Section 9.1(c)
Determination Date	Section 4.2(d)
Effective Date	Introduction
Employee Benefit Plans	Section 5.16(a)
ERISA	Section 5.16(a)
Escrow Agreement	Section 4.2(b)(ii)
Escrow Funds	Section 4.2(b)(ii)
Estimated Closing Cash	Section 4.2(a)
Estimated Closing Indebtedness	Section 4.2(a)
Estimated Common Equity Value	Section 4.2(a)
Estimated Company Transaction Expenses	Section 4.2(a)
Estimated Excess Debt Costs	Section 4.2(a)
Estimated Shared Incremental Interest Costs	Section 4.2(a)
Estimated Total Common Shares Outstanding	Section 4.2(a)
Final Articles	Section 2.1
Final Closing Cash	Section 4.2(d)
Final Closing Indebtedness	Section 4.2(d)
Final Closing Statement	Section 4.2(d)
Final Common Equity Value	Section 4.2(d)
Final Company Transaction Expenses	Section 4.2(d)
Final Excess Debt Costs	Section 4.2(d)
Final Shared Incremental Costs	Section 4.2(d)
Final Per Share Purchase Price	Section 4.2(d)
Final Total Common Shares Outstanding	Section 4.2(d)
Financial Statements	Section 5.7(a)
Indemnified Party	Section 9.3
Indemnifying Party	Section 9.3
Initial Bridge Principal Amount	Section 3.1
Insurance Policies	Section 5.11
Interim Balance Sheet	Section 5.7(c)(i)
Investor Indemnified Party	Section 9.1(a)
Investor Transaction Documents	Section 6.2(a)
Investors	Introduction
JELD-WEN, inc. Audited Financial Statements	Section 5.7(a)
JELD-WEN, inc. Q1 Unaudited Financial Statements	Section 5.7(a)
Leased Real Properties	Section 5.9(a)
Material Contracts	Section 5.10

Term	Section

Monthly Financial Statements	Section 5.7(a)
Monthly Reports	Section 7.10(a)
Negotiation Period	Section 4.2(d)
Notes	Section 8.2(k)
Over-allotted Shares	Section 4.2(f)(v)
Owned Real Properties	Section 5.9(a)
Party/Parties	Recital
Pre-Closing Cash Proceeds	Section 7.9
Pre-Closing Period	Section 7.2
Prior Purchase Agreement	Introduction
Private Placement	Section 8.1(k)
Proceeding	Section 5.6
Purchase	Section 3.1
Purchase Price	Section 3.1
Quarterly Reports	Section 7.10(a)
Real Property	Section 5.9(a)
Revolver	Section 8.2(k)
Series A Preferred Stock	Section 2.1
Series B Preferred Stock	Section 2.1
Shares	Section 3.1
Shortfall Shares	Section 4.2(f)(v)
Tax or Taxes	Section 5.18(k)
Tax Return	Section 5.18(k)
Tender Offer	Section 7.16
Third Party Claim	Section 9.4(a)
Transaction	Section 4.1(a)
Transaction Documents	Section 4.1(a)
Unreviewed Company Q1 Unaudited Financial Statements	Section 5.7(a)

1.3 Other Definitional and Interpretive Matters.

(a) Except as otherwise provided or unless the context otherwise requires, whenever used in this Agreement, (i) any noun or pronoun shall be deemed to include the plural and the singular, (ii) the use of masculine pronouns shall include the feminine and neuter, (iii) the terms “include” and “including” shall be deemed to be followed by the phrase “without limitation,” (iv) the word “or” shall be inclusive and not exclusive, (v) all references to Sections refer to the Sections of this Agreement, all references to Schedules refer to the Schedules attached to or delivered with this Agreement, as appropriate, and all references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes, (vi) each reference to “herein” means a reference to “in this Agreement,” (vii) each reference to “$” or “dollars” shall be to United States dollars, (viii) each reference to “days” shall be to calendar days, (ix) each reference to any contract or agreement shall be to such contract or agreement as amended, supplemented, waived or otherwise modified from time to time, and (x) accounting terms which are not otherwise defined in this Agreement shall have the meanings given to them under GAAP; provided, however, that to the extent that a definition of a term in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

(b) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties hereto acknowledges that it has been represented by an attorney in connection with the preparation and execution of the Transaction Documents.

(c) Unless otherwise expressly provided herein, the measure of a period of one month or one year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, however, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18th is March 18th, and one month following March 31 is May 1.

ARTICLE II.

AUTHORIZATION OF PREFERRED STOCK

2.1 Authorization of Preferred Stock. Once all conditions to Closing set forth in Article VIII have been satisfied or waived, and prior to the Closing Date, the Company shall authorize and create preferred stock, consisting of 8,000,000 shares, of which 7,999,999 shares will be designated as its “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), and of which one (1) share will be designated will be designated as its “Series B Preferred Stock” (the “Series B Preferred Stock”). The terms, limitations and relative rights and preferences of the Series A Preferred Stock and the Series B Preferred Stock are set forth in the Company’s Amended and Restated Articles of Incorporation, the form of which is attached hereto as Exhibit A (the “Amended and Restated Articles”) and will ultimately be set forth in the Company’s Second Amended and Restated Articles of Incorporation after the Final Per Share Purchase Price and Series A Initial Investment Amount have been determined, the form of which is attached as Exhibit I (the “Final Articles”).

ARTICLE III.

PURCHASE AND SALE OF PREFERRED STOCK AND BRIDGE NOTES

3.1 Issuance of Preferred Stock and Bridge Notes. Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company’s and the Investors’ representations set forth below, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, such Investor’s Investor Percentage of (a) the Series A Preferred Share Amount of shares of Series A Preferred Stock for an aggregate purchase price of the Series A Initial Investment Amount (such purchased shares of Series A Preferred Stock, collectively, the “Shares”) and (b) $188,878,552 principal amount (the “Initial Bridge Principal Amount”) of Bridge Notes, with the Initial Bridge Principal Amount subject to reduction in accordance with Section 7.9 (the aggregate amount to be paid for the Shares, plus the Initial Bridge Principal Amount, “Purchase Price”). Such sale and purchase (the “Purchase”) shall be effected in accordance with Section 4.2 below by the Company (x) executing and delivering to each Investor duly executed stock certificates, duly registered in its name, evidencing the Shares purchased by such Investor and (y) executing and delivering to each Investor duly executed Bridge Notes, duly registered in its name, evidencing the initial principal amount of Bridge Notes purchased by such Investor.

ARTICLE IV.

THE CLOSING

4.1 Closing.

(a) The Purchase and the other transactions contemplated by this Agreement are collectively referred to herein as the “Transaction,” and this Agreement and the Escrow Agreement, the Bridge Notes, the Registration Rights Agreement, the Shareholders Agreement, the Consulting Agreement, the Amended and Restated Articles and the Amended Bylaws are collectively referred to herein as the “Transaction Documents.”

(b) The closing of the Transaction (the “Closing”) shall take place at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022 at 9:00 A.M. on the later of (i) August 16, 2011 and (ii) second Business Day (the “Closing Date”) following the satisfaction or waiver of all conditions of the parties to consummate the transactions contemplated by this Agreement (other than the conditions with respect to actions the respective parties will take at the Closing itself), or at such other place or on such other date or time as is mutually agreed to by Investor and the Company.

4.2 Payment of Purchase Price; Issuance of Shares and Bridge Notes.

(a) By no later than three (3) Business Days prior to the Closing Date, the Company shall provide to the Investors a written statement setting forth its good faith estimate of Consolidated Cash, Consolidated Indebtedness, Total Common Shares Outstanding, Excess Debt Costs (if any), Shared Incremental Interest Costs and Company Transaction Expenses as of immediately following the Closing (and after giving pro forma effect thereto) (as set forth in such statement, the “Estimated Closing Cash,” “Estimated Closing Indebtedness,” “Estimated Total Common Shares Outstanding,” “Estimated Excess Debt Costs,” “Estimated Shared Incremental Interests Cost” and “Estimated Company Transaction Expenses,” respectively) together with a reasonably detailed calculation of Estimated Common Equity Value. For purposes hereof, the “Estimated Common Equity Value” means an amount equal to (i) Enterprise Value, plus (ii) Estimated Closing Cash, plus (iii) Estimated Shared Incremental Interest Costs, minus (iv) Estimated Closing Indebtedness, minus (v) Estimated Company Transaction Expenses, minus (vi) Estimated Excess Debt Costs, minus (vii) minority interests set forth on the Company’s month-end balance sheet most recently available prior to the Closing Date minus (viii) the Series A Equity Value Increase.

(b) At the Closing, each Investor shall:

(i) pay to the Company an amount equal to the product of such Investor’s Investor Percentage and the Closing Series A Investment Amount, by wire transfer in immediately available funds to an account or accounts specified in writing by the Company to the Investors not less than two (2) Business Days prior to the Closing and the Company shall deliver to each Investor certificates evidencing such Investor’s Investor Percentage of the Closing-Issued Shares, registered in the name of such Investor;

(ii) deposit such Investor’s Investor Percentage of the Escrowed Series A Purchase Price with the Escrow Agent pursuant to an escrow agreement in substantially the form of Exhibit K attached hereto (the “Escrow Agreement”). The funds held by the Escrow Agent pursuant to the Escrow Agreement (collectively, the “Escrow Funds”) shall be disbursed in accordance with Section 4.2(f); and

(iii) pay to the Company such Investor’s Investor Percentage of the Initial Bridge Principal Amount, by wire transfer in immediately available funds to an account or accounts specified in writing by the Company to the Investors not less than two (2) Business Days prior to the Closing and the Company shall deliver to each Investor a Bridge Note issued in the name of such Investor, in a principal amount equal to the portion of the Initial Bridge Principal Amount purchased by such Investor.

(c) Within five (5) Business Days following the Closing Date, the Company shall cause to be prepared and delivered to the Investors a statement of the Consolidated Cash, Consolidated Indebtedness, Excess Debt Costs, Shared Incremental Interest Costs, Total Common Shares Outstanding and Company Transaction Expenses as of immediately following the Closing (and after giving pro forma effect thereto), together with a reasonably detailed calculation thereof (the “Closing Statement”), certified by the chief financial officer of the Company.

(d) Upon delivery of the Closing Statement, the Company will provide the Investors and their advisors with access to the records and employees and representatives of the Company and its Subsidiaries, to the extent related to the Investors’ evaluation of the Closing Statement. The Investors shall have the right to review the Closing Statement and comment thereon and object thereto for a period of five (5) Business Days following the receipt of the Closing Statement, and the Company and the Investors shall endeavor in good faith to resolve any disagreement with respect to the determination of the Closing Statement for three (3) Business Days thereafter (the “Negotiation Period”). Any changes in the Closing Statement that are agreed to by the Company and the Investors shall be incorporated into the final closing statement of the Company and its Subsidiaries. In the event that the parties fail to agree on the Closing Statement or any element relevant thereto upon completion of the Negotiation Period, each of the Company, on the one hand, and the Investors, on the other hand, shall prepare separate written reports setting forth in detail the particulars of such disagreement and refer such reports to an independent accounting firm of recognized national standing, as may be mutually selected by the Company and the Investors (the “Auditor”), within two (2) Business Days after the Negotiation Period. The Auditor shall determine as promptly as practicable, but in any event within fifteen (15) days of the date on which such dispute is referred to the Auditor, whether the Closing Statement was prepared accurately and in accordance with the standards required hereby and (only with respect to the remaining disagreements submitted to the Auditor) whether and to what extent (if any) the Closing Statement requires adjustment. The fees, costs, and expenses of the Auditor shall be borne by the Company and the determination of the Auditor shall be final, conclusive and binding on the parties. Promptly following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the amounts set forth in the Closing Statement), the Closing Statement shall be updated to reflect all resolved items.

The final Closing Statement as determined in accordance with this Section shall be referred to hereinafter as the “Final Closing Statement.” The date on which the Final Closing Statement is determined in accordance with this Section is hereinafter referred to as the “Determination Date.” The amounts of Consolidated Cash, Consolidated Indebtedness, Excess Debt Costs, Shared Incremental Interest Costs, Total Common Shares Outstanding and Company Transaction Expenses finally determined in accordance with this Section 4.2 are hereinafter referred to as the “Final Closing Cash,” “Final Closing Indebtedness,” “Final Shared Incremental Interest Costs,” “Final Excess Debt Costs,” “Final Total Common Shares Outstanding” and “Final Company Transaction Expenses,” respectively. For purposes hereof, (a) the “Final Common Equity Value” means an amount equal to (i) Enterprise Value, plus (ii) Final Closing Cash, plus (iii) Final Shared Incremental Interest Costs minus (iv) Final Closing Indebtedness, minus (v) Final Company Transaction Expenses, minus (vi) Final Excess Debt Costs, minus (vii) minority interest reflected on the Company’s monthly balance sheet most recently available prior to the Closing Date minus (viii) the Series A Equity Value Increase, and (b) the “Final Per Share Purchase Price” means an amount equal to the quotient of (i) the Final Common Equity Value over (ii) the Final Total Common Shares Outstanding.

(e) Within five (5) Business Days following the Determination Date, the Company shall amend the terms of the Tender Offer such that the expiration of the Tender Offer shall occur no later than twenty-five (25) Business Days after the Determination Date, and shall take such actions as may be necessary so that the Tender Offer will be consummated, and Common Shares accepted for payment in connection therewith, on a date no later than twenty-five (25) Business Days after the Determination Date (assuming the concurrent release of the Escrow Funds as provided in Section 4.2(f) hereof).

(f) Promptly following the acceptance for payment of Common Shares in the Tender Offer:

(i) if shareholders have properly tendered shares equal to or in excess of the maximum number of shares that can be purchased in the Tender Offer, subject to Section 4.2(f)(v), the Company and Onex shall jointly instruct the Escrow Agent in writing to release the full amount of Escrow Funds to the Company.

(ii) If no shareholders of the Company have opted to participate in the Tender Offer, the Company and Onex shall jointly instruct the Escrow Agent in writing to return the full amount of Escrow Funds to the Investors, apportioned among the Investors in the same proportions as paid by each of the Investors pursuant to Section 4.2(b)(ii).

(iii) In all other cases, subject to Section 4.2(f)(v), the Company and Onex shall jointly instruct the Escrow Agent in writing to release (1) Escrow Funds to the Company in an amount equal to the amount by which the Company’s payment obligations in respect of the acceptance of Common Shares in the Tender Offer exceeds $25 million, and (2) the remaining amount of the Escrow Funds to the Investors, apportioned among the Investors in the same proportions as paid by each of the Investors pursuant to Section 4.2(b)(ii).

(iv) Notwithstanding anything herein to the contrary, any release or payment of Escrow Funds by the Escrow Agent pursuant to Section 4.2(f)(i) or Section 4.2(f)(iii) shall be conditioned on (A) the verification by the Investors of the amounts and documentation of the Tender Offer, and (B) the concurrent issuance of all shares of Series A Preferred Stock by the Company required pursuant to this Section 4.2.

The Escrow Agreement shall provide that the Escrow Agent shall release the Escrow Funds in accordance with the provisions of this Section 4.2(f).

(v) If the Series A Preferred Share Amount exceeds the amount of Closing-Issued Shares (the amount of such excess, the “Shortfall Shares”), promptly following the acceptance for payment of Common Shares in the Tender Offer the Company shall issue to the Investors, in accordance with their respective Investor Percentages, an amount of Shares equal to the Shortfall Shares. If the amount of Closing-Issued Shares exceeds the Series A Preferred Share Amount (the amount of such excess, the “Over-allotted Shares”), promptly following the Tender Offer the applicable Investors shall return to the Company for cancellation the Over-allotted Shares (pro-rata for each Investor, based on such Investor’s Investor Percentage). Any Shortfall Shares shall be deemed to have been issued and held by the applicable Investors for all purposes as of the Closing Date and all Over-allotted Shares shall be deemed cancelled for all purposes as of the Closing Date.

(g) The obligations of Onex under this Agreement with respect to the other Investors shall be joint and several. The obligations of the Investors (other than Onex) under this Agreement shall be several and not joint.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise set forth in writing in appropriately corresponding sections of the Company Disclosure Schedule, the Company hereby represents and warrants to Investor:

5.1 Organization and Good Standing. The Company and each of its Subsidiaries are duly organized, validly existing and in good standing (if applicable) under the Laws of their respective jurisdictions of incorporation, formation or organization, as applicable, and have all necessary corporate, limited liability company or other power and authority, as the case may be, to carry on their business as presently conducted and to own and lease their respective assets and properties. The Company and each of its Subsidiaries are duly licensed or qualified to do business as a foreign corporation and are in good standing (if applicable) in each jurisdiction in which their respective ownership, or leasing of assets or properties, or the nature of their activities requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have made available to Investor correct and complete copies of the certificate of incorporation and bylaws (or other applicable organizational documents) for the Company and each of its Subsidiaries, as amended to date.

5.2 Power and Authorization; Enforceability.

(a) The Company has all requisite right, power, and authority to execute and deliver this Agreement and the other Transaction Documents to which it is, or is specified to be, a party (collectively, the “Company Transaction Documents”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement and each other Company Transaction Document, other than the Final Articles, for which shareholder approval has not yet been obtained. The Company has duly executed and delivered this Agreement and, at or prior to the Closing, will have duly executed and delivered each other Company Transaction Document.

(b) This Agreement is, and each other Company Transaction Document, when duly executed and delivered at Closing by the Company, will be, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability of such obligations may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief.

5.3 No Conflicts.

(a) Neither the execution, delivery or performance of this Agreement and the other Company Transaction Documents nor the consummation of the transactions contemplated hereby or thereby (with or without the passage of time or the giving of notice, or both) will:

(i) contravene, conflict with or result in a violation of (A) the certificate or articles of incorporation or bylaws (or other organizational documents) of the Company or any of its Subsidiaries or (B) any (1) Judgments or (2) Laws, in each case, binding upon or applicable to the Company or any of its Subsidiaries or by which they or any of their respective properties or assets are bound except in the case of clause (B) for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Impact;

(ii) contravene, conflict with, result in a violation or breach of, constitute a default under, result in the modification, termination, acceleration or cancellation of, or give a right to modify, terminate, accelerate or cancel under, any of the terms or conditions of any Material Contract to which the Company is a party or by which it or any of its properties or assets are bound, any collective bargaining or other labor union agreement required to be set forth in Section 5.15 of the Company Disclosure Schedule or any Employee Benefit Plan;

(iii) result in the creation or imposition of any Encumbrance upon any of the assets of the Company or any of its Core Subsidiaries, other than Permitted Encumbrances; or

(iv) cause a loss or adverse modification of any Governmental Authorization required to be set forth in Section 5.12 of the Company Disclosure Schedule.

(b) Except for the filing of the Amended and Restated Articles with the Secretary of State of the state of Oregon, Section 5.3(b) of the Company Disclosure Schedule contains a complete and accurate list of each material Consent, registration, notification, filing or declaration of or with, any Governmental Body required to be given or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the other Company Transaction Documents, other than competition filings.

5.4 Capitalization.

(a) The authorized, issued and outstanding capital stock and other equity securities of the Company as of the date of this Agreement are fully and accurately set forth in Section 5.4(a) of the Company Disclosure Schedule. The Company has not granted any preemptive rights, rights of first offer or refusal, redemption or repurchase rights or other similar rights with respect to any of such capital stock or other equity securities of the Company and there are no offers, options, warrants, rights, agreements or commitments of any kind granted by the Company relating to the issuance, conversion, registration, voting, sale or transfer of capital stock or any other equity securities of the Company or obligating the Company to purchase or redeem any of such capital stock or other equity securities. The Common Shares and the Company Options constitute all of the issued and outstanding shares of capital stock or other equity interests of the Company, and all of such shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Immediately after giving effect to the Closing, but without giving effect to the Tender Offer, the authorized, issued and outstanding capital stock and other equity securities of the Company will be as set forth in Section 5.4(a) of the Company Disclosure Schedule as “Post Closing Capitalization,” subject to variances resulting from the Company making (i) required redemptions from the ESOP or its distributees after the date of this Agreement, and (ii) redemptions set forth in Section 5.4(a) of the Company Disclosure Schedule.

(b) All the outstanding capital stock and other equity securities of each of the Company’s Subsidiaries are owned of record or beneficially by the Company or one or more of its Subsidiaries. Neither the Company nor any of its Subsidiaries has granted any preemptive rights, rights of first offer or refusal, redemption or repurchase rights or other similar rights with respect to any of such capital stock or other equity securities of any of the Company’s Subsidiaries, and there are no offers, options, warrants, rights, agreements or commitments of any kind granted by any of the Company’s Subsidiaries relating to the issuance, conversion, registration, voting, sale or transfer of capital stock or any other equity securities of any of the Company’s Subsidiaries or obligating the Company or any of its Subsidiaries to purchase or redeem any of such capital stock or other equity securities. All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Except as set forth on Section 5.4(b) of the Company Disclosure Schedule, neither the Company nor the Company’s Subsidiaries holds, directly or indirectly, any equity interest in any other Person (other than another Subsidiary of the Company). No equity securities of any Core Subsidiary are owned, directly or indirectly by, or are subject to any contractual or other right of, any Subsidiary of the Company that is not a Core Subsidiary.

5.5 Compliance with Laws. The business of the Company and each of its Subsidiaries, taken as a whole, currently is being, and for the past three (3) years has been, conducted in compliance with all applicable Laws and Governmental Authorizations, except to the extent any noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Impact. Neither the Company nor any of its Core Subsidiaries has received any written notice since January 1, 2010, order or other written communication from any Governmental Body of any alleged, actual or potential liability or violation of or failure to comply with any applicable Laws that could have had a Material Impact.

5.6 Litigation. Except for ordinary course of business product warranty claims and workers compensation claims, there are no claims, actions, investigations, suits or proceedings (each, a “Proceeding”) currently pending or, to the Knowledge of the Company, threatened which involve or affect the Company or any of its Subsidiaries, their businesses or assets which would reasonably be expected to have, individually or in the aggregate, a Material Impact. There are no unsatisfied Judgments against or adversely affecting the Company or any of its Subsidiaries or any of their respective businesses, properties or assets. There is no Proceeding pending, or to the Knowledge of the Company, threatened against the Company or any of its Core Subsidiaries seeking to prevent or delay the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. There is no Proceeding currently pending, or, to the Knowledge of the Company, threatened, with respect to (x) any claim of property damage (other than customer claims made in connection with product warranty matters), personal injury or death, or any claim for injunctive relief in connection with any product manufactured or sold by the Company or any of its Subsidiaries, (y) any claim of unlawful employment discrimination by the Company or its Subsidiaries or (z) remediation of, or injury resulting from, Hazardous Materials.

5.7 Financial Statements; Undisclosed Liabilities.

(a) Financial Statements. Section 5.7(a) of the Company Disclosure Schedule includes: (i) the audited consolidated balance sheets of JELD-WEN, inc. and its Subsidiaries as of December 31, 2010 (including the notes thereto, if any), and the related audited consolidated statements of income, shareholders’ equity and cash flows for the fiscal year then ended, together with the report thereon of PriceWaterhouseCoopers LLP (the “JELD-WEN, inc. Audited Financial Statements”); (ii) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2010 (including the notes thereto, if any), and the related audited consolidated statements of income, shareholders’ equity and cash flows for the fiscal year then ended, together with the unqualified report thereon of PriceWaterhouseCoopers LLP (the “Company Audited Financial Statements”); (iii) the unaudited financial statements of JELD-WEN, inc. and its Subsidiaries reviewed by PriceWaterhouseCoopers LLP for the three month period ending March 31, 2011 (the “JELD-WEN, inc. Q1 Unaudited Financial

Statements”); (iv) the unaudited financial statements of the Company and its Subsidiaries (not reviewed by PriceWaterhouseCoopers LLP) for the three month period ending March 31, 2011 (the “Unreviewed Company Q1 Unaudited Financial Statements”); and (v) monthly financial statements of the Company and its Subsidiaries as prepared by the Company’s management for its internal purposes for April 2011 through June 2011 (the “Monthly Financial Statements,” and together with the JELD-WEN, inc. Audited Financial Statements, the Company Audited Financial Statements, the JELD-WEN, inc. Q1 Unaudited Financial Statements and the Unreviewed Company Q1 Unaudited Financial Statements, the “Financial Statements”). The Financial Statements (including the notes thereto, if any) fairly present the consolidated financial condition, cash flows and results of operations of JELD-WEN, inc. and its Subsidiaries, or the Company and its Subsidiaries, as applicable, as at the date thereof and for the period therein referred to, present the Non-Core Subsidiaries as discontinued operations and have been prepared in accordance with GAAP, consistently applied, subject in the case of the Monthly Financial Statements to the absence of footnote disclosure and statements of cash flow, and presentation in a non-GAAP format.

(b) All financial statements delivered to the Investors pursuant to Section 7.4 will fairly present the consolidated financial condition, cash flows and results of operations of JELD-WEN, inc. and its Subsidiaries, or the Company and its Subsidiaries, as applicable, as at the date thereof and for the period therein referred to, present the Non-Core Subsidiaries as discontinued operations and be prepared in accordance with GAAP, consistently applied, subject in the case of the quarterly and monthly financial statements to the absence of footnote disclosure and presentation in a non-GAAP format, and subject in the case of monthly financial statements to the absence of statements of cash flow.

(c) Undisclosed Liabilities.

(i) Neither the Company nor any of its Subsidiaries has any liability of any nature required to be reflected in, reserved against or otherwise disclosed as a liability on a balance sheet, or the notes thereto, in accordance with GAAP other than: (i) liabilities reflected on, reserved against or otherwise described in the most recent balance sheet and notes thereto contained in the Financial Statements (the “Interim Balance Sheet”); and (ii) liabilities and obligations which have arisen since the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice.

(ii) Section 5.7(c) of the Company Disclosure Schedule sets forth a list of all Contracts, arrangements, Judgments or other circumstances under or pursuant to which the Company or any Core Subsidiary have any Liability relating to Suncadia LLC, Suncadia LLC’s Subsidiaries or Affiliates or any properties, developments or investments associated therewith.

(d) As of the date hereof, there are no Company Guarantees.

5.8 Absence of Certain Changes and Events. Since the date of the Company Audited Financial Statements, the Company and each of its Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice and, except as expressly contemplated by this Agreement or any other Transaction Document, there has not been any:

(a) change, event, condition, occurrence, contingency or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

(b) amendment to the organizational documents of the Company or any of its Subsidiaries;

(c) change in the Company’s or any of its Subsidiaries authorized or issued capital stock; any declaration, setting aside or payment of any dividends or other distributions or payments in respect of any shares of capital stock of the Company or any of its Subsidiaries (other than distributions or payments to the Company or one of its Wholly-Owned Core Subsidiaries), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any of such shares of capital stock or other securities of the Company or any of its Subsidiaries, except for repurchases from the ESOP and its distributees, and repurchases permitted set forth on Section 5.8(c) of the Company Disclosure Schedule;

(d) capital contributions (other than capital contributions consisting solely of Non-Core Assets) or loans made by the Company and/or any Core Subsidiary to any Non-Core Subsidiary, or entry into any agreement between the Company and/or any Core Subsidiary, on the one hand, and any Non-Core Subsidiar(ies), on the other hand, other than loans as part of the routine cash management of the Company and its Subsidiaries in the ordinary course of business consistent with past practice;

(e) change in the independent accountants of the Company or any of its Subsidiaries or any material change in the accounting methods, principles or practices followed by the Company or any of its Subsidiaries (except for any such change required by reason of a concurrent change in GAAP);

(f) (i) adoption, material amendment or material modification of an Employee Benefit Plan (or any material amendment to any such existing plan), (ii) grant of severance or termination pay to any director or executive officer of the Company or any of its Core Subsidiaries, (iii) increase in the compensation or salary of, benefits payable or to become payable to, or payment of any bonus to, any employee (but excluding directors and executive officers) of the Company or any of its Core Subsidiaries other than in the ordinary course of business consistent with past practice, or (iv) change with respect to the compensation or other benefits payable to or to become payable to, or payment of any bonus to, any director or executive officer of the Company or any of its Core Subsidiaries;

(g) sale, assignment, transfer, hypothecation, conveyance, lease, license, or other disposition of any asset or property of the Company or any of its Subsidiaries, except (i) in the ordinary course of business consistent with past practice or (ii) Permitted Non-Core Asset Sales, or mortgage, pledge, or imposition of any Encumbrance on any asset or property of the Company or any of its Subsidiaries, except for (x) Permitted Encumbrances, (y) liens granted in the transactions contemplated by the Refinancing, and (z) in the ordinary course of business consistent with past practice;

(h) failure to pay within 30 days of their due date any liabilities arising out of the operations of the businesses of the Company and each of its Subsidiaries, except with respect to any such liabilities being contested in good faith by the Company or any of its Subsidiaries;

(i) entry into, termination of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement to which the Company or any of its Core Subsidiaries is a party or (ii) any Contract or transaction entered other than in the ordinary course of business consistent with past practice involving a total remaining commitment by or to the Company or any of its Core Subsidiaries of at least $1,000,000 or involving total payments by a Non-Core Subsidiary in excess of $5,000,000; or

(j) agreement by the Company or any of its Subsidiaries (or only Core Subsidiaries, as applicable) with respect to any of the foregoing.

5.9 Real Property.

(a) The Company and its Core Subsidiaries, as applicable, own in fee the material real property listed on Section 5.9 of the Company Disclosure Schedule under the heading “Owned Real Properties” and have valid leasehold estates in the material real property listed on Section 5.9 of the Company Disclosure Schedule under the heading “Leased Real Properties” (the Leased Real Properties together with the Owned Real Properties, the “Real Property”). The Company and each of its Core Subsidiaries, as applicable, have fee simple title to, or valid leasehold estates in, all of their respective Real Property free and clear of all Encumbrances other than Permitted Encumbrances.

(b) The Subsidiaries of the Company which are not Core Subsidiaries have fee simple title to all real property they purport to own.

(c) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the Knowledge of the Company, threatened against any Real Property valued at greater than $400,000.

(d) Except to the extent that it would not reasonably be expected to have, individually or in the aggregate, a Material Impact, all of the Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and there are no facts which would prevent the Real Property from being occupied and used after the Closing Date in the same manner as before.

(e) To the Knowledge of the Company, all improvements on the Real Property are sufficient for the operation of the Company’s business as currently conducted.

5.10 Material Contracts.

(a) Section 5.10(a) of the Company Disclosure Schedule sets forth a true and complete list of all Contracts to which the Company or any of its Core Subsidiaries (unless otherwise indicated) is a party or pursuant to which any of their respective material properties or assets is bound in each of the categories set forth below (collectively with the collective bargaining or other labor union agreements required to be set forth in Section 5.15 of the Company Disclosure Schedule, the “Material Contracts”), copies of which have been made available to Investor:

(i) any Contract relating to indebtedness for borrowed money of the Company or any of its Subsidiaries (other than intercompany indebtedness created as part of the routine cash management of the Company and its Subsidiaries in the ordinary course of business consistent with past practice) or any Contract under which the Company or any of its Subsidiaries guaranteed the indebtedness for borrowed money of any other person, in each case in excess of $500,000, or any Contract relating to the issuance of letters of credit;

(ii) any Contract entered into since January 1, 2001 with any remaining Liability of the Company or its Subsidiaries providing for (A) the sale, assignment, lease, license or other disposition of any asset or group of assets of the Company or any of its Subsidiaries with a value in excess of $1,000,000, except for sales of inventory in the ordinary course of business consistent with past practice, sales of obsolete assets and Permitted Non-Core Asset Sales or (B) the acquisition of any business, equity interests or material assets or any merger, consolidation or other business combination, other than such transactions between or among only the Core Subsidiaries and/or the Company, or such transactions between or among only the Non-Core Subsidiaries;

(iii) any Contract granting an Encumbrance upon any material asset of the Company or any of its Core Subsidiaries, other than Permitted Encumbrances and those which would not reasonably be expected, individually or in the aggregate, to result in a Material Impact;

(iv) any partnership, limited liability company or joint venture agreement in which the Company or any of its Core Subsidiaries participates as a partner, member or joint venturer;

(v) any lease relating to the Leased Real Properties providing for annual payments in excess of $400,000;

(vi) any sales agency, sales representation, distributorship, broker or franchise Contract that requires payment by the Company or any of its Core Subsidiaries in excess of $500,000 per annum or $2,500,000 over its remaining term;

(vii) any Contract granting rights in material Intellectual Property to or from the Company or any of its Core Subsidiaries with payments over their term in excess of $100,000 (other than non-exclusive licenses of generally commercially available “off the shelf” software requiring annual fees of less than $250,000 and contracts between the Company and its Core Subsidiaries or among Core Subsidiaries of the Company);

(viii) powers of attorney or other similar agreements or grants of agency authority given other than in the ordinary course of business;

(ix) any Contract imposing any of the following: (A) a restriction on the right or ability of the Company or its Core Subsidiaries to engage in any line of business, do business in any geographic region or solicit any customers for its business, other than de minimis restrictions unrelated to windows and doors, (B) a restriction on the right of the Company or its Core Subsidiaries to manufacture, research, develop or commercialize any products, other than de minimis restrictions unrelated to windows and doors, (C) a restriction on the right of the Company or its Core Subsidiaries to compete with any other Person, or (D) a material restriction on the right of the Company or its Core Subsidiaries to transact any particular business (including, without limitation, terms as to preferred pricing, preferred supply or most-favored nations status);

(x) any material purchase, sale, supply or other Contract (other than purchase orders and invoices entered into in the ordinary course of business and which do not involve purchases or a series of purchases over a period exceeding one year) with any of the ten largest customers and ten largest suppliers of the Company, for each of North America, Europe and Australia, for the calendar year ended December 31, 2010;

(xi) any Contract with an unaffiliated third party (other than ordinary course purchase orders and invoices and Contracts otherwise disclosed on Schedule 5.10) that (i) requires payment by the Company or any of its Core Subsidiaries in excess of $1,000,000 per annum or in which $5,000,000 in the aggregate remains to be paid by the Company or any of its Core Subsidiaries under such Contract, or (ii) provides for the Company or any of its Core Subsidiaries to receive any payments in excess of, or any property with a fair market value in excess of, $1,000,000 per annum or in which $5,000,000 in the aggregate remains payable to Company or any of its Core Subsidiaries under such Contract;

(xii) any Contract for the disposal of Hazardous Materials, other than garbage removal Contracts;

(xiii) any Contract entered since January 1, 2000 under which the Company or any of its Core Subsidiaries has any Liabilities relating to the Non-Core Assets or the disposition thereof which could reasonably be expected to result in a Material Impact; and

(xiv) any Contract entered since January 1, 2000 under which the Company or any of its Core Subsidiaries has any Liabilities relating to any Former Non-Core Business, the assets used in such Former Non-Core Business or the disposition thereof which could reasonably be expected to result in a Material Impact.

(b) Each Material Contract is in full force and effect and is valid, binding and enforceable against the Company or any of its Subsidiaries party thereto, except in each case as enforceability of such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief. Neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, the other parties thereto is currently in violation in any material respect of any of the terms or conditions of, or in material breach or default under, any Material Contract.

5.11 Insurance. Section 5.11 of the Company Disclosure Schedule contains a true and complete list of each material insurance policy owned by, or maintained for the benefit of, the Company or any of its Subsidiaries, other than title insurance policies (the “Insurance Policies”). The Insurance Policies are in full force and effect in all material respects as of the date of this Agreement, which policies the Company shall maintain in full force and effect in all material respects, or shall be renewed or replaced in the ordinary course of business, if expiring by their terms, during the period from the date of this Agreement through the Closing Date. Neither the Company nor any of its Subsidiaries is in material default under any such insurance policy. All premiums due have been paid on such insurance policies, and neither the Company nor any of its Subsidiaries has received any written notice of cancellation, termination or non-renewal of any such insurance policy or written notice with respect to any refusal of coverage thereunder.

5.12 Permits. The Company and its Subsidiaries, as applicable, hold all material Governmental Authorizations required for the lawful operation of the business of the Company and each of its Subsidiaries as currently conducted, and Section 5.12 of the Company Disclosure Schedule sets forth a list of all such Governmental Authorizations for the Company and its Core Subsidiaries. Each material Governmental Authorization set forth in Section 5.12 of the Company Disclosure Schedule is valid and in full force and effect without any default or violation thereunder in any material respect by the Company, any of its Core Subsidiaries or, to the Knowledge of the Company, by any other party thereto. No Proceeding is pending or, to the Knowledge of the Company, threatened by any Governmental Body to revoke or deny the renewal of any material Governmental Authorization of the Company or any of its Core Subsidiaries, and since December 31, 2009, neither the Company nor any of its Core Subsidiaries have been notified in writing that any material Governmental Authorization may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated by this Agreement or any other Transaction Document, any such material Governmental Authorization may not be granted or renewed.

5.13 Title to Assets. The Company or its applicable Subsidiary has good and marketable title to, or a valid leasehold interest in, the personal property used in the conduct of the Company’s and such Subsidiary’s business, reflected on the Company Audited Financial Statements or acquired since the date thereof, free and clear of all Encumbrances (except Permitted Encumbrances), except assets disposed of in the ordinary course of business consistent with past practice since December 31, 2010 and any Non-Core Assets that have been disposed of prior to the date hereof as set forth on Section 5.13 of the Company Disclosure Schedule. The personal property owned or used by the Company is sufficient to allow the operation of its business in all material respects as presently conducted, and is suitable in all material respects for the purposes for which it is presently used. All material personal property used in the conduct of the Company’s and its Core Subsidiaries’ business is sufficient for the operation of the Company’s business as currently conducted.

5.14 Intellectual Property.

(a) Section 5.14(a) of the Company Disclosure Schedule sets forth as of the date hereof, (i) all pending applications to register in the United States and all unexpired registrations of all patents, trademarks, service marks, trade dress and copyrights in the United States owned by the Company or any of its Core Subsidiaries and (ii) all material license agreements relating to Intellectual Property to which the Company or any of its Core Subsidiaries is a party, in each case to the extent such applications, registrations or agreements are material to the continued operation of the Company’s business as currently conducted.

(b) To the Knowledge of the Company, the Intellectual Property of the Company and its Core Subsidiaries is not being materially infringed by any third party.

(c) To the Knowledge of the Company, the Company and each of its Subsidiaries own or have valid licenses to use, free and clear of Encumbrances (except Permitted Encumbrances), all material Intellectual Property used by them or necessary for the operation of their respective businesses as currently conducted. Neither the Company nor any of its Core Subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in default) under any license it has to use Intellectual Property.

(d) To the Knowledge of the Company, the operation of the business of the Company and each of its Subsidiaries as currently conducted does not infringe any third-party rights in Intellectual Property.

(e) No Proceedings are currently pending or, to the Knowledge of the Company, threatened in writing that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any third-party Intellectual Property.

5.15 Labor Matters. (a) Except for works council or other similar labor agreements in Europe, the five largest of which by number of employees are listed on Schedule 5.15(a), there are no collective bargaining or other labor union agreements currently in existence or being negotiated by the Company or any of its Core Subsidiaries to which the Company or any of its Core Subsidiaries is or may become a party or, to the Knowledge of the Company, by which any of them is or may become bound, (b) no labor organization has been certified or recognized as the representative of any employees of the Company or any of its Core Subsidiaries, (c) since

January 1, 2007, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any employee strikes, material work stoppages, material slowdowns or lockouts, (d) there are no unfair labor practice charges or complaints pending or, to the Company’s Knowledge, threatened against the Company or any of its Core Subsidiaries with respect to employees of the Company or any of its Core Subsidiaries and (e) no charge or complaint has been made during the last three (3) years, nor is such a charge or complaint pending, against the Company or any of its Core Subsidiaries before the Equal Employment Opportunity Commission or other Governmental Body responsible for the prevention of unlawful employment practices. Since January 1, 2007, the Company has not effectuated (i) a “plant closing” as defined in the WARN Act (or any similar state, local or foreign law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or (ii) a “mass layoff” as defined in the WARN Act (or any similar state, local or foreign law) affecting any site of employment or facility of the Company. The Company and its Subsidiaries have established and follow procedures that are reasonably designed to avoid hiring individuals to work in the United States of America or any foreign jurisdiction who are not authorized to work in the United States of America or such foreign jurisdiction and which comply in all material respects with applicable requirements of Law relating to such individuals. None of the Company or any of its Subsidiaries knowingly hires individuals unauthorized to work, or maintain or currently has on its payroll employees that it knows are not authorized to work, in the United States of America or the foreign jurisdiction in which they work. None of the Company or any of its Subsidiaries engages through subcontracts to work in the United States of America or any foreign jurisdiction the services of individuals it knows are not authorized to work in the United States of America or such foreign jurisdiction. To the Knowledge of the Company, there is no pending audit of its I-9 Employment Verification Forms at any of its locations and none of the Company or any of its Subsidiaries has been advised in writing by any Governmental Body of an intention to audit any of its locations. The employment practices of the Company and its Subsidiaries comply with applicable Law in all material respects in all jurisdictions in which any of the Company or its Subsidiaries have employees other than to the extent such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Impact.

5.16 Employee Benefits.

(a) Section 5.16(a) of the Company Disclosure Schedule contains a list of (i) all bonus, pension, profit sharing, deferred compensation, incentive compensation, stock option, phantom stock, restricted stock, stock appreciation right, retirement, vacation, employment, severance, disability, death benefit, hospitalization or medical or any other material “employee benefit plan,” as defined in Section 3.3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained in the United States of America, and (ii) any plan maintained in a foreign jurisdiction providing for post-termination obligations on the part of the Company or any of its Core Subsidiaries, in each case maintained by, or contributed to by, the Company or any of its Subsidiaries providing benefits or compensation to any current or former employee, officer or director of the Company or any of its Core Subsidiaries, or with respect to which the Company or any of its Core Subsidiaries has any obligation or liability, but excluding arrangements required by Law (the plans so listed, collectively, “Employee Benefit Plans”). No plans of the type described in clause (i) which are maintained in a foreign jurisdiction have been amended since January 1, 2010 in a manner which materially increases the payment obligations of the Company or any of its Core Subsidiaries thereunder.

(b) True, complete and correct copies have been made available to Investor of, (i) all documents constituting such Employee Benefit Plans, (ii) the most recent annual report on Form 5500 and accompanying schedules filed with the Internal Revenue Service (the “IRS”) with respect to each Employee Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Employee Benefit Plan for which such summary plan description is required (and any summary of material modifications thereto), (iv) the most recent certified financial statement for each Employee Benefit Plan for which such a statement is required, and (v) for each Employee Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code, the most recent IRS determination letter issued with respect to such Employee Benefit Plan.

(c) Except as set forth on Schedule 5.16(c), no Employee Benefit Plan is (i) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (ii) subject to Title IV of ERISA, or (iii) subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA. The actuarial present value of all vested and nonvested benefits under each Employee Benefit Plan that is subject to Title IV of ERISA does not exceed the fair market value of the assets of such Employee Benefit Plan as of the most recent valuation date for such plan (calculated in accordance with the assumptions used in such valuation) by more than $150,000,000.

(d) No Employee Benefit Plan provides, or reflects or represents any liability to provide, any benefits (including, without limitation, death, medical or other non-pension benefits), whether or not insured, with respect to any former or current employee, or any spouse or dependent of any such employee, beyond the employee’s retirement or other termination of employment with the Company and its Subsidiaries other than (i) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) retirement or death benefits under any plan intended to be qualified under Section 401(a) of the Code, (iii) disability benefits that have been fully provided for by insurance under an Employee Benefit Plan that constitutes an “employee welfare benefit plan” within the meaning of Section (3)(1) of ERISA, or (iv) deferred compensation or benefits in the nature of severance pay with respect to one or more of the plans or employment contracts set forth on Section 5.16(a) of the Company Disclosure Schedule.

(e) The execution and delivery by the Company of this Agreement does not, the execution and delivery of any other Transaction Documents to which the Company is a party will not, and the consummation of the Transaction and compliance with the terms hereof and thereof will not, either alone or in conjunction with any other event (other than any event that independently triggers the results in the following clauses (i) - (ii) of this Section 5.16(e)), (i) entitle any current employee, officer or director of the Company or any of its Subsidiaries to severance pay or any similar payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Benefit Plan, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a “parachute payment” within the meaning of Section 280G of the Code.

(f) No action, suit or claim (excluding claims for benefits incurred in the ordinary course) is pending or, to the Knowledge of the Company, threatened against or with respect to any Employee Benefit Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Body with respect to any Employee Benefit Plan.

(g) Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code either: (i) has obtained a currently effective favorable determination, advisory and/or opinion letter, as applicable, as to its qualified status (or the qualified status of the master or prototype form on which it is established) from the IRS covering the amendments to the Code effected by the Tax Reform Act of 1986 and all subsequent legislation for which the IRS will currently issue such a letter, and no amendment to such Employee Benefit Plan has been adopted since the date of such letter covering such Employee Benefit Plan that would reasonably be expected to adversely affect such favorable determination; or (ii) still has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination.

(h) Each Employee Benefit Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by all Laws applicable to such Employee Benefit Plan and the Company has complied in all respects with its obligations with respect to each such Employee Benefit Plan; all contributions, reserves or premium payments required to be made or accrued as of the Closing Date to the Employee Benefit Plans have been timely made or accrued; and no “Prohibited Transaction,” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Benefit Plan.

5.17 Environmental Matters.

(a) Except as would not reasonably be expected to result in the Company or any of its Subsidiaries incurring Environmental Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate:

(i) the operations of the Company and each of its Subsidiaries have been and are in compliance with Environmental Laws in all material respects, which compliance includes obtaining, maintaining and complying with any Environmental Permits;

(ii) no investigation by a Governmental Body or Proceeding relating to or arising under Environmental Laws is pending or, to the Knowledge of the Company, threatened, against or affecting the Company, any of its Subsidiaries or any real property currently or, to the Knowledge of the Company, formerly owned or operated by the Company, any of its Subsidiaries, or any of their respective predecessors for which any of them would be liable;

(iii) none of the Company, any of its Subsidiaries, or any of their respective predecessors for which any of them would be liable has received any written notice of or has entered into or assumed by Contract (including any settlement agreement, consent agreement or other similar agreement) or operation of Law or otherwise any obligation, liability, order, settlement, Judgment, injunction or decree that could reasonably be expected to result in the Company and any of its Subsidiaries incurring Environmental Liabilities;

(iv) none of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any of their respective predecessors for which any of them would be liable has received any request for information from a Governmental Body pursuant to CERCLA or any other Environmental Law, that could reasonably be expected to result in the Company or any of its Subsidiaries incurring Environmental Liabilities; and

(v) no facts, circumstances or conditions exist with respect to the Company, any of its Subsidiaries or any property currently or, with respect to the operations of the Company, any of its Subsidiaries or any predecessor for which any of them would be liable, formerly owned, operated or leased by the Company or any of its Subsidiaries or any predecessor for which any of them would be liable, or any property to or at which the Company or any of its Subsidiaries transported or arranged for the treatment or disposal of Hazardous Materials, that could reasonably be expected to result in the Company or any of its Subsidiaries incurring Environmental Liabilities.

(b) There are not now and, to the Knowledge of the Company, there have not been any regulated underground storage tanks and associated piping on or at Real Property owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to result in the Company or its Subsidiaries incurring Environmental Liabilities.

(c) There are no (i) landfills or surface impoundments, (ii) materials or equipment containing polychlorinated biphenyls at concentrations equal to or greater than 50 parts per million, or (iii) asbestos or asbestos-containing materials (meaning material containing greater than one percent asbestos by weight) in friable form, present on or at any real property owned or operated by the Company or any of its Subsidiaries that are in violation of any Environmental Laws.

(d) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, transported or arranged for the transportation, treatment or disposal of Hazardous Materials at any property or facility that is listed or, to the Knowledge of the Company, proposed for listing in the National Priorities List or any similar list compiled by a Governmental Body.

(e) None of the Company, any of its Subsidiaries or any Former Non-Core Business or any predecessor for which any of them would be liable has designed, manufactured, sold, marketed, installed, distributed or repaired products or other items containing asbestos.

(f) The Company and its Subsidiaries have made available to Investor copies of all material reports, studies, correspondence and documents relating to Environmental Liabilities and the compliance with Environmental Laws, in each case with respect to the Company and any of its Subsidiaries.

5.18 Tax Matters.

(a) The Company and each of its Subsidiaries have timely filed, or have caused to be timely filed on their behalf, all federal and other material Tax Returns required to be filed by them, and all such Tax Returns are true, complete and accurate in all material respects. The Company and each of its Subsidiaries have timely paid all Taxes for which they are liable other than to the extent the failure to timely pay individually or in the aggregate, would not reasonably be expected to result in a Material Impact.

(b) The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes from employees and other persons.

(c) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings) on the assets of the Company or any of its Subsidiaries.

(d) The Company was not a United States real property holding corporation as determined pursuant to Treasury Regulations Section 1.897-2(b)(2) as of December 31, 2010, the Company’s most recent determination date.

(e) Neither the Company nor any of its Subsidiaries has been the “distributing corporation” or the “controlled corporation” (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a transaction described in Section 355 of the Code within the three (3)-year period ending as of the date of this Agreement.

(f) Neither the Company nor any of its Subsidiaries (i) has been a member of any affiliated group filing a consolidated Tax Return (other than a group the common parent of which was the Company or any of its Subsidiaries) or of any affiliated, consolidated, combined, or unitary group, as defined under applicable state, local or foreign Law (other than a group the common parent of which was the Company or any of its Subsidiaries) or (ii) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law) or under any tax sharing agreement, tax indemnification agreement, or other similar agreement.

(g) No material written claim or deficiency for any Taxes has been asserted against the Company or any of its Subsidiaries which has not been resolved and/or paid in full.

(h) There are no material pending Tax audits or examinations of any Tax Returns of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver is material and still outstanding.

(i) Since December 31, 2008, neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction,” as set forth in Treasury Regulation Section 1.6011-4(b)(1).

(j) There are no jurisdictions, in which the Company or any of its Subsidiaries does not file Tax Returns, that have asserted any claim that the Company or any its Subsidiaries is obligated to so file.

(k) For purposes of this Agreement:

“Tax” or “Taxes” means (a) all U.S. federal, state, local, non-U.S. and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, social security, housing fund, payroll, employment, excise, severance, stamp, occupation, premium, property, asset, windfall profits, value added, customs, duties, escheat taxes, fees and other governmental charges imposed by any Governmental Body or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any amounts described in clause (a) above owed by another party for which a taxpayer is liable pursuant to any statute or regulation imposing joint or several liability to taxpayers filing consolidated, combined, unitary or other similar Tax Returns and (c) any amounts described in clauses (a) or (b) above for which a taxpayer is liable pursuant to a tax indemnification agreement, tax sharing agreement, tax allocation agreement or other similar agreement.

“Tax Return” means all Federal, state, local, provincial and foreign Tax returns, including any schedules and amendments thereto.

5.19 Products. There are no liabilities for product returns other than those arising in the ordinary course of the Company’s business. Since January 1, 2009, none of the products sold by the Company or any of its Core Subsidiaries have been the subject of a manufacturer’s product recall or post-sale warning of a material nature. There are no material pending or, to the Knowledge of the Company, threatened claims in writing for (a) product returns, (b) warranty obligations or (c) product services other than in the ordinary course of business which would not, individually or in the aggregate at March 31, 2011, result in costs, expenses or obligations to the Company and its Subsidiaries in excess of the Company’s reserves for returns, warranty obligations and product services as reflected in the Interim Balance Sheet.

5.20 Customers and Suppliers. Section 5.20 of the Company Disclosure Schedule sets forth the ten largest customers by revenue and the ten largest suppliers by expenditure of the Company and its Core Subsidiaries, for each of North America, Europe and Australia, for the calendar year ended December 31, 2010, and includes the net sales or purchases by the Company and its Core Subsidiaries attributable to each such customer or supplier for such period. No such customer has, since December 31, 2010, materially reduced purchases from the Company or any of its Core Subsidiaries, or cancelled, terminated or renegotiated the pricing terms of any Material Contract with the Company or threatened the Company or any of its Core Subsidiaries in writing of an intention to seek to do so. No such supplier or vendor has, since December 31, 2010, materially decreased or limited its services, supplies or materials to the Company or any of its Core Subsidiaries, or cancelled, terminated or otherwise renegotiated pricing terms of any Material Contract with the Company or notified or threatened the Company or any of its Core Subsidiaries in writing of an intention to seek to do so.

5.21 Inventory. The inventory of the Company and its Core Subsidiaries consists of items of a quantity and quality useable and/or saleable in the ordinary course of business, except for defective, damaged or obsolete items and items below standard quality, all of which (i) to the extent they were on hand on the date of the Interim Balance Sheet, have been written down to estimated realizable market value or (ii) to the extent they have been manufactured or acquired since the date of the Interim Balance Sheet or have been damaged or become obsolete since that date, do not constitute a material portion of the Inventory either in quantity or value. All inventory not written off has been valued at the lower of cost or net realizable value. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances and consistent with past practices of the Company.

5.22 Affiliate Transactions. No officer, director, securityholder or Affiliate of the Company or any of its Subsidiaries (or any Relative (as defined in the Amended and Restated Articles) of any such Person) is, or holds an interest in an entity that is, a party to any current agreement, contract, commitment or transaction with the Company or any of its Subsidiaries (except compensation paid to officers, directors and employees of the Company or any of its Subsidiaries in the ordinary course of business) or has any interest in any property or asset of the Company.

5.23 Books and Records. The books and records of the Company and each of its Subsidiaries, all of which have been made available to Investor, are accurate and complete in all material respects and reflect, in reasonable detail, the transactions, assets and liabilities of the Company and each of its Subsidiaries, as applicable.

5.24 Absence of Certain Payments. Neither the Company, nor any director, officer, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees, or to employees or other representatives of customers, suppliers or others with which the Company has a business relationship, from corporate funds, or established or maintained any unlawful or unrecorded funds.

5.25 Brokers. Except for Piper Jaffray, there is no investment banker, broker, finder or other intermediary entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements or agreements made by or on behalf the Company or any of its Subsidiaries.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Except as otherwise set forth in writing in appropriately corresponding sections of the Investor Disclosure Schedule, each Investor hereby represents and warrants to the Company:

6.1 Organization and Good Standing. Such Investor is a limited partnership or limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and has all necessary partnership power and authority and possesses all Governmental Authorizations necessary to enable it to carry on its business as presently conducted and to own and lease the assets and properties which it owns and leases.

6.2 Power and Authorization; Enforceability.

(a) Such Investor has all requisite right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is, or is specified to be, a party (collectively, the “Investor Transaction Documents”), to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby. All necessary action has been taken by such Investor to authorize the execution, delivery and performance by it of this Agreement and each other Investor Transaction Document. Such Investor has duly executed and delivered this Agreement and, at or prior to the Closing, will have duly executed and delivered each other Investor Transaction Document.

(b) This Agreement is, and each other Investor Transaction Document, when duly executed and delivered at or prior to the Closing by such Investor, will be, the legal, valid and binding obligation of such Investor, enforceable against such Investor, in accordance with its respective terms, except as enforceability of such obligations may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief.

6.3 No Brokers. There is no investment banker, broker, finder or other intermediary entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements or agreements made by or on behalf of such Investor or any of its Affiliates or subsidiaries.

6.4 Investment. Such Investor is acquiring Shares and Bridge Notes for its own account, for investment only, and not with a view to any resale or public distribution thereof. Such Investor shall not offer to sell or otherwise dispose of such Shares or Bridge Notes in violation of any Laws applicable to any such offer, sale or other disposition. Such Investor acknowledges that (a) such Shares and Bridge Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and the certificates for the Shares and the Bridge Notes shall bear a legend to that effect, (b) there is no public market for such Shares and Bridge Notes and there can be no assurance that a public market shall develop, and (c) it must bear the economic risk of its investment in such Shares and Bridge Notes for an indefinite period of time. As of the Closing, such Investor will be an “Accredited Investor” within the meaning of the Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act of 1933, as presently in effect.

6.5 Funding. Such Investor has, or as of the Closing will have, sufficient funds to perform its obligations under this Agreement.

ARTICLE VII.

CERTAIN COVENANTS OF THE PARTIES

7.1 General. Each of the parties hereto shall use its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transaction as promptly as reasonably practicable, including (a) satisfaction, unless waived by the party to whose benefit they would otherwise accrue, of the closing conditions set forth in Article VIII below, (b) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Transaction or the performance of the obligations of any party hereto in connection therewith, (c) obtaining, delivering or effecting any waivers, modifications, permits, consents, approvals, authorizations, qualifications, notices, registrations and filings as are required in connection with the consummation of the Transaction, and (d) the execution and delivery of such instruments and the taking of such other actions, including the furnishing to each other party hereto of assistance or information, as the other party hereto may reasonably require in order to carry out the intent of the Transaction.

7.2 Conduct of Business by the Company. From the date of the Agreement through the earlier of the termination pursuant to Article X of this Agreement and the Closing Date (the “Pre-Closing Period”), or as Onex may otherwise approve in writing or as otherwise expressly contemplated or required by this Agreement or the Transaction Documents, the Company shall, and shall cause its Subsidiaries to: (i) conduct its business in the ordinary course consistent with past practice; (ii) exercise commercially reasonable efforts to preserve the goodwill of the customers to the business and maintain its business relationships with lessors, licensors, suppliers, vendors, customers and employees; (iii) give, or cause to be given, to Onex and its Representatives during normal business hours, reasonable access to the personnel, properties, titles, contracts, books, records, files and documents of the Company and its Subsidiaries; (iv) maintain its books, accounts and records in the ordinary cause of business consistent with past practice; and (v) timely file all material Tax Returns and pay all Tax liabilities when due. Without in any way limiting any of the foregoing, except as set forth in Section 7.2 of the Company Disclosure Schedule or as otherwise expressly contemplated by the terms of the Transaction Documents and except as Onex may otherwise approve in writing or as otherwise expressly contemplated or required by this Agreement, the Company shall not, and shall cause each of its Subsidiaries not to:

(a) amend, or propose any amendment or change to its articles of incorporation, bylaws or other organizational documents, as applicable;

(b) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company’s or its Subsidiaries’ securities (other than distributions or payments to the Company or one of its Subsidiaries) or redeem, purchase or otherwise acquire any of the Company’s securities, except for any repurchases of stock (i) from the ESOP to the extent necessary to satisfy distributions that the ESOP is required to make under the Company’s plan or to the extent required by law from any ESOP distributees and (ii) repurchases that are set forth on Section 7.2(b) of the Company Disclosure Schedule;

(c) make any capital contribution (other than capital contributions consisting solely of Non-Core Assets) or loan to any Non-Core Subsidiary (except to the extent such capital contribution or loan is made from any Non-Core Subsidiary), or enter into any agreement between the Company and any Core Subsidiary, on the one hand, and any Non-Core Subsidiar(ies), on the other hand, other than loans as part of the routine cash management of the Company and its Subsidiaries in the ordinary course of business consistent with past practice;

(d) issue or sell any of its equity securities or any securities convertible into or exchangeable for any of its equity securities;

(e) acquire equity securities of or, except for purchases in the ordinary course of business, assets of any Person or otherwise make an investment in or a loan to any Person (except as provided in Section 7.2(h)(B) and except for intercompany loans among the Company and its Subsidiaries as part of the routine cash management of the Company and its Subsidiaries in the ordinary course of business consistent with past practice);

(f) be party to any sale, assignment, transfer, hypothecation, conveyance, lease or other disposition of any material asset or property of the Company or any of its Subsidiaries, or any merger, consolidation or other business combination (other than Permitted Non-Core Asset Sales);

(g) change the independent accountants of the Company or make any change in any method of accounting or accounting practice or policy other than as required by GAAP or applicable Law;

(h) increase the compensation or benefits payable or to become payable to, or grant any bonuses or salary increase to, any of its officers, directors, employees, agents or consultants, enter into or amend any employment, severance, consulting, termination or other agreement or Employee Benefit Plan, or make or amend any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise (in each case other than (A) general increases in compensation or benefits to employees (other than executive officers of the Company) that are made in the ordinary course of business consistent with past practice; (B) employee advances in the ordinary course of business consistent with past practice; (C) bonus payments in the ordinary course of business and consistent with past practice; (D) new hires for non-executive positions in the ordinary course of business consistent with past practice; (E) as required by applicable Law, or as reasonably necessary to comply with (and prevent the imputation of any tax, penalty or interest under) Section 409A of the Code; and (F) the issuance of the Stock Settled Stock Appreciation Rights approved by the Board of Directors in February 2011 on such terms as have been disclosed to the Investors in writing prior to the date hereof);

(i) create or assume any mortgage, pledge or Encumbrance (other than (A) a Permitted Encumbrance, (B) as required by applicable Law, (C) contracts, agreements or commitments entered into in the ordinary course of business consistent with past practice, or (D) in connection with the transactions contemplated by the Refinancing), on any material assets or properties, tangible or intangible, of the Company;

(j) make, cancel or modify any loan, advance or capital contribution to, or investment in, or enter into any agreement or transaction with, any officer, director, employee or shareholder of the Company or any entity, firm or business in which any such Person has a direct or indirect material interest other than by virtue of being a shareholder of the Company;

(k) enter into a material amendment of or terminate, relinquish or fail to renew a Material Contract, or enter into any contract which, if in existence on the date of this Agreement, would have been a Material Contract, other than in the ordinary course of business consistent with past practice or as required to comply with applicable Law;

(l) make, change or terminate any material election relating to the computation or reporting of Tax or of income for Tax purposes;

(m) fail to pay any material liabilities arising out of the operations of the businesses of the Company and each of its Subsidiaries in the ordinary course of the Company’s business, consistent with past practice, except with respect to any liabilities being contested in good faith by the Company or any of its Subsidiaries;

(n) make any individual material capital expenditure not reflected in the Company’s 2011 budget as in effect on the date hereof (a copy of which has been disclosed to the Investors in writing prior to the date hereof);

(o) grant or make any Company Guarantee;

(p) accelerate or delay collection or payment, as applicable, of any accounts or other receivables or payables in advance of or beyond their regular due dates or the dates when the same would have been collected or paid in the ordinary course of business consistent with past practice; or

(q) agree or commit to do any of the actions set forth in clauses “(a)” through “(p)” above.

7.3 Hart-Scott-Rodino and other Antitrust Law Filings.

(a) Prior to the date hereof, the Company and the Investors (or their respective ultimate parent entities) have made the pre-Transaction filings with the Antitrust Authorities set forth on Schedule 7.3 hereto. Until the Closing Date, the Company and the Investors shall file all additional reports with the Antitrust Authorities listed on Schedule 7.3 hereto as either Onex or the Company determines in good faith are required under the Antitrust Laws or requested or required by the Antitrust Authorities under the Antitrust Laws, and will comply promptly with any requests by the Antitrust Authorities for additional information concerning the Transaction. Subject to Section 11.1, the Company and Onex shall each pay fifty percent (50%) of all filing fees required in connection with any filing required under the Antitrust Laws, and the Investors and the Company agree to use commercially reasonable efforts to insure that any applicable waiting periods imposed under the Antitrust Laws terminate or expire as early as practicable. Without limiting the foregoing, the Company and the Investors agree to use commercially reasonable efforts to cooperate and oppose any preliminary injunction sought by any Governmental Body preventing the consummation of the transactions contemplated by this Agreement. However, none of the Investors or the Company (or any of their respective Affiliates) shall be required by this Section 7.3 to agree or consent to divest or hold separate any asset or business or agree to any material limitation on the conduct of their business.

(b) The Company and the Investors shall cause their respective counsel to furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of additional filings or submissions under the provisions of the Antitrust Laws made in accordance with Section 7.3(a). The Company and the Investors will cause their respective counsel to promptly provide each other copies of all correspondence, filings or written communications by or to such party or its Affiliates with or from any Governmental Body or staff members with respect to the transactions contemplated by this Agreement and any related transactions, except for (i) documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same documents, (ii) information submitted in response to any request for additional information or documents pursuant to the Antitrust Laws which reveal the Company’s or the Investors’ negotiating objectives or strategies or purchase price expectations or (iii) information relating to businesses and investments of Investor’s Affiliates.

7.4 Financial Statements.

(a) Promptly after the statements become available, the Company shall deliver to the Investors: (i) unaudited financial statements of the Company and its Subsidiaries reviewed by PriceWaterhouseCoopers LLP for the three month period ending March 31, 2011 (the “Company Q1 Unaudited Financial Statements”), (ii) unaudited financial statements of the Company and its Subsidiaries reviewed by PriceWaterhouseCoopers LLP for the three month period ending June 30, 2011 and for each quarterly period thereafter that concludes no later than fifty-five (55) days prior to Closing; (iii) monthly financial statements of JELD-WEN, inc. and its Subsidiaries as prepared by the Company’s management for its internal purposes for each monthly period that concludes after June 30 but no later than twenty-five (25) days prior to Closing; and (iv) monthly financial statements of the Company and its Subsidiaries as prepared by the Company’s management for its internal purposes for each monthly period that concludes after June 30 but no later than thirty-five (35) days prior to Closing.

(b) The financial statements to be delivered by the Company pursuant to Section 7.4(a) shall be delivered (i) with respect to the Company Q1 Unaudited Financial Statements, within 5 days after the date hereof, (ii) with respect to any quarterly financial statements (for periods ending after March 31, 2011), no later than 45 days after the end of the applicable quarterly period in the case of financial statements for JELD-WEN, inc. and its Subsidiaries, and within 10 days after delivery (or, if earlier, 55 days after the end of such quarterly period) in the case of financial statements of the Company and its Subsidiaries and (iii) with respect to any monthly financial statements, no later than 25 days after the end of the applicable month in the case of financial statements for JELD-WEN, inc. and its Subsidiaries, and within 10 days after delivery (or, if earlier, 35 days after the end of such month) in the case of financial statements of the Company and its Subsidiaries.

(c) The Company will provide the Investors with copies of any financial statement, report, certification or other financial information provided to the lenders (or agent bank on behalf of the lenders) in connection with or pursuant to any Contract or other arrangement giving rise to any indebtedness of the Company or any of its Subsidiaries.

7.5 Exclusivity. From the date of this Agreement until the Closing Date the Company shall not and shall cause its Subsidiaries and its and their respective directors and officers not to, and the Company shall direct its and their stockholders, employees and other representatives not to, directly or indirectly: (i) initiate, solicit, encourage or facilitate (including by way of providing information) the submission or making of any requests, inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate, any such requests. proposals, offers, discussions or negotiations or furnish to any Person any material nonpublic information in furtherance of, any Acquisition Proposal or (ii) approve or recommend, or propose to approve or recommend, an Acquisition Proposal, or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, purchase agreement, option agreement or other agreement providing for or relating to an Acquisition Proposal. “Acquisition Proposal” means any acquisition of (w) 5% or more of any class of equity securities of the Company or any of its Core Subsidiaries, (x) any significant portion of the assets (other than Non-Core Assets) of the Company or any of its Core Subsidiaries, (y) any merger, consolidation or other business contribution involving the Company or any of its Core Subsidiaries, or (z) any agreement or proposal with respect to any of the foregoing.

7.6 Further Assurances. Subject to the terms and conditions of this Agreement and the other Transaction Documents, each party hereto shall, from time to time, execute such further instruments and take such other actions as the other party hereto shall reasonably request in order to fulfill its obligations under any of the Transaction Documents, to effectuate the purposes of the Transaction Documents and to provide for the consummation of the Transaction as contemplated hereby.

7.7 Public Announcements. The Company and the Investors agree that no public release or announcement concerning the transactions contemplated by this Agreement and the other Transaction Documents shall be issued by any such party without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld), except as such release or announcement may be required by applicable Laws (including securities laws) or rules or regulations of any Governmental Body or securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

7.8 Disclosure Supplements. From time to time prior to the Closing, the Company shall supplement or amend the Company Disclosure Schedule with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or which is necessary to correct any information in such Company Disclosure Schedule which has been rendered inaccurate by an event, condition, fact or circumstance occurring after the date of the Agreement. The Company shall promptly notify Investor in writing of the supplement or amendment of the Company Disclosure Schedule. No such supplement shall be taken into account for purposes of Section 8.2 or, except as expressly provided therein, Section 9.1.

7.9 Cash Proceeds. If, at any time during the Pre-Closing Period, the Company receives payments of funds that would, if received after the Closing Date, be “Available Cash

Proceeds” as such term is defined in the Bridge Notes (“Pre-Closing Cash Proceeds”), then the Initial Bridge Principal Amount (and accordingly, the Purchase Price) shall be reduced, on a dollar-for-dollar basis, by the amount of such Pre-Closing Cash Proceeds (but not by more than $188,878,552).

7.10 Information Rights.

(a) So long as the Investors continue to hold (directly or together with their Affiliates) shares representing at least five percent (5%) of the Common Stock (on an as converted, fully-diluted basis) the Company will furnish to the Investors (i) all financial statements and reports it or any of its Subsidiaries is required to deliver to its lenders concurrent with the delivery of those materials to its lenders; (ii) as soon as practicable after the end of each month, a monthly financial report containing a summary of financial information in a form prepared for and used by management of the Company on an operating basis and which will include a consolidated income statement, capital expenditures, month-end balances for total indebtedness, cash, and cash equivalents, quarter -to-date calculations (“Monthly Reports”); (iii) as soon as practicable after the end of each fiscal quarter, (A) an unaudited consolidated balance sheet as at the end of such quarter, and (B) unaudited consolidated statements of income, retained earnings and cash flows for such quarter, prepared in accordance with GAAP consistently applied, in reasonable detail and certified by the principal financial or accounting officer of the Company, in each case reviewed by the Company’s auditors (“Quarterly Reports”); (iv) as soon as practicable after the end of each fiscal year, (A) an audited consolidated balance sheet as at the end of such year, and (B) audited consolidated statements of income, retained earnings and cash flows for such year, prepared in accordance with GAAP consistently applied, in reasonable detail and accompanied by an unqualified opinion of the Company’s auditors (“Annual Reports”) and (v) such other information as an Investor may reasonably request from time to time for purposes of its and its Affiliates’ public reporting and investor reporting, or otherwise with respect to the business and affairs of the Company and its Subsidiaries (such information shall be provided on a schedule specified by such Investor from time to time, which may be more expedited than that contemplated by clause Section 7.10(b) below). All financial reports furnished to Investors pursuant to the preceding sentence shall include comparisons to the comparable periods during the preceding year and year-to-date calculations. In addition, within five (5) days after delivery of any Quarterly or Annual Report, the Company shall deliver to investors a narrative (MD&A) description of the financial performance covered by the report, including year-to-date and year-over-year performance generally and against budget, by geographic region. The Company’s annual financial statements shall be audited by, and quarterly financial statements reviewed by, a firm of registered public accountants that is independent with respect to the Company and its Affiliates under the standards applicable to public companies under United States and Canadian securities laws.

(b) The Annual, Quarterly and Monthly Reports required to be delivered by the Company under Section 7.4(a) shall be provided in respect of JELD-WEN, inc. and its Subsidiaries, within the following time-frames:

Fiscal Year	Report	Timing

2011	Annual	Within 90 days of year-end
	Quarterly	Within 45 days of quarter-end
	Monthly	Within 25 days of month-end

2012	Annual	Draft within 45 days of year-end
Final within 90 days of year-end
	Quarterly	Within 45 days of quarter-end
	Monthly	Within 25 days of month-end

2013 and thereafter	Annual	Within 45 days of year-end
	Quarterly	Within 35 days of quarter-end
	Monthly	Within 25 days of month-end

In addition, the Company shall provide all such reports with respect to the Company and its Subsidiaries as soon as such reports become available, but in any event by no later than 10 days after delivery to the Investors of the corresponding report for JELD-WEN, Inc. and its Subsidiaries by the Company, or if earlier, 10 days after the date such JELD-WEN, Inc. report is required to be delivered hereunder.

7.11 Intercompany Balances and Cash Management. Effective as of, and from and after the Closing, the Company shall take appropriate actions to ensure that no payments, credits, settlements, offsets, forgiveness or other adjustments of, or in respect of, Intercompany Account Balances that are not Post-Closing Intercompany Account Balances are made or recorded thereafter. From and after the Closing, the Company shall continue to manage its cash in the ordinary course of business in a manner consistent with past practices, and shall establish and maintain a separate tracking account to record the Post-Closing Intercompany Account Balances outstanding at any time and from time to time after the Closing as well as all Intercompany Nonreimbursable Cash Management Transactions; provided, that in no event shall the Company or any of the Core Subsidiaries directly or indirectly in any manner provide funding to any Non-Core Subsidiary or Non-Core Asset within the Company or any Core Subsidiary to the extent that providing such funding would result in a Negative Intercompany Balance in excess of $5,000,000. In the event of any Company Sale (as defined in the Amended and Restated Articles) or Liquidation (as defined in the Amended and Restated Articles) or any redemption of the Investors’ (or their permitted transferees’) equity interests in the Company, the amount payable to the Investors or their permitted transferees shall be increased to the amount that would have been so payable had the aggregate amount payable to equity holders in such Company Sale or Liquidation, or the equity value of the Company taken into account in such redemption, been increased by the amount of any Negative Intercompany Balance as of the consummation of the applicable transaction.

7.12 Final Articles. As soon as practicable following the determination of the Final Per Share Purchase Price and Series A Initial Investment Amount, the Company and Onex will take all necessary actions to cause the Final Articles to be approved by the shareholders of the Company (including in the case of Onex, causing the Investors to vote to approve the Final Articles) and filed with the Secretary of State of the state of Oregon, with the definition of

“Equity Constant” to be an amount equal to the Final Per Share Purchase Price and the definition of “Series A Initial Investment Amount” to be an amount equal to the Series A Initial Investment Amount.

7.13 Segregation of Non-Core Assets. From and after the date hereof through the Closing, the Company shall use its commercially reasonable efforts to cause any Non-Core Assets held by the Company or any Core Subsidiary to be assigned, contributed or otherwise transferred to a Non-Core Subsidiary and shall be permitted to form one or more new Non-Core Subsidiaries wholly owned by the Company in connection therewith; provided, that any such assignment, contribution or other transfer may only be effected in a tax-free manner that would not increase the Tax liability, or decrease the Tax attributes, of the Company or any of its Affiliates except to the extent otherwise consented to in writing by Onex and the Company.

7.14 Management Agreements. Onex intends to negotiate in good faith employment agreements with Roderick Wendt and such other members of management as may be determined by Onex, in each case on terms and conditions mutually satisfactory to the applicable individual and Onex. Any agreements that are in a form mutually satisfactory to the applicable individual and Onex will be submitted to the Preferred Committee for approval at or shortly following the Closing.

7.15 Indemnification of Directors and Officers.

(a) The Company agrees that for a period of six (6) years after the Closing, it will not amend, repeal or modify any provision in its articles of incorporation or bylaws relating to exculpation or indemnification of present or former directors, officers and fiduciaries, it being the intent of the parties that the present and former directors, officers and fiduciaries of the Company and fiduciaries of any Employee Benefit Plan prior to the Closing shall continue thereafter to be entitled to the exculpation and indemnification provided in the articles of incorporation or bylaws to the fullest extent permitted under applicable Law.

(b) For six (6) years from the Closing Date, the Company shall obtain and maintain officer’s and directors’ and fiduciaries’ liability insurance covering the Persons who are presently covered by the Company’s officers’ and directors’ and fiduciaries’ liability insurance policy with respect to actions and omissions occurring prior to the Closing (which coverage may be provided under a policy or policies covering the Company’s current directors and officers), on terms which are at least as favorable as the terms of such insurance in effect for the Company on the date hereof to the extent reasonably available and from an insurer or insurers having claims paying ratings no lower than the Company’s current insurer to the extent reasonably available, provided that the Company shall not be required to incur annual premium or other expenses for such coverage in excess of 200% of the annual premium for such coverage in 2010.

(c) If the Company or any of its successors or assigns shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that such successors and assigns shall assume all of the obligations set forth in this Section 7.15.

(d) From and after the Closing, the provisions of this Section 7.15 are intended to be for the benefit of, and will be enforceable by, each of the present directors of the Company.

7.16 Use of Proceeds. The Company intends to, and at or after Closing, shall (i) use no more than $100,000,000 of the proceeds of the Purchase Price for the redemption of shares of Common Stock, pursuant to a tender offer to all holders of Common Stock providing for pro rata acceptance for purchase of tendered shares (with the ability to over subscribe) at a price of no more than the Final Per Share Purchase Price per share of Common Stock (the “Tender Offer”), and (ii) use the remaining amounts of the proceeds of the Purchase Price, after payment of expenses in connection with this Transaction, for repayment of indebtedness, related make whole fees and general corporate purposes described on Section 7.16 of the Company Disclosure Schedule. In determining shares to be purchased in the Tender Offer, the Company shall be permitted to employ procedures designed to accomplish the following: (i) each shareholder who tendered shares in the Tender Offer and remains a shareholder after the Tender Offer holds at least 100 shares after the Tender Offer and (ii) for any tendering shareholder who has an outstanding loan from the Company, the purchase of shares in the Tender Offer does not result in the stock collateral associated with the shareholder’s loan to be below the required amount; provided, that the such procedures shall be subject to Onex’s prior consent, not to be unreasonably withheld or delayed. Prior to making any communication to holders of Common Stock in connection with the Tender Offer, the Company shall provide Onex and its counsel a reasonable opportunity to review and comment on such communication, and the Company shall not make communication without Onex’s consent, not to be unreasonably withheld or delayed. The Company shall conduct the Tender Offer in compliance with all applicable Laws. The Company may not accept shares of Common Stock for payment pursuant to the Tender Offer to the extent after giving effect thereto the parties to the Shareholders Agreement will not own a majority of the outstanding Common Stock.

ARTICLE VIII.

CLOSING CONDITIONS

8.1 Conditions to Obligations of the Company. The obligation of the Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Company:

(a) Representations and Warranties. Each representation and warranty of Investor and Onex contained in this Agreement (i) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except for those representations and warranties which addressed matters only as of a particular date prior to the date hereof (which representations shall have been true and correct as of such particular date).

(b) Agreements and Covenants. Each of Investor and Onex shall have performed and complied with all of its covenants hereunder in all material respects through and at the Closing.

(c) No Order. No action, suit, or proceeding shall be pending before any Governmental Body or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

(d) Closing Certificate. Investor shall have delivered to Company a certificate to the effect that each of the conditions specified above in Sections 8.1(a) thru (c) is satisfied in all respects.

(e) Certificate of Secretary. Investor shall have delivered to the Company a certificate, dated as of the Closing Date, signed by the Secretary or any Assistant Secretary of Investor, attesting to the completion of all necessary corporate action by Investor to execute and deliver this Agreement and the Investor Transaction Documents and to consummate the transactions contemplated hereby and thereby, and including copies of all corporate resolutions required in connection with this Agreement or any other Investor Transaction Document.

(f) Governmental and Third Party Consents. The Company shall have obtained the governmental consents as either Onex or the Company determine in good faith are required, and all applicable waiting periods (and any extensions thereof) shall have expired or otherwise been terminated, under the HSR Act and any other Antitrust Laws listed on Schedule 8.1(f).

8.2 Conditions to Obligations of the Investors. The obligation of the Investors to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Investors:

(a) Representations and Warranties. The representations and warranties of the Company contained in Sections 5.2, 5.3(a)(i)(A), 5.4(a), 5.22, and 5.26 shall be true and correct as of the Closing Date (except to the extent such representations and warranties are expressly made only as of a specific date, in which case as of such specific date). Each other representation and warranty of the Company contained in this Agreement shall be true and correct in all respects as of the Closing Date as though made on such date (except to the extent such representations and warranties are expressly made only as of a specific date, in which case as of such specific date), except where the failures to be so true and correct (for this purpose disregarding any qualification or limitation as to Company Material Adverse Effect or Material Impact) do not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed and complied with all of its covenants hereunder in all material respects through and at the Closing.

(c) No Order. No action, suit, or proceeding shall be pending before any Governmental Body or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

(d) No Company Material Adverse Effect. There shall not have been any event, condition, occurrence, contingency or development that has had or would reasonably be expected to have a Company Material Adverse Effect.

(e) Closing Certificate. The Company shall have delivered to Investor a certificate to the effect that each of the conditions specified above in Sections 8.2(a) thru (d) is satisfied in all respects.

(f) Certificate of Secretary. Investor shall have received from the Company a certificate, dated the Closing Date, signed by the Secretary or any Assistant Secretary of the Company, attesting to the completion of all necessary corporate action by the Company to execute and deliver this Agreement and the Company Transaction Documents and to consummate the transactions contemplated hereby and thereby, and including copies of the organizational documents of the Company and all corporate resolutions required in connection with this Agreement or any other Company Transaction Document.

(g) Certified Articles; Good Standing Certificates. Investor shall have received from the Company (i) a copy of the Amended and Restated Articles of Incorporation of the Company, certified as of or within three (3) Business Days prior to the Closing Date by the Secretary of State of the State of Oregon, and (ii) a certificate dated as of or within three (3) Business Days prior to the Closing Date, as to the good standing of the Company from the Secretary of State of the State of Oregon. The Amended and Restated Articles of Incorporation of the Company shall be in the form of Exhibit A.

(h) Governmental and Third Party Consents. The Company shall have obtained the governmental consents as either Onex or the Company determine in good faith are required, and all applicable waiting periods (and any extensions thereof) shall have expired or otherwise been terminated, under the HSR Act and any other Antitrust Laws listed on Schedule 8.1(f).

(i) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement, in substantially the form of Exhibit B, attached hereto.

(j) Consulting Agreement. The Company shall have entered into the Consulting Agreement, in substantially the form of Exhibit C, attached hereto.

(k) Refinancing. At or prior to the Closing, the Company shall cause JELD-WEN, inc. to (i) enter into a definitive agreement with respect to the Revolver and satisfy on a timely basis all conditions in such definitive agreement, and (ii) arrange and obtain a minimum of $560 million in gross proceeds pursuant to the issuance and sale of Notes in one or more Private Placements for the benefit of JELD-WEN, inc., and enter into a definitive agreement with respect thereto and satisfy on a timely basis all conditions in such definitive agreement (and, to the extent the proceeds of the Private Placement have been held in escrow, obtain the unconditional release of such proceeds to JELD-WEN, inc.) where:

“Private Placement” means a private placement offering by JELD-WEN, inc. of Notes, the initial closing date of which is to be on or prior to the Closing Date; and

“Notes” shall mean unsecured debt or second lien debt securities of JELD-WEN, inc. that include terms no less favorable than the following: (1) a maximum blended borrowing cost of 15% per annum (inclusive of an original issue discount) and a maximum cash interest rate of 12% per annum; (2) maturity of no less than six (6) years with no required amortization; (3) no equity component; (4) no financial maintenance covenants; (5) carve-outs to restrictive covenants allowing for the purchase of Notes by JELD-WEN, inc., the Company and/or the Investors, the repayment of the Bridge Notes and Permitted Non-Core Asset Sales and (6) if there is a requirement to offer to purchase the Notes or other adverse consequence upon a change of control, the definition of change of control provides an exception for change of control transactions with Affiliates of the Investors; and

“Revolver” shall mean a revolving credit facility with one or more banks in a minimum amount of $250 million available from time to time on or after the Closing Date negotiated in good faith by the Company (and the Company and Onex agree to jointly negotiate with the banks (i) the commitment letter and (ii) the final documentation with respect to the Revolver) and that includes the following terms (which are confidential and may not be disclosed to the banks providing or proposing to provide the Revolver): (1) an interest rate grid with a maximum interest rate of LIBOR plus 4.5% per annum (without any “LIBOR Floor”); (2) undrawn commitment fees not exceeding 0.75%; (3) a maturity of no less than 5 years with no amortization required; (4) a sublimit of not less than $75 million for the issuance of standby and commercial letters of credit; (5) minimum availability of at least $100 million denominated in Euros, British Pounds Sterling, Canadian Dollars, Australian Dollars, Danish Krone and other currencies to be determined for borrowings outside the United States; (6) no mandatory prepayments; (7) negative covenants no more restrictive than the negative covenants for the existing revolving credit facility of JELD-WEN, inc. (but in any event without any restrictions on capital expenditures and with exceptions, among others, permitting in a manner reasonably satisfactory to Onex and the Company (w) the Company to purchase Notes, (x) sales of Non-Core Assets, (y) Note Prepayments (as defined in the Bridge Notes) contemplated by the Bridge Notes and the movement of funds to the Company for such Note Prepayments and (z) the movement of funds between guarantor and non-guarantor restricted subsidiaries); (8) financial covenants that are limited to a minimum interest coverage ratio and a maximum leverage ratio, in each case with levels providing at least a 25% cushion in EBITDA above the EBITDA levels set forth in the bank model dated July 22, 2011, subject to customary cure rights, with EBITDA defined in a manner at least as favorable as in the existing revolving credit facility of the company (but at least including add-backs for non-cash charges) and with interest expense defined as to include only cash interest obligations on funded indebtedness, excluding interest or dividends on the Investors’ aggregate investment in the Company; and (9) if there is an event of default upon a change of control, a change of control definition that provides an exception for change of control transactions with Onex.

(l) Working Capital. If the Closing Date is on or prior to August 19, 2011, Working Capital shall be substantially consistent with the Working Capital level as of July 2, 2011 set forth in Exhibit J. If the Closing Date is after August 19, 2011, Working Capital shall be at a historically (seasonally adjusted) normal level for the Company at such time, determined with appropriate reference to the overall sales levels of the Company and its Subsidiaries compared with historical sales and Working Capital levels.

(m) Shareholders Agreement. The holders of more than 50% of the Common Stock outstanding as of immediately prior to Closing shall have executed and delivered the Shareholders Agreement.

(n) Amended Bylaws. The Board of Directors shall have approved the Amended and Restated Bylaws of the Company in the form attached as Exhibit E hereto (“Amended Bylaws”).

(o) Opinion of Company Counsel. Investor shall have received from Stoel Rives LLP, Oregon counsel to the Company, an opinion, dated as of the Closing, in the form attached as Exhibit G hereto.

(p) Debt Acceleration. The lenders under the Existing Loan Agreements and any other agreement or arrangement pursuant to which any Consolidated Indebtedness is outstanding prior to the Closing, in each case shall have not accelerated any amount outstanding under such facilities.

(q) Maximum Indebtedness. The excess of Consolidated Indebtedness over Consolidated Cash, in each case calculated as of immediately following the Closing (and after giving pro forma effect thereto, but adjusting Consolidated Cash to add back any Waiver Payments, Incremental Interest Costs, and Notes Escrow Fees), shall be no greater than $545 million.

(r) Minimum EBITDA. The Closing Date TTM EBITDA shall be no less than $130 million.

(s) Consent and Voting Agreements. The holders of more than 50% of the Common Stock outstanding as of immediately prior to Closing shall have executed consent and voting agreements in form and substance reasonably satisfactory to Onex, consenting to and approving the Final Articles, agreeing to vote all shares of Common Stock owned by the applicable holder in favor of the approval and filing of the Final Articles to the extent such additional approval is necessary or advisable under applicable Law, and granting Onex an irrevocable proxy with respect to the approval and filing of the Final Articles.

(t) Preferred Committee. Individuals designated as Preferred Directors by the Investors acquiring Series A Convertible Preferred Stock at Closing shall constitute the Preferred Committee.

(u) Financial Statements. The Company shall have delivered the Company Q1 Unaudited Financial Statements to the Investors, which shall be reasonably satisfactory to the Investors.

(v) Documents. All certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby or to be delivered to Investor will be reasonably satisfactory in form and substance to Investor.

ARTICLE IX.

INDEMNIFICATION

9.1 Indemnification by the Company.

(a) Subject to the terms of this Article IX, the Company shall, severally and not jointly with any other Person, indemnify and hold the Investors, their officers, directors, shareholders, managers, members, employees, agents, representatives, successors and permitted assigns (each such Person, an “Investor Indemnified Party”) harmless against and in respect of, and shall reimburse the Investor Indemnified Parties for, any and all losses, costs, expenses, claims, damages, obligations, liabilities, demands or actions, whether or not arising out of third party claims, including, interest, penalties, reasonable attorneys fees and disbursements, court costs and all reasonable amounts paid in investigation, defense or settlement (in accordance with the terms of this Agreement, as applicable) of any of the foregoing (“Damages”), which such Investor Indemnified Party has suffered, incurred or become subject to (including indirectly on the basis of its equity interest in the Company as a result of Damages suffered, incurred or become subject to by the Company or any of its Subsidiaries) arising out of, based upon or otherwise in respect of:

(i) any failure of any representation or warranty of the Company made in Article V of this Agreement to be true and correct when made, except to the extent that the circumstance giving rise to such failure ceased to exist as of Closing without the incurrence by the Company or any of its Subsidiaries of any cost or Liability;

(ii) any failure of any representation or warranty of the Company made in Article V of this Agreement to be true and correct as of the Closing Date, except for any variation arising after the date of this Agreement and disclosed in a supplement or amendment pursuant to Section 7.8, as to which the Company advised the Investor at the time of such supplement that such variation caused the condition set forth in Section 8.2(a) not to be satisfied at the Closing Date;

(iii) any breach or nonfulfillment of any covenant or obligation of the Company under this Agreement to be performed at or prior to the Closing, and any breach or nonfulfillment of any covenant or obligation of the Company under this Agreement to be performed after the Closing resulting primarily from the action or inaction of the Common Directors (as defined in the Amended and Restated Articles) (including, but not limited to, votes and failures to vote as members of the board of directors or of the Common Committee);

(iv) the ownership, operation or disposition of any Non-Core Asset or Non-Core Subsidiary, exclusive of Damages constituting Non-Core Asset Indemnification Payments (as defined in the Bridge Notes);

(v) the ownership, operation or disposition of any Former Non-Core Business, any Person conducting any Former Non-Core Business or the assets used in connection with any Former Non-Core Business;

(vi) the method of allocating investment gains, losses and income among participants under the ESOP and crediting the accounts of certain participants with a specified rate of interest irrespective of the ESOP’s actual investment return in accordance with its terms and corresponding adjustments to the value of participant accounts, or the failure of the ESOP to hold assets in the accounts of participants at least equal to the value of such accounts as determined under the terms of the plan and applicable law;

(vii) arising from the manufacture, sale or distribution of products containing asbestos (A) by the Company or any current or former Subsidiary (including, without limitation, Grossman’s or the Bargain Outlet Division), (B) by any other Person that previously owned and/or operated the real property in Chiloquin, in either case as for which the Company or any of its Subsidiaries is responsible by contract or operation of law or otherwise, or (C) as to which the Company or any of its Subsidiaries is alleged to be responsible by contract or operation of law or otherwise; and

(viii) the Suncadia Guarantee.

(b) For purposes of indemnification pursuant to this Section 9.1, any qualification of a representation and warranty by materiality, Company Material Adverse Effect, Material Impact or any quantitative threshold (including the language “in excess of $1,000,000 individually, or $5,000,000 in the aggregate” in Section 5.17(a)) shall not be disregarded and shall be considered in determining whether there has been a failure of any representation or warranty to be true and correct; provided, however, that such qualifications shall be disregarded and not be considered in determining the amount of Damages arising from such a failure to be true and correct.

(c) (i) The Company shall indemnify the Investor Indemnified Parties and hold the Investor Indemnified Parties harmless against and in respect of, and reimburse the Investor Indemnified Parties for, all Specified Tax Damages which such Investor Indemnified Party has suffered, incurred or become subject to (including indirectly on the basis of its equity interest in the Company as a result of Specified Tax Damages suffered, incurred or become subject to by the Company or any of its Subsidiaries). For purposes of this Section, “Specified Tax Damages” shall equal the increased tax liability borne by the Company or any of its Affiliates as a result of a Specified Tax Claim, calculated as the highest marginal federal, state and local tax rate applicable to the entity or entities recognizing the income in the jurisdiction in which any relevant item of income must be taken into account in computing tax liability for the year in which such income is recognized (but assuming for purposes of determining such rate that all such state or local taxes are fully deductible for federal purposes) multiplied by the amount of additional income recognized by the Company or its Affiliates as a result of the Specified Tax Claim; provided, however, that, in calculating the amount of any Specified Tax Damages with respect to the Specified Tax Claim described in clause (b) of the definition thereof, there shall be taken into account the Specified Tax Attributes, to the extent actually available to the Company and its Affiliates in the Tax year in which such Specified Tax Claim arises to reduce the income recognized or tax liability otherwise computed with respect to such Specified Tax Claim. To the extent that the Company has Specified Tax Damages with respect to the Specified Tax Claim described in clause (b) of the definition thereof and also has Specified Tax Attributes that would have reduced the income recognized or tax liability otherwise computed with respect to such Specified Tax Claim but for a limitation on the utilization of such Specified Tax Attributes in the Tax year in which such Specified Tax Claim arises, the amount by which such Specified Tax Damages would have been reduced but for such limitation (the “Deferred Tax Damages”) shall be deferred and, except as provided in Section 9.1(c)(ii), not taken into account for purposes of indemnification with respect to such Specified Tax Claim.

(ii) On July 30, 2017 (or, if earlier, the date immediately preceding the date on which the Investors sell or otherwise dispose of their equity interests in the Company or the date on which the Company (x) consummates a public offering of equity securities or (y) liquidates or dissolves), the Company shall indemnify the Investor Indemnified Parties and hold them harmless against and in respect of, and reimburse the Investor Indemnified Parties for, the excess, if any, of the Deferred Tax Damages over the amount, if any, by which the Taxes payable by the Company with respect to Tax years 2012, 2013, 2014, 2015 and 2016 (or such shorter period as shall occur before the date specified in the immediately preceding parenthetical phrase in this sentence) were less than such Taxes would have been but for the availability of such Specified Tax Attributes. The amount of Taxes payable by the Company for any period that does not constitute a complete taxable year of the Company shall be determined by treating such period as a complete taxable year and allocating the income, gain, deduction, loss and credits of the Company and its Subsidiaries to such period on a closing of the books basis.

9.2 Indemnification by Investor and Onex. Subject to the terms of this Article IX, each Investor shall indemnify and hold the Company and its Affiliates, and each of their respective officers, directors, managers, members, general partners, limited partners, shareholders, employees, agents, representatives, successors and permitted assigns (each such Person, a “Company Indemnified Party”) harmless against and in respect of, and shall reimburse the Company Indemnified Parties for, any and all Damages which such Company Indemnified Party has suffered, incurred or become subject to arising out of, based upon or otherwise in respect of:

(a) any failure of any representation or warranty of such Investor made in Article VI of this Agreement to be true and correct when made or, except as to any variation disclosed by such Investor to the Company in writing as to which such Investors advised the Company that such variation caused the condition set forth in Section 8.1(a) not to be satisfied, at the Closing Date; and

(b) any breach or nonfulfillment by such Investor of any covenant or obligation of such Investors contained in this Agreement.

For purposes of indemnification pursuant to this Section, any qualification of a representation and warranty by materiality shall not be disregarded and shall be considered in determining whether there has been a failure of any representation or warranty to be true and correct; provided, however, that such qualification shall be disregarded and not be considered in determining the amount of Damages arising from such a failure to be true and correct.

9.3 Inter-Party Claims. In order for an Investor Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) to be entitled to any indemnification pursuant to this Article IX, the Indemnified Party shall notify the other party or parties from whom such indemnification is sought (the “Indemnifying Party”) in writing promptly after occurrence of the event giving rise to such Indemnified Party’s claim for indemnification, specifying in reasonable detail the basis of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure or the indemnification obligations are materially increased as a result of such failure. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access during normal business hours to the books, records and assets of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim, and the right, upon prior notice during normal business hours, to interview any employee of the Indemnified Party related thereto at a mutually convenient time, subject to the prior execution of a commercially reasonable confidentiality agreement. For avoidance of doubt, any claim for indemnification by an Investor Indemnified Party with respect to a Third Party Claim made solely against the Company or any of its Subsidiaries shall be subject to this Section 9.3 and not to Section 9.4.

9.4 Third Party Claims.

(a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person (other than by an Indemnified Party, which claims are addressed in Section 9.3) against the Indemnified Party or against the Company if such claim could give rise to a claim by an Investor Indemnified Party against the Company (a “Third Party Claim”), such Indemnified Party must notify the Indemnifying Party (with a copy to the Common Committee) in writing of the Third Party Claim (which notice shall specify in reasonable detail the events giving rise to such Third Party Claim) promptly after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure or the indemnification obligations are materially increased as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party (with a copy to the Common Committee), promptly following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(b) If a Third Party Claim is made, the Indemnifying Party shall be entitled to participate in the defense thereof. The Indemnifying Party may also assume the defense of any Third Party Claim with counsel selected by the Indemnifying Party. Subject to the foregoing, should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood and agreed that the Indemnifying Party shall control such defense. Notwithstanding the foregoing, the Indemnifying Party shall be liable for the fees and expenses of one (1) outside counsel and any local counsel reasonably necessary to defend such Third Party Claim (and not any fees and expenses allocated to any internal counsel) employed by the Indemnified Party for any period during which the Indemnifying Party has not expressly assumed the defense thereof by notice to the Indemnified Party (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, (x) all the Indemnified Parties shall reasonably cooperate in the defense or prosecution thereof and (y) it shall be conclusively presumed that such Third Party Claim is subject to indemnification hereunder. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees and Representatives available on a mutually convenient basis during normal business hours to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not settle, compromise, discharge or admit any liability with respect to, such Third Party Claim without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may reasonably recommend and that by its terms (i) obligates the Indemnifying Party to pay the full amount of Damages in connection with such Third Party Claim, (ii) releases the Indemnified Party and its Affiliates completely in connection with such Third Party Claim and (iii) provides for no relief other than monetary damages to be paid as set forth in clause (i) and does not involve an admission or finding of a violation of law or of the rights of any Person; the Indemnifying Party shall not settle or compromise a Third Party Claim on any other basis without the consent of the Indemnified Party.

(c) Notwithstanding any provision herein to the contrary, the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if the claim for which the Indemnifying Party seeks to assume control is asserted directly against the Indemnified Party and (i) seeks an injunction or other equitable remedies against the Indemnified Party or any of its Affiliates (for purposes hereof excluding the Company and any of its Subsidiaries), (ii) involves criminal, regulatory or other governmental enforcement allegations (involving other than a monetary sentence), or (iii) involves a claim which the Indemnifying Party failed or is failing to vigorously prosecute or defend or (iv) is of a nature that presents a conflict of interest between the Indemnified Party and the Indemnifying Party.

9.5 Certain Limitations on Indemnification; Tax Treatment.

(a) The representations, warranties, covenants and agreements of the parties made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing; provided, however, that, except in respect of any claims for indemnification as to which written notice shall have been duly given pursuant to Sections 9.3 or 9.4 prior to the expiration date set forth below, and subject to the other provisions of this Article IX, such representations, warranties, covenants and agreements, and the rights of the parties to seek indemnification with respect thereto, shall expire on the date that is thirty (30) days after the Investors have received the Company’s audited consolidated financial statements as at December 31, 2012 and for the Company’s fiscal year then ended, except that the representations and warranties contained in Sections 5.2(a) (Power and Authorization) and 5.4 (Capitalization) shall survive indefinitely, the representations and warranties contained in Section 5.17 (Environmental Matters) (but excluding Section 5.17(e)) shall survive until the date that is sixty (60) months after the Closing Date, and the representations and warranties contained in Section 5.16 (Employee Benefits), Section 5.17(e) (Environmental Matters) and Section 5.18 (Tax Matters) shall survive until 30 days after the expiration of the statute of limitations applicable to the underlying claim (as it may be extended).

(b) Notwithstanding anything to the contrary in this Agreement, the amount of Damages (determined after giving effect to Section 9.7) that may be recovered by the Investor Indemnified Parties and the Company Indemnified Parties, as the case may be, pursuant to any and all claims for indemnification made under Section 9.1(a)(i) or 9.1(a)(ii) and 9.2(a), respectively, shall be limited, individually and in the aggregate, to (i) until the Bridge Note Maturity Date, 15% of the Purchase Price and (ii) after the Bridge Note Maturity Date, the greater of (A) 15% of the Series A Preferred Share Amount plus, if a Note Conversion (as defined in the Bridge Notes) shall have occurred, 15% of the aggregate unpaid principal and interest of the Bridge Notes on the Bridge Note Maturity Date and (B) the lesser of (I) the aggregate amount of unreimbursed claims for indemnification made by an Investor Indemnified Party subject to this Section prior to the Bridge Note Maturity Date and (II) 15% of the Purchase Price less the aggregate amount of indemnification payments made to Investor Indemnified Part(ies) subject to this Section prior to the Bridge Note Maturity Date. In the event that the Investors sell or transfer shares of Common Stock issued or issuable upon the conversion of any Series A Preferred Stock held by them to any Person who is not an Affiliate of Onex, the maximum amount of Damages (determined after giving effect to Section 9.7) subject to this subsection (b) that may be recovered by the Investor Indemnified Parties shall be reduced by an amount equal to the product of (A) the maximum amount of Damages subject to this subsection (b) that may be recovered by the Investor Indemnified Parties determined in accordance with clauses (i) or (ii) of this Section, as applicable, and (B) a fraction, (I) the numerator of which is the number of such shares of Common Stock sold or transferred by the Investors and the (II) denominator of which is (1) unless and until a Note Conversion shall have occurred, the aggregate number of such shares of Common Stock acquired by the Investors at the Closing, plus the number of such shares of Common Stock that would be acquired by the Investors were a Note Conversion to occur at the time of determination, or (2) if a Note Conversion shall have occurred, the aggregate number of such shares of Common Stock acquired by the Investors at the Closing Date plus the number of such shares of Common Stock acquired in connection with the Note Conversion; provided that any reduction effected by this sentence shall not apply to a claim for indemnification made prior to such reduction. Claims for indemnification made otherwise than pursuant to Section 9.1(a)(i), 9.1(a)(ii) or 9.2(a) shall not be subject to, or taken into account for purposes of, this subsection (b).

(c) Notwithstanding anything to the contrary in this Agreement, the amount of Damages (determined after giving effect to Section 9.7) that may be recovered by the Investor Indemnified Parties and the Company Indemnified Parties, as the case may be, pursuant to any and all claims for indemnification made under Article IX of this Agreement shall not exceed the Purchase Price.

(d) The Company shall have no obligation to indemnify the Investor Indemnified Parties and the Investors shall have no obligation to indemnify the Company Indemnified Parties against Damages pursuant to Sections 9.1(a)(i), 9.1(a)(ii), 9.1(a)(vi), 9.1(a)(vii) or 9.1(c) unless the aggregate Damages related to all such inaccuracies or breaches, determined after giving effect to Section 9.7, is greater than $6,000,000 (“Deductible”); and then the Investor Indemnified Parties or the Company Indemnified Parties, as the case may be, shall be entitled to indemnification for all Damages in excess of the Deductible.

(e) The indemnification obligations of the Indemnifying Party hereunder shall be reduced by insurance recoveries actually received by the Indemnified Party and by contributions actually received from third parties who share liability for Damages incurred by the Indemnified Party. The Indemnified Parties shall use their commercially reasonable efforts to pursue such recoveries (which efforts shall not require the initiation of litigation).

(f) The parties agree to treat any indemnification payments received pursuant to this Agreement for all Tax purposes as an adjustment to the Purchase Price to the extent permitted by applicable law.

(g) The Company’s indemnification obligations under this Article IX shall be satisfied in cash, except to the extent (w) provided in Section 9.8(e), (x) that payment in cash could not be made without default under the Company’s principal debt agreements, (y) exceeding 5.0% of TTM EBITDA as of the proposed payment date (excluding for purposes of this clause (y) only, any indemnification payments satisfied with Available Excess Non-Core Cash Proceeds) or (z) that payment in cash would result in a pro-forma Consolidated Indebtedness to TTM EBITDA ratio in excess of 4.75. To the extent not satisfied in cash, the Company shall satisfy its obligation to indemnify the Investor Indemnified Parties with respect to such matter by issuing to the applicable Investor Indemnified Party a number of shares of Common Stock (“Additional Shares”) equal to the quotient of (i) the amount of such Damages and (ii) the Common Stock Value as of the time of issuance. The Common Stock Value shall be mutually determined and agreed by the Company and Onex, acting reasonably and in good faith.

(h) The parties agree that (i) for purposes of Sections 9.1(a)(iv) and 9.1(a)(v), Damages shall not include liabilities that only affect Non-Core Assets and/or Non-Core Subsidiaries, and (ii) for purposes of Section 9.1(a)(iv), Damages shall not include (A) overhead expenses that are shared by the Company and the Core Subsidiaries and the Non-Core Subsidiaries on a basis consistent with the current operation of the business, (B) liabilities for Taxes of the Non-Core Subsidiaries for which the Company and its other Subsidiaries have no liability, contingent or otherwise, except joint and several liability arising as a matter of law from its status as a member of a consolidated group (but the assertion of any liability for such Taxes against the Company or any Core Subsidiary shall constitute Damages) or (C) operating losses of the Non-Core Subsidiaries.

(i) Notwithstanding anything to the contrary contained herein, this Article IX shall terminate upon the consummation of a Qualified Public Offering (as defined in the Amended and Restated Articles), except with respect to any unresolved claim for indemnification made by an Indemnified Party prior to such time.

(j) The Company shall have no obligation to indemnify the Investor Indemnified Parties pursuant to Section 9.1(a)(vii)(C) in respect of Damages consisting of the cost of responding to routine allegations that the Company or any of its Subsidiaries is responsible for manufacture, sale or distribution of products containing asbestos received by the Company in the ordinary course of business to the extent that such costs do not exceed $35,000 over any 12-month period.

(k) For avoidance of doubt, if not inconsistent with applicable Law and any Contract or other arrangement to which the Company or any of its Subsidiaries is party or bound and does not subject the Company or any of its Subsidiaries to Liability, the Company may cause the transfer of shares of Common Stock currently issued and outstanding and held by the JELD-WEN Stock Benefits Trust to the ESOP to address any matter described in Section 9.1(a)(vi), in which event the calculation of any Damages with respect to such matter shall exclude that liability of the Company to the extent satisfied by such transfer.

(l) The Company shall have no obligation to Investor Indemnified Parties pursuant to Section 9.1(a)(vi) in respect of Damages resulting from any actions taken by the Company after the Closing other than (x) in response to any order or mandate of any Governmental Body or by or on behalf of any present or former participant, (y) to avoid a violation of Law after the Closing Date or (z) as approved or consented to by the Common Committee (as defined in the Amended Bylaws).

(m) Any out-of-pocket costs and expenses, including without limitation, fees and expenses of outside counsel and other advisors, incurred by the Company at the direction of the Common Committee in connection with defense, negotiation and/or settlement of any indemnification claim made by any of the Investor Indemnified Parties under this Agreement, shall constitute Damages and shall be indemnified and reimbursed by the Indemnifying Party hereunder.

9.6 Acknowledgment. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

9.7 Indemnification Gross-Up. Recognizing that, following the Closing, Investor will be a shareholder of the Company and thus bear a portion of the cost of any indemnification payment made by the Company hereunder, the parties have agreed that the amount to be paid to any Investor Indemnified Party pursuant to Section 9.1 (but not Section 9.5(g)) shall be calculated as follows in order to equitably compensate the Investor Indemnified Parties.

(i) With respect to Damages suffered, incurred or become subject to by any Investor Indemnified Party:

I =	D
1 – P

(ii) With respect to Damages suffered, incurred or become subject to by the Company or any of its Subsidiaries (including costs of defense of any indemnified claim):

I =	D × P
1 – P

Where

I = the payment to be made to the applicable Investor Indemnified Party.

D = the Damages suffered by the Company, a Subsidiary of the Company (in the case of (ii)) or an Investor Indemnified Party (in the case of (i)).

P = the percentage interest in the Company owned by the Investor and its Affiliates, assuming the conversion of all Series A Preferred Stock, and the conversion of all Series A Preferred Stock into Common Stock. For purposes of determining “P,” only shares of Series A Preferred Stock issued and outstanding shall be considered; provided, that in the event that any additional shares of Series A Preferred Stock are issued to the Investor Indemnified Parties as part of a Note Conversion or pursuant to Section 5 of any Bridge Note, concurrently with the occurrence of each such issuance, the amount payable to the Investor in connection with all claims for indemnification made by any Investor Indemnified Party prior to the date of such issuance shall be recalculated to give effect to such issuance, and the Company shall pay to the applicable Investor Indemnified Parties any additional indemnification payments to which such Investor Indemnified Parties would have been entitled had such additional shares of Series A Preferred Stock been issued and outstanding from and after the Closing.

(iii) Notwithstanding anything to the contrary contained herein, this Section 9.7 shall not apply with respect to any indemnification payment made to any Investor Indemnified Party under this Article IX using Available Excess Non-Core Cash Proceeds. The Company shall notify the Investors of its intention to use Available Excess Non-Core Cash Proceeds for any such indemnification payment, and the amount of Available Excess Non-Core Cash Proceeds usable for such purpose shall be mutually and reasonably determined by the Company the Investors following such notice. In connection therewith, any such notice delivered by the Company under this Section will include a statement of the amount of Available Excess Non-Core Cash Proceeds at such time, together with reasonably detailed documentation supporting its calculation thereof. The Company shall provide the Investors with such documentation and information as any of them may reasonably request from time to time in order to determine and evaluate the calculations and amounts set forth in any such statement. In the event that the Company and the Investors are unable to agree upon the calculations and amounts set forth in any statement delivered by the Company under this Section, within ten (10) business days following the Company’s delivery thereof to the Investors, the determination of such amounts shall be made by a Qualified Appraiser (as defined in the Amended and Restated Articles), whose fees will be borne by the Company. Notwithstanding the foregoing, if a Negative Intercompany Balance exists as of the date that any Available Excess Non-Core Cash Proceeds is proposed to used for an indemnification payment to an Investor Indemnified Party under this Article IX, the Company shall apply any Available Excess Non-Core Cash Proceeds to reduce such Negative Intercompany Balance to zero prior to making any such indemnification payment hereunder, and the amount so applied shall, for the avoidance of doubt, no longer constitute Available Excess Non-Core Cash Proceeds hereunder.

9.8 Acknowledgment. (a) The parties acknowledge and agree that from and after the Closing the indemnification obligations set forth in this Article IX are the exclusive remedy of the respective Indemnified Parties (i) for any inaccuracy in any of the representations or any breach of any of the warranties or covenants contained herein or (ii) otherwise with respect to this Agreement and the transactions contemplated by this Agreement and matters arising out of, relating to or resulting from the subject matter of this Agreement, whether based on statute, contract, tort, property or otherwise, and whether or not arising from the relevant party’s sole, joint or concurrent negligence, strict liability or other fault, except, in any event, with respect to fraud or willful misconduct.

(b) Nothing in this paragraph (b) shall be deemed to limit the foregoing paragraph (a). Investor has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges that Company has provided Investor and Onex with access to the personnel, properties, premises and books and records of the Company and its Subsidiaries for this purpose. In entering into this Agreement, Investor and Onex have relied solely upon their own investigation and analysis, and each of Investor and Onex (i) acknowledge that, except for the specific representations and warranties of Company contained in Article V hereof, neither the Company nor any of the its Subsidiaries nor any of each foregoing person’s managers, directors, officers, employees, members, equity holders, controlling persons, agents or representatives, makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including any projections, estimates or other forward-looking information) provided (including in any management presentations, information memorandum, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Investor and Onex or any of their managers, directors, officers, employees, members, equity holders, controlling persons, agents or representatives and (ii) agrees, to the fullest extent permitted by Law, that Company and their Subsidiaries and each foregoing person’s managers, directors, officers, employees, members, equity holders, controlling persons, agents and representatives shall not have any liability or responsibility whatsoever to Investor or any of its managers, directors, officers, employees, members, equity holders, controlling persons, agents or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom), to Investor or Onex or any of their managers, directors, officers, employees, members, equity holders, controlling persons, agents or representatives, except (i) to the extent expressly set forth in Article V hereof with respect to such representations and warranties and subject to the limitations and restrictions contained in this Agreement, and (ii) with respect to fraud or willful misconduct.

(c) Notwithstanding anything to the contrary in this Agreement, in no event shall an Indemnifying Party be liable to any Indemnified Party, for any consequential or punitive damages, except to the extent arising from or in connection with an action, proceeding or other claim against an Investor Indemnified Party, the Company or any Subsidiary. The parties acknowledge and agree that the issuance of shares of capital stock by the Company or any of its Subsidiaries as consideration in connection with the settlement, compromise, remediation, adjudication or other resolution of any matter in respect of which the Investor Indemnified Parties may seek indemnification hereunder shall constitute Damages in respect of which the Investor Indemnified Parties may seek indemnification hereunder.

(d) No Indemnified Party may assign such Person’s rights to indemnification hereunder to any third party.

(e) To the extent that the Company satisfies any Liability it has in connection with the matters described in Section 9.1(a)(vi) hereof by the issuance of additional shares of Common Stock to the ESOP, the Company shall indemnify each Investor Indemnified Party by issuing to such Investor Indemnified Party a sufficient number of shares of Series A Preferred Stock so that the percentage of the fully-diluted outstanding Common Stock owned by it (on an as-converted basis) after giving effect to such issuance of Common Stock to the ESOP and the issuances of Series A Preferred Stock to the Investor Indemnified Parties pursuant to this sentence is equal to its percentage ownership (on an as-converted basis) of the fully-diluted outstanding Common Stock immediately prior to such events. If the Company issues Series A Preferred Stock to the Investors pursuant to the immediately preceding sentence and thereafter issues Series A Preferred Stock to the Investors or their Affiliates pursuant to the Bridge Notes, it will, concurrently with each such issuance pursuant to the Bridge Notes, issue to each Investor a number of additional shares of Series A Preferred Stock equal to the excess of (x) the number of shares of Series A Preferred Stock that such Investor would have received pursuant to the immediately preceding sentence if the shares so issued pursuant to the Bridge Notes or previously taken into account pursuant to this clause (x) had been outstanding and held by the Investors immediately prior to the issuance of shares pursuant to the immediately preceding sentence and (y) the number of shares of Series A Preferred Stock that such Investor received pursuant to the immediately preceding sentence and previously under this sentence.

ARTICLE X.

TERMINATION

10.1 Termination of Agreement. Onex and the Company may terminate this Agreement as provided below:

(a) Onex and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Onex may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event that the Company has materially breached any representation, warranty or covenant contained in this Agreement, Investor has notified the Company of the breach in writing, setting forth the specifics of the breach and the expected cure, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before October 17, 2011; and

(c) the Company may terminate this Agreement by giving written notice to the Investors at any time prior to the Closing (i) in the event that the Investors have breached any representation, warranty, or covenant contained in this Agreement, the Company has notified Investor of the breach in writing, setting forth the specifics of the breach and the expected cure, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before October 17, 2011

(d) Onex may terminate this Agreement during the seven day period following its receipt of the Company Q1 Unaudited Financial Statements in accordance with Section 7.4 hereof in the event that it is not reasonably satisfied therewith.

10.2 Effect of Termination. If either Investor or the Company terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for any breach of any representation, warranty or covenant prior to such termination); provided, however, that this Section 10.2 and Article XI shall survive termination.

ARTICLE XI.

GENERAL PROVISIONS

11.1 Fees and Expenses. In the event that the Transaction is not consummated, each Party shall bear its own fees and expenses incurred in connection with the Transaction (subject to Section 10.2); provided, however, that in the event that the Transaction is consummated, the Company shall reimburse the Investors (and their respective Affiliates) for all reasonable and documented fees and expenses, including legal and accounting fees, application fees paid by Investor pursuant to Section 7.3(a) in connection with filings required under the Antitrust Laws (including, for the avoidance of doubt, the filings set forth on Schedule 7.3), and expenses incurred by the Investors in connection with the Transaction, not to exceed $2,500,000.

11.2 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telecopy or email, receipt acknowledged, addressed as set forth below or to such other Person or Persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the other parties hereto. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

To the Investors:

c/o Onex Manager L.P.

712 Fifth Avenue

New York, NY 10019

Attn: Adam Reinmann

Fax: (212) 582-0909

With a mandatory copy to (which shall not constitute notice):

Onex Corporation

161 Bay Street

P.O. Box 700

Toronto, Ontario M5J 2S1

Attn: Andrea F. Daly, Esq.

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

Attn: Joel I. Greenberg, Esq.

Fax: (212) 836-8211

To the Company:

JELD-WEN Holding, inc.

3250 Lakepoint Blvd.

Klamath Falls, OR 97601

Attn: David Stork, Senior VP and General Counsel

With a mandatory copy to (which shall not constitute notice):

Stoel Rives LLP

900 SW Fifth Ave., Suite 2600

Portland, OR 97204

Attn: Ruth A. Beyer

Fax: (503) 220-2480

11.3 Assignment and Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of Law or otherwise, by any party hereto to any other Person without the prior written consent of Onex and the Company, except that Investor may assign this Agreement to one or more of its Affiliates, provided that no such assignment shall relieve any Investor of any of its obligations hereunder. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective permitted successors, heirs and assigns.

11.4 Amendment, Modification and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Onex and the Company. Any such amendment, modification, extension or waiver shall be in writing. The waiver by a party hereto of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

11.5 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the Laws of the State of Delaware, irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of Law that would give effect to the Laws of another jurisdiction.

11.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

11.7 Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of federal and state courts in the State of Delaware for purposes of any Proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto hereby waives, and agrees not to assert in any such dispute, in each case to the fullest extent permitted by applicable Law, any claim that (a) such party is not personally subject to the jurisdiction of such courts, (b) such party and such party’s property is immune from any legal process issued by such courts or (c) any Proceeding commenced in such courts is brought in an inconvenient forum.

11.8 Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.9 Severability. If any term or other provision of this Agreement (or portion thereof) or the application of any such term or other provision (or portion thereof) to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced pursuant to any applicable Law or public policy, all other terms and provisions of this Agreement (or remaining portion of such term or other provision) will nevertheless remain in full force and effect. Upon such determination by a court of competent jurisdiction that any term or other provision (or portion thereof) of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto will negotiate to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

11.10 Counterparts; Third-Party Beneficiaries. This Agreement may be executed in two or more counterparts, including by facsimile transmission, each of which shall be deemed an original, and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same agreement. This Agreement will be binding upon and inure solely to the benefit of each party hereto, and, except as set forth in Section 7.15 and Article IX, nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.11 Entire Agreement. This Agreement, together with the Disclosure Schedules, other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings, both written and oral, with respect to the subject matter hereof, including, without limitation, the Prior Purchase Agreement, and the Schedules and the Exhibits thereto.

11.12 Specific Performance. The parties hereto agree that in the event of a breach of this Agreement, money damages may be inadequate and the aggrieved party may have no adequate remedy at law. Accordingly, the parties agree that, in the event of any actual or threatened breach, the aggrieved party or parties shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and each other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other temporary, preliminary and permanent equitable relief (and no bond or other security shall be required in connection therewith). If any such action is brought by the aggrieved party or parties to enforce this Agreement, each of the other parties hereto hereby waives the defense that there is an adequate remedy at law.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, under seal, all as of the date first above written.

COMPANY:	JELD-WEN HOLDING INC.

	By:	/s/ Ron Saxton
	Name:	Ron Saxton
	Title:	Chief Administrative Officer

[Signature Page to Amended and Restated Stock Purchase Agreement]

ONEX:	ONEX PARTNERS III LP

	By:	Onex Partners III GP LP, its General Partner
	By:	Onex Partners Manager LP, its Agent
	By:	Onex Partners Manager GP ULC, its General Partner

		By:	/s/ Robert Le Blanc
		Name:	Robert Le Blanc
		Title:	Director

		By:	/s/ Donald West
		Name:	Donald West
		Title:	Vice President

INVESTORS:	ONEX ADVISOR III LLC

		By:	/s/ Donald West
		Name:	Donald West
		Title:	Director

		By:	/s/ Joel I. Greenberg
		Name:	Joel I. Greenberg
		Title:	Director

ONEX PARTNERS III GP LP

	By:	Onex Partners GP Inc., its General Partner

		By:	/s/ Robert Le Blanc
		Name:	Robert Le Blanc
		Title:	Director

		By:	/s/ Donald West
		Name:	Donald West
		Title:	Vice President

[Signature Page to Amended and Restated Stock Purchase Agreement]

ONEX PARTNERS III PV LP

By:	Onex Partners III GP LP, its General Partner
By:	Onex Partners Manager LP, its Agent
By:	Onex Partners Manager GP ULC, its General Partner

	By:	/s/ Robert Le Blanc
	Name:	Robert Le Blanc
	Title:	Director

	By:	/s/ Donald West
	Name:	Donald West
	Title:	Vice President

ONEX PARTNERS III SELECT LP

By:	Onex Partners III GP LP, its General Partner
By:	Onex Partners Manager LP, its Agent
By:	Onex Partners Manager GP ULC, its General Partner

	By:	/s/ Robert Le Blanc
	Name:	Robert Le Blanc
	Title:	Director

	By:	/s/ Donald West
	Name:	Donald West
	Title:	Vice President

[Signature Page to Amended and Restated Stock Purchase Agreement]

ONEX US PRINCIPALS LP

By:	Onex American Holdings GP LLC, its General Partner

	By:	/s/ Robert Le Blanc
	Name:	Robert Le Blanc
	Title:	Director

	By:	/s/ Donald West
	Name:	Donald West
	Title:	Director

ONEX CORPORATION

	By:	/s/ Andrea Daly
	Name:	Andrea Daly
	Title:	Vice President

	By:	/s/ Christopher Govan
	Name:	Christopher Govan
	Title:	Managing Director

ONEX AMERICAN HOLDINGS II LLC

	By:	/s/ Robert Le Blanc
	Name:	Robert Le Blanc
	Title:	Director

	By:	/s/ Donald West
	Name:	Donald West
	Title:	Director

BP EI LLC

	By:	/s/ Robert Le Blanc
	Name:	Robert Le Blanc
	Title:	Director

[Signature Page to Amended and Restated Stock Purchase Agreement]

1597257 ONTARIO INC.

By:	/s/ Andrea Daly
Name:	Andrea Daly
Title:	Vice President

By:	/s/ Christopher Govan
Name:	Christopher Govan
Title:	Managing Director

[Signature Page to Amended and Restated Stock Purchase Agreement]

EXHIBIT A

FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

[see attached]

Exhibit A

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

JELD-WEN HOLDING, INC.

These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation and all previous amendments and restatements.

ARTICLE I.

NAME

The name of the Corporation is “JELD-WEN Holding, inc.” (the “Corporation”).

ARTICLE II.

AUTHORIZED CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 (the “Shares”), of which 22,000,000 Shares shall be Common Stock (the “Common Stock”), and 8,000,000 Shares shall be Preferred Stock (the “Preferred Stock”, and together with the Common Stock, the “Capital Stock”), of which 7,999,999 Shares shall be designated “Series A Convertible Preferred Stock” and one (1) Share shall be designated “Series B Preferred Stock”.

ARTICLE III.

RIGHTS, POWERS, PRIVILEGES AND RESTRICTIONS PERTAINING TO COMMON STOCK

The rights, powers, privileges and restrictions granted to and imposed on the Common Stock are as follows:

A. Relative Rights. Except as (a) any provision of law or (b) any provision in these Articles of Incorporation may otherwise provide, each share of Common Stock shall have the same rights, privileges, interests and attributes, and shall be subject to the same limitations, as every other share of Common Stock and, without limitation, shall entitle the holder of record of any such issued and outstanding share of Common Stock to receive an equal proportion of any cash dividends that may be declared, set apart or paid, an equal proportion of any distributions of authorized but unissued shares of the Corporation, if any, that may be made, an equal proportion of any distributions of any bonds or property of the Corporation, including the shares or bonds of other entities, that may be made, and an equal proportion of any distributions of the net assets of the Corporation (whether stated capital or surplus) that may be made upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation”).

B. Voting. Each holder of shares of Common Stock shall be entitled to notice of and to attend all special and annual meetings of the shareholders of the Corporation (the “Shareholders”) and to cast one vote for each outstanding Share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the Shareholders in accordance with the OBCA. The holders of Shares of Common Stock shall vote as a separate class with respect to the election and removal of directors (other than Preferred Directors) and, except as required by law, together with the Series A Convertible Preferred Stock as a single class upon all other matters submitted to a vote of Shareholders, including a plan of merger. The holders of Common Stock are not entitled to vote separately on a plan of merger.

C. Authorized Shares. Subject to Section B(8) of Article IV, the number of authorized shares of Common Stock may be increased or decreased (but not decreased below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock entitled to vote.

D. Dividends. Subject to Section A(2)(b) of Article IV, whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board.

E. Dissolution, Liquidation, Winding-Up. Subject to Section C of Article IV, in the event of any Liquidation, the holders of the Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate, pro rata, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock, in the event of any Liquidation, the full preferential amounts, if any, to which they are entitled.

ARTICLE IV.

RIGHTS, POWERS, PRIVILEGES AND RESTRICTIONS PERTAINING TO PREFERRED STOCK

The rights, powers, privileges and restrictions granted to and imposed on the Preferred Stock are as follows:

A. Series A Convertible Preferred Stock.

(1) Voting. In addition to any voting rights granted under applicable law and by these Articles of Incorporation, and subject to Section E, each holder of shares of the

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Series A Convertible Preferred Stock shall be entitled to notice of and to attend all special and annual meetings of Shareholders and to cast a number of votes equal to the number of shares of Common Stock into which such holder’s shares of the Series A Convertible Preferred Stock could be converted (as more fully described in Section C below) on the record date for the vote or consent of Shareholders upon any matter or thing properly considered and acted upon by the Shareholders. The holders of shares of the Series A Convertible Preferred Stock shall vote with holders of the Common Stock as a single class upon all matters submitted to a vote of Shareholders, other than the election and removal of directors, subject to any class or series shareholder voting requirement under applicable law. The holders of the Series A Convertible Preferred Stock shall vote with holders of the Common Stock on a plan of merger and are not entitled to vote separately on a plan of merger. The holders of Series A Convertible Preferred Stock, voting as a separate class, shall have the exclusive power to elect and remove Series A Preferred Directors.

(2) Dividends.

(a) Dividends on each share of the Series A Convertible Preferred Stock shall accrue at the rate of ten percent (10%) per annum on the sum of the Series A Initial Liquidation Value and the accrued but unpaid dividends on such share from and including (x) the Series A Initial Issuance Date in the case of shares of Series A Convertible Preferred Stock purchased with the Series A Initial Investment Amount, including, for the avoidance of doubt, shares of Series A Convertible Preferred Stock purchased in connection with the Tender Offer Transactions, (y) the date that is eighteen months after the Series A Initial Issuance Date (the “Note Conversion Date”) in the case of shares of Series A Convertible Preferred Stock issued on or after the Note Conversion Date pursuant to the Bridge Notes or (z) the date such share is required to be issued pursuant Section 9.8(e) of the Stock Purchase Agreement. Such dividends shall be fully cumulative and accumulate and accrue continually and compound annually at the rate described above, whether or not they have been declared and whether or not there are funds of the Corporation legally available for the payment thereof. The aggregate accrued but unpaid dividends (including accrued but unpaid dividends based on the annual compounding provided for herein) on the Series A Convertible Preferred Stock are referred to herein as “Series A Unpaid Dividends.” Dividends on the Series A Convertible Preferred Stock shall be payable only when, as and if declared by the Board or as provided in Section C. Dividends accrued on the Series A Convertible Preferred Stock for the one-year period beginning on the Series A Initial Issuance Date shall not be declared or paid; dividends accrued on the Series A Convertible Preferred Stock after such one-year period may only be declared and paid, in whole or in part, at any time or times during the calendar year in respect of which they accrue.

(b) Except as described in Section D, no dividend or distribution (which for avoidance of doubt does not include a redemption) shall be declared or paid on the Common Stock unless (i) (A) there are no Series A Unpaid Dividends, and (B) a dividend or distribution on the Series A Convertible Preferred Stock is concurrently declared and paid as provided in the following sentence, or (B) such dividends or distribution is declared and paid after the Note Conversion Date, consists solely of Distributable Non-Core Assets/Proceeds and provisions reasonably satisfactory to the Board have been made to reimburse the Corporation for any federal, state, and foreign tax that the Corporation and any

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of its subsidiaries may become subject to as a result of such distribution. The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive a pro rata share, based on the number of shares of Common Stock into which such holders’ shares of the Series A Convertible Preferred Stock could be converted (as more fully described in Section B below), of any distribution made by the Corporation to the holders of Common Stock (other than a distribution made to the holders of Common Stock pursuant to Section C, or distributions consisting solely of Distributable Non-Core Assets/Proceeds and made after the Note Conversion Date); no such dividend shall reduce the amount of Unpaid Dividends.

(c) Notwithstanding clause (i) of the first sentence of Section (2)(b) and the existence of Series A Unpaid Dividends that may not be declared and paid pursuant to the last sentence of Section 2(a), the Corporation may declare and pay dividends on the Common Stock if (i) the Corporation gives notice to the holders of the Series A Convertible Preferred Stock describing the proposed dividend and offering to declare and pay such Series A Unpaid Dividends if the Articles of Incorporation are amended to permit such declaration and payment, (ii) such notice includes a notice of a special meeting of shareholders to be held within 20 days at which an amendment with the sole effect of permitting such declaration and payment will be submitted for approval, and (iii) such proposed amendment is not approved by the requisite vote of the holders of Series A Convertible Preferred Stock. Nothing in this subsection (c) shall excuse compliance with clause (ii) of the first sentence of Section 2(b).

B. Conversion of the Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock have the following conversion rights:

(1) Optional Conversion. Subject to Section B(9), each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock, into a number of shares of Common Stock equal to the sum of one (1) and the quotient of the Series A Unpaid Dividends with respect to such share of Series A Convertible Stock divided by the Equity Constant (as adjusted from time to time as provided below, the “Conversion Rate”).

(2) Automatic Conversion. If, at any time after the fifth (5th) anniversary of the Series A Initial Issuance Date, the Corporation effects an initial Public Offering of its Common Stock pursuant to a registration on Form S-1 or any similar long form registration which satisfies all of the following criteria:

(a) the Public Offering is effected on a firm commitment underwritten basis through a major underwriting firm of national reputation;

(b) the price to the public in the Public Offering is sufficient so that, if all of the shares of Series A Convertible Preferred Stock were converted into Common Stock and sold for cash at the price to the public on the date of the closing of the Public Offering, (x) the present value, as of the Series A Initial Issuance Date, of all cash sale proceeds, cash dividends and cash redemption payments with respect to shares of Series A Convertible Preferred Stock issued on the Series A Initial Issuance Date, discounted at 25% per annum on the basis of annual compounding, would equal the Series A Initial Investment

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Amount and (y) the present value, as of the Note Conversion Date, of all cash sale proceeds, cash dividends and cash redemption payments with respect to shares of Series A Convertible Preferred Stock issued upon conversion of the Bridge Notes (including pursuant to Section 5 thereof), discounted at 25% per annum on the basis of annual compounding, would equal the amount of principal and interest on the Bridge Notes converted into shares of Series A Convertible Preferred Stock;

(c) the Common Stock offered pursuant to the Public Offering is listed on the New York Stock Exchange or the NASDAQ Global Select Market; and

(d) immediately after the closing of the Public Offering, the Common Stock has a public float of at least $300,000,000;

then, effective immediately upon the closing of such IPO, all outstanding shares of the Series A Convertible Preferred Stock shall be converted into shares of Common Stock at the Conversion Rate at such time.

(3) Mechanics of Optional Conversion. Before any holder of shares of the Series A Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to Section B(1), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such Series A Convertible Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder’s name or the name or names of such holder’s nominees in which such holder wishes the certificate or certificates to be registered for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid. Except as set forth herein, conversion pursuant to Section B(1) shall be deemed to have occurred immediately prior to the close of business on the date of such surrender of the shares of the Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Convertible Preferred Stock shall not be deemed to have converted such Series A Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

(4) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Initial Issuance Date effect a subdivision of the outstanding Common Stock (including, but not limited to, by way of stock dividend, reclassification or stock split), the Conversion Rate then in effect immediately before the subdivision shall be proportionately increased and, conversely, if the Corporation shall at any time or from time to time after the Series A Initial Issuance Date combine, in any manner, including by reclassification, the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately decreased so that, in either case, the holder of each share of the Series A Convertible Preferred Stock shall have the right

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thereafter to convert such share into the number of shares of Common Stock receivable upon such subdivision or combination by holders of the number of shares of Common Stock into which such share of the Series A Convertible Preferred Stock might have been converted immediately prior to such subdivision or combination, all subject to further adjustments as provided herein. Any adjustment under this subsection (4) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(5) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock at any time or from time to time after the Series A Initial Issuance Date shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B(3) above or a reorganization, merger, consolidation or sale of assets provided for in Section B(6) below), then, and in each such event, provision shall be made (by adjustment to the Conversion Rate or otherwise) so that the holder of each share of the Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of the Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustments as provided herein.

(6) Adjustment of Conversion Rate for Reorganization, Merger, or Consolidation. If at any time or from time to time after the Series A Initial Issuance Date there shall be a capital reorganization of the Corporation (other than a subdivision, combination, reclassification, exchange or substitution of shares provided for in Sections B(4) and B(5) above), or a merger or consolidation of the Corporation with or into another entity, then, as a part of such reorganization, merger or consolidation, provision shall be made (by adjustment to the Conversion Rate or otherwise) so that the holders of the Series A Convertible Preferred Stock that remain outstanding thereafter, if any, shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the kind and amount of shares of stock and other securities receivable upon such reorganization, merger, or consolidation by holders of the number of shares of Common Stock into which such shares of the Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, merger, or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section B with respect to the rights of the holders of the Series A Convertible Preferred Stock after the reorganization, merger, or consolidation, to the end that the provisions of this Section B (including adjustment of the Conversion Rate then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

(7) Shares Issued Pursuant to the Bridge Notes. The “Conversion Rate” and other conversion rights applicable to the shares of Series A Convertible Preferred Stock that may be issued pursuant to the Stock Purchase Agreement and the Bridge Notes shall be the same as the previously issued shares of Series A Convertible Preferred Stock and reflect all adjustments previously made under Sections B(4), B(5) and B(6) above.

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(8) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Oregon, use its best efforts to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Series A Convertible Preferred Stock at the time outstanding.

(9) Payment of Taxes. The Corporation shall pay any and all issuance and other stock transfer taxes that may be payable in respect of any issuance or delivery of Common Stock upon conversion of the Series A Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock in a name other than that in which Series A Convertible Preferred Stock so converted was registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax.

(10) Converted Shares. Shares of Series A Convertible Preferred Stock that have been converted shall be cancelled and shall not be reissued.

(11) Company Sale Conversion. Notwithstanding anything set forth in this Section B, in the event of a conversion of shares of Series A Convertible Preferred Stock in connection with a Company Sale, the number of shares of Common Stock to be issued to the holders of Series A Convertible Preferred Stock shall be determined by calculating the amount that would be received by each holder of Series A Convertible Preferred Stock and each holder of Common Stock in connection with a Company Sale pursuant to Section C, assuming that the amount distributable to all holders of Capital Stock was equal to the equity value implied by the price to be paid pursuant to such Company Sale transaction. The number of shares of Common Stock to be received by each holder of Series A Convertible Preferred Stock upon conversion shall be such that, after giving effect to the conversion, the shares of Common Stock are held by the former holders of Series A Convertible Preferred Stock and Common Stock in the same relative proportions as the assumed distributions determined under the preceding sentence.

C. Liquidation or Sale Preference.

In the event of Liquidation of the Corporation, or a sale of the Corporation by way of a merger, the sale of all or substantially all of the Corporation’s assets, or the sale of all of the Corporation’s outstanding Common Stock and Preferred Stock (a “Company Sale”), the proceeds of such Liquidation or Company Sale shall be distributed as follows: (i) first, to the holder of the share of Series B Preferred Stock, $1,000; (ii) second, to the holders of Series A Convertible Preferred Stock, an amount equal to the Equity Constant per share of Series A Convertible Preferred Stock (the “Series A Initial Liquidation Value”) (as adjusted to reflect any subdivision or combination of shares to which the Series A Convertible Preferred Stock has been subject) plus an amount equal to the Series A Unpaid Dividends; (iii) third, to holders of Common Stock, an amount equal to the Equity Constant per share of Common Stock (as

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adjusted to reflect any subdivision or combination of shares to which the Common Stock has been subject) (the “Common Stock Liquidation Value”); and (iv) fourth, any remaining proceeds from the Liquidation or Company Sale shall be distributed to the holders of Common Stock and Series A Convertible Preferred Stock on a pro rata basis (based on the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock could be converted as of such date (as more fully described in Section B above)). The conversion of the Bridge Notes upon a Liquidation or Company Sale shall be deemed to have occurred immediately prior to (and shall be taken into account for purposes of) the distribution provided by this Section. If no shares of Series A Convertible Preferred Stock are outstanding, the proceeds of a Company Sale shall be distributed pro rata to the holders of Common Stock.

D. Company Redemption of Series A Convertible Preferred Stock.

(1) At any time after (a) the sixth (6th) anniversary of the Series A Initial Issuance Date, in the event that (i) the Corporation has effected a Qualified Public Offering by no later than the fifth (5th) anniversary of the Series A Initial Issuance Date and (ii) the Common Stock is actively traded on an Approved Securities Exchange, with a public float of no less than $300,000,000, or (b) in the event that clause (a) of this Section D(1) is not applicable, at any time after the eighth (8th) anniversary of the Series A Initial Issuance Date, the Corporation may, by written notice (a “Company Redemption Notice”) to the holders of the Series A Convertible Preferred Stock, elect to redeem (a “Company Redemption”) all (but not less than all) outstanding shares of the Series A Convertible Preferred Stock at a redemption price (the “Company Redemption Price”) equal to the amount necessary so that (x) the present value, as of the Series A Initial Issuance Date, of all cash dividends and cash redemption payments with respect to shares of Series A Convertible Preferred Stock issued on the Series A Initial Issuance Date, discounted at 25% per annum on the basis of annual compounding, equals the Series A Initial Investment Amount and (y) the present value, as of the Note Conversion Date, of all cash dividends and cash redemption payments with respect to shares of Series A Convertible Preferred Stock issued upon conversion of the Bridge Notes, discounted at 25% per annum on the basis of annual compounding, equals the amount of principal and interest on the Bridge Notes converted into shares of Series A Convertible Preferred Stock; provided, however, that prior to exercising its right to a Company Redemption pursuant to this Section D, the Corporation shall provide evidence reasonably satisfactory to the holders of Series A Convertible Preferred Stock that such Company Redemption does not violate applicable law or violate, contravene or cause a default under any agreements or obligations related to indebtedness of the Corporation and will not result in the Company becoming insolvent; and provided, further, that (i) after giving effect to the Company Redemption the ratio of pro-forma Consolidated Indebtedness to TTM EBITDA will not exceed 4.75, and (ii) for a period of two (2) years after the consummation of the Company Redemption, the Company may not declare or pay cash dividends or distributions with respect to equity interests to, or purchase equity interests from, its equity holders except to the extent required by applicable law in connection with the ESOP and as required pursuant to written agreements or as provided in the Corporation’s written policies and procedures relating to stock repurchases, in each case as in effect as of immediately prior to the Company Redemption.

(2) The Company Redemption Notice shall be delivered to each holder of record of Series A Convertible Preferred Stock, at the address last shown on the records of the

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Corporation for such holder, and shall notify such holder of the redemption to be effected, and shall specify the applicable redemption price, the number of shares to be redeemed from such holder, the date upon which the Company Redemption shall be effective (which in no event shall be earlier than ninety (90) days following delivery of the Company Redemption Notice) (the “Company Redemption Date”) and shall call upon such holder to surrender to the Corporation, in the manner and at the place designated, the holder’s certificate or certificates representing the shares to be redeemed.

(3) On or after the Company Redemption Date, the Corporation shall pay the applicable Company Redemption Price, in cash, out of funds legally available therefor to each holder of Series A Convertible Preferred Stock. Upon such payment, the shares of Series A Convertible Preferred Stock being redeemed shall no longer be outstanding and the holders thereof shall thereupon surrender the certificates formerly representing such shares at the office of the Corporation, upon which such surrendered certificate shall be cancelled. Dividends shall cease accruing on the Series A Convertible Preferred Stock on the Company Redemption Date.

(4) At any time prior to the Company Redemption Date (including, for the avoidance of doubt, following receipt of a Company Redemption Notice), any holder of Series A Convertible Preferred Stock may exercise its right to convert any or all of such holder’s shares of Series A Convertible Preferred Stock in accordance with Section B, and the remaining shares of Series A Convertible Preferred Stock will be redeemed at the same purchase price per share as if such conversion had not occurred.

(5) For the avoidance of doubt, a Company Redemption Notice shall be irrevocable. In the event that the Company gives a Company Redemption Notice but fails to perform its obligations to effect such Company Redemption, in addition to any remedies the holders of Series A Convertible Preferred Stock may have in law or equity, the Company will have no further rights under this Section D of Article IV.

E. Series B Preferred Stock.

(1) Voting. In addition to any voting rights granted under applicable law, the Series B Preferred Stock shall only be entitled to vote on the election and removal of the Series B Preferred Directors pursuant to B(3) of Article VI and shall have no other voting rights. The holders of the Series B Preferred Stock, voting as a separate class, shall have the exclusive power to elect and remove the Series B Directors.

(2) Dividends; Cancellation. The Series B Preferred Stock shall not receive dividends. Upon the conversion of all Series A Convertible Preferred Stock into Common Stock or the redemption of all Series A Convertible Preferred Stock, any outstanding shares of Series B Preferred Stock shall be automatically cancelled with no further action of the holder or the Corporation and the holder shall promptly surrender the certificate representing such shares to the Corporation. Shares of Series B Preferred Stock that are so cancelled shall not be reissued.

F. Vote on Company Sale. In the event of a Company Sale contemplated by Section 1 of the Onex Shareholders Agreement that is to be effected as a merger, share exchange

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or sale of assets, the only shareholder approval required shall be the affirmative vote of a majority of the outstanding Series A Convertible Preferred Stock and Common Stock, voting as a single class; with respect to any such matter, the holders of Common Stock shall be entitled to one vote per share and the holders of Series A Convertible Preferred Stock shall be entitled to a number of votes per share equal to the quotient obtained by dividing the product of two and the number of outstanding shares of Common Stock by the number of outstanding shares of Series A Convertible Preferred Stock.

ARTICLE V.

RIGHTS, POWERS, PRIVILEGES AND RESTRICTIONS PERTAINING TO ALL CAPITAL STOCK

The rights, powers, privileges and restrictions granted to and imposed on the Common Stock and Preferred Stock are as follows:

A. Preemptive Rights.

(1) Subject to Section A(6) of this Article V, if the Corporation authorizes or proposes to authorize the issuance or sale of any additional shares of Common Stock, Preferred Stock or other equity securities, or any securities convertible into or exchangeable or exercisable for Common Stock, Preferred Stock or other equity securities (collectively, “Participation Securities”) at any time, the Corporation shall deliver written notice thereof (a “Participation Notice”) to each holder of record of Common Stock and Series A Convertible Preferred Stock, at the address last shown on the records of the Corporation for such holder, at least ten (10) business days prior to the proposed issuance or authorization. The Participation Notice shall specify: (i) the number of Participation Securities that the Corporation proposes to issue or sell, (ii) the rights and preferences of such Participation Securities, (iii) the Person(s) to whom such Participation Securities are proposed to be issued or sold, (iv) the price (before any commission or discount) at which such Participation Securities are proposed to be issued or sold (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Participation Notice is given, the method of determining such price and an estimate thereof), and (v) the other material terms and conditions upon which the Corporation intends to issue or sell the Participation Securities. Following delivery by the Corporation of a Participation Notice, the Corporation shall provide such additional information as the holders of Common Stock or Series A Convertible Preferred Stock receiving such Participation Notice may reasonably request, at the expense of such holders, in order to evaluate the proposed sale of the Participation Securities. A holder of Common Stock or Series A Convertible Preferred Stock that is not an “accredited investor” as defined in Regulation D under the Securities Act (or any comparable concept under any successor Rule) shall not be treated as a holder of Common Stock or Series A Convertible Preferred Stock, as applicable, for purposes of this Section A.

(2) Each holder of Common Stock or Series A Convertible Preferred Stock shall have a period of ten (10) days (the “Participation Period”) after the receipt of the Participation Notice within which to notify the Corporation in writing (the “Participation Exercise Notice”) that such holder wishes to acquire a specified amount of the Participation

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Securities, up to its Pro Rata Portion (as defined below) (each such electing shareholder, a “Participating Shareholder”). Such Participation Exercise Notice shall constitute an irrevocable commitment by such holder to purchase such number of Participation Securities set forth therein on the terms and subject to the conditions set forth in this Section A. “Pro Rata Portion” means, with respect to any Participating Shareholder, a number of Participation Securities, expressed as a percentage, equal to the maximum number of Participation Securities proposed to be issued or sold by the Corporation multiplied by the Percentage Ownership of such Participating Shareholder.

(3) The Corporation shall notify each Participating Shareholder within five (5) days following the expiration of the Participation Period of the number or amount of Participation Securities which such Participating Shareholder has subscribed to acquire in connection with the applicable Participation Notice.

(4) The purchase of, or subscription for, Participation Securities by the Participating Shareholders shall be at the same price (or, if applicable, the estimated price) and on the same terms and conditions, including the date of sale or issuance, as are applicable to the proposed issuance or sale by the Corporation of the Participation Securities to other Persons. The closing of the purchase of Participation Securities shall take place at the principal offices of the Corporation, or at the same place as the closing of the proposed issuance or sale by the Corporation of the Participation Securities to other Persons if not at the principal offices of the Corporation. At the closing, the purchase price for the Participation Securities shall be paid by the purchaser(s) to the Corporation against delivery by the Corporation to the purchaser(s) of the certificates evidencing the Participation Securities to be issued, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by these Articles of Incorporation), and each Participating Shareholder exercising its preemptive rights pursuant to this Section A shall execute and deliver such documents as shall be reasonably requested by the Corporation.

(5) If (i) the Participation Period shall have expired and any portion of the offered Participation Securities shall not have been accepted by any of the holders of Common Stock or Series A Convertible Preferred Stock, or (ii) at the scheduled closing of the offered Participation Securities to all or any of the Participating Shareholders pursuant to this Section A, any of such Participating Shareholders fails to or is unable to consummate the acquisition of the Participation Securities as provided in its Participation Exercise Notice, then the Corporation shall be free to consummate the issuance or sale of the unpurchased Participating Securities to the Person(s) named in the Participation Notice; provided that such issuance or sale is consummated within ninety (90) days following the expiration of the Participation Period at a price equal to or greater than the price set forth in the Participation Notice and on terms and conditions no less favorable to the Corporation in the aggregate than are set forth in the Participation Notice. If, at the end of such 90-day period, the Corporation has not completed the sale or issuance of any such Participation Securities in accordance with the terms provided in the Participation Notice, the Corporation shall again be obligated to comply with the provisions of this Section A with respect to, and deliver a Participation Notice in connection with, any proposed sale or issuance of such Participation Securities.

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(6) The preemptive rights provided by this Section A shall not be available to holders of Common Stock or Series A Convertible Preferred Stock with respect to any issuances by the Corporation of (i) securities issued in connection with a pro rata stock dividend, stock split, subdivision, combination, recapitalization or similar transaction, (ii) securities issued upon exercise, conversion or exchange of any security of the Corporation (including, for the avoidance of doubt, the Series A Convertible Preferred Stock and the Bridge Notes), (iii) securities issued to employees or directors of, and consultants to, the Corporation and its subsidiaries in connection with an employee incentive program or similar benefit plan, (iv) securities issued to the public in connection with a Qualified Public Offering by the Corporation or in connection with the issuance or exercise of warrants or shares granted to underwriters in connection with a Public Offering, (v) securities issued to independent third parties in connection with corporate or strategic partnerships, joint ventures or alliances involving the Corporation and/or its subsidiaries, (vi) securities issued to lenders who are independent third parties in loan transactions, (vii) securities issued to independent third parties in connection with acquisitions, (viii) securities issued to subsidiaries of the Corporation, (ix) securities issued pursuant to the Stock Purchase Agreement, or (x) shares of Series B Preferred Stock. The provisions of this Section A can be waived with the written consent of each of the holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Series A Convertible Preferred Stock. For the avoidance of doubt, holders of Common Stock or Series A Convertible Preferred Stock issued pursuant to any of the issuances described in clauses (i) through (viii) of this Section A(6), when and if such shares are issued, shall be entitled to the preemptive rights provided by this Section A with respect to such shares of Common Stock and Series A Convertible Preferred Stock.

ARTICLE VI.

BOARD OF DIRECTORS

A. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in these Articles of Incorporation, the By-Laws of the Corporation and the OBCA. The Board shall hold meetings on at least a quarterly basis.

B. Number, Election and Term of Office.

(1) Upon the Series A Initial Issuance Date, continuing until the issuance of the Series B Preferred Stock or as provided in Section B(4):

(a) the Board shall consist of eight (8) members, of which the holders of the Common Stock are entitled to designate, elect, remove and replace four (4) of such directors (“Common Directors”), and the holders of Series A Convertible Preferred Stock are entitled to designate, elect, remove and replace four (4) of such directors (the “Series A Preferred Directors”); and

(b) at each annual meeting of the Shareholders or any special meeting at which one or more directors of the Corporation are to be elected (or by written consent of the Shareholders in lieu of any such meeting), (i) the holders of the Series A

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Convertible Preferred Stock shall have the right to nominate and elect the four (4) Series A Preferred Directors and (ii) the Common Directors serving as directors for the term immediately prior thereto (the “Incumbent Common Directors”) (which, for the avoidance of doubt, as of the Series A Initial Issuance Date shall refer to all directors then in office for the period immediately preceding the Series A Initial Issuance Date) shall have the right to nominate, and the holders of the Common Stock shall have the right to elect, the four (4) Common Directors.

(2) Upon the Series A Initial Issuance Date, the Board shall consist of:

(a) the following four directors who shall initially be deemed the Common Directors: Roderick Wendt, Robert Turner, Barry Homrighaus and Ron Saxton; and

(b) Anthony Munk, Philip Orsino and two other directors designated by the holders of the Series A Convertible Preferred Stock prior to the Series A Initial Issuance Date, who shall be deemed the Series A Preferred Directors.

(3) Upon the issuance of the Series B Preferred Stock, the size of the Board shall expand to ten (10) members and the holders of the Series B Preferred Stock shall be entitled to designate, elect, remove and replace two (2) directors (the “Series B Preferred Directors”, and collectively with the Series A Preferred Directors, the “Preferred Directors”) so that the Board will consist of four Series A Preferred Directors, two Series B Preferred Directors and four Common Directors.

(4) In the event of a Major Onex Ownership Decline, the number of Preferred Directors shall be reduced to one (1), who will be a Series A Preferred Director.

(5) The Common Directors and Preferred Directors shall be elected at each annual meeting of the Corporation, with each director to hold office, unless removed, until his or her successor shall have been duly elected and qualified.

(6) Any vacancy (including, but not limited to, vacancies due to resignation, removal, death or incapacitation) in the office of any Common Director shall be filled only by the affirmative vote of the holders of the Common Stock. Any vacancy (including, but not limited to, vacancies due to resignation, removal, death or incapacitation) in the office of any Preferred Director shall be filled only by the affirmative vote of the holders of the applicable series of Preferred Stock with power to elect such Preferred Director. Any Common Director or Preferred Director, respectively, elected to fill a vacancy (including any vacancy created by any removal, death or resignation of any director or for any other reason) pursuant to this Section B(5) shall hold office for a term that shall coincide with the remaining term of the replaced Common Director and Preferred Director, respectively. In the event of a vacancy in the office of any Common Director, the remaining Common Directors shall call a special meeting of shareholders to be held within 21 days of the date such vacancy arose for the purpose of filling such vacancy.

(7) The provisions of this Section B shall terminate at such time as there is no Series A Convertible Preferred Stock outstanding.

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ARTICLE VII.

DIRECTORS AND OFFICERS

A. To the fullest extent permitted by the OBCA, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its shareholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Oregon law does not apply. The Corporation shall, to the fullest extent permitted by law, as now or hereafter in effect, indemnify its directors and officers against any liabilities, losses or related expenses which they may incur by reason of serving or having served as directors or officers of the Corporation, or serving or having served at the request of the Corporation as directors, officers, trustees, partners, employees or agents of any entity in which the Corporation has an interest. Such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify any director or officer (or any of such person’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person (except for a proceeding to enforce rights to indemnification) unless such proceeding (or part thereof) was authorized or consented to by the Board.

B. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

C. The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

D. Any repeal or modification of this Article VII shall not result in any liability of a director, or any change or reduction in the indemnification to which a director, officer, employee or agent would otherwise be entitled with respect to any action or omission occurring prior to such repeal or modification.

E. The Corporation shall maintain directors’ and officers’ liability insurance policies for the benefit of the officers and directors acting in their capacity as such, which policies shall contain customary provisions (including amounts of coverage) as those generally maintained by companies of similar size as the Corporation and as otherwise approved by the Board.

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ARTICLE VIII.

BY-LAWS

Except as otherwise provided in these Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, amend and rescind the By-Laws of the Corporation, provided that Sections 1.2, 2.1, 2.5, 2.8, 2.9, 2.13, 2.15, 3.2 and 3.7 of the By-Laws shall not be amended, repealed or rescinded prior to the consummation of a Qualified Public Offering or conversion of all outstanding Series A Preferred Stock into Common Stock without the prior written consent of the holders of a majority of the shares of Common Stock then outstanding.

ARTICLE IX.

DISTRIBUTIONS

The Corporation may make distributions with respect to its stock, including repurchases and redemptions, regardless of whether the Corporation’s net assets after giving effect to the purchase would be sufficient to satisfy the preferential rights upon dissolution of holders of Preferred Stock.

ARTICLE X.

ACTION WITHOUT A MEETING

Any action to be taken by the holders of the Common Stock, Series A Convertible Preferred Stock or Series B Preferred Stock, voting as a separate class, may be approved without a meeting if the action is taken by holders of Common Stock, Series A Convertible Preferred Stock or Series B Preferred Stock, as the case may be, having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all such shareholders entitled to vote on the action were present and voted.

ARTICLE XI.

CONTROL SHARE ACT

Sections 60.801 to 60.816 of Oregon Revised Statutes shall not apply to the Corporation or the acquisition of voting securities of the Corporation.

ARTICLE XII.

AMENDMENT

The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in these Articles of Incorporation, any such amendment shall require the affirmative vote of the holders of (x) a majority of the Series A Convertible Preferred Stock and (y) a majority of the common stock, voting as separate classes.

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ARTICLE XIII.

DEFINITIONS

Capitalized terms used herein shall have the following definitions:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and when used with respect to any individual, shall also include the Relatives of such individual. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Approved Securities Exchange” means either the New York Stock Exchange or the NASDAQ Global Select Market.

“Articles of Incorporation” shall mean these Amended and Restated Articles of Incorporation.

“Available Excess Non-Core Cash Proceeds” shall have the meaning set forth in the Stock Purchase Agreement

“Board” shall mean the Board of Directors of the Corporation.

“Bridge Notes” means the Convertible Promissory Notes, in an aggregate initial principal amount of $188,878,5521, issued by the Corporation to the Onex Shareholders and their Affiliates on the Series A Initial Issuance Date.

“Capital Stock” shall have the meaning set forth in Article II.

“Common Directors” shall have the meaning set forth in Section B(1)(a) of Article VI.

“Common Stock” shall have the meaning set forth in Article II.

“Common Stock Liquidation Value” shall have the meaning set forth in Section C of Article IV.

“Company Redemption” shall have the meaning set forth in Section D(1) of Article IV.

[1]	$188,878,552, less the amount of Non-Core Asset proceeds received prior to closing.

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“Company Redemption Date” shall have the meaning set forth in Section D(2) of Article IV.

“Company Redemption Notice” shall have the meaning set forth in Section D(1) of Article IV.

“Company Redemption Price” shall have the meaning set forth in Section D(1) of Article IV.

“Company Sale” shall have the meaning set forth in Section C of Article IV.

“Consolidated Indebtedness” means, as of any date, the aggregate amount outstanding, on a consolidated basis and without duplication, of (a) all obligations of the Corporation or its Subsidiaries for borrowed money, (b) all obligations of the Corporation or its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of the Corporation or its Subsidiaries for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the business of the Corporation and its Subsidiaries, (d) all obligations of the Corporation or its Subsidiaries under conditional sale or other title retention agreements relating to property purchased by such Person and all capitalized lease obligations, (e) all payment obligations of the Corporation or its Subsidiaries on or for currency protection agreements, interest rate swap agreements or other agreements relating to derivatives based on the “mark to market” value of such agreements at the time of determination (it being understood that if the aggregate “mark to market” value is positive, such positive value will reduce the amount of Consolidated Indebtedness), (f) all obligations of the Corporation or its Subsidiaries for the reimbursement of any obligor on any letter of credit banker’s acceptance or similar credit transaction (other than any undrawn amount in respect of such letters of credit or similar credit transactions), (g) all obligations of the Corporation or its Subsidiaries or any third party secured by property or assets of the Corporation or its Subsidiaries (regardless of whether or not such Person is liable for repayment of such obligations), except for items described in the definition of Permitted Encumbrances and (h) all indebtedness of another Person of the nature referred to in clauses (a) through (g) above guaranteed directly or indirectly by the Corporation or any of its Subsidiaries solely to the extent any such guaranty has been called and not paid. For purposes of this definition, any amount denominated other than in U.S. dollars shall be converted into U.S. dollars based on the applicable exchange rate on the date of determination as reported by Wells Fargo.

“Conversion Rate” shall have the meaning set forth in Section B(1) of Article IV.

“Corporation” shall have the meaning set forth in Article I.

“Distributable Non-Core Assets/Proceeds” means, (a) with respect to any dividend or distribution in kind, any of the Non-Core Assets so long as the fair market value of the Non-Core Assets remaining with the Corporation and its subsidiaries following such distribution, as determined by the Board, is not less than the amount of Contingent Non-Core Asset Indemnification Payments at such time and (b) with respect to any cash dividend or distribution, the amount of any Available Excess Non-Core Cash Proceeds as of such date.

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“EBITDA” means earnings from continuing operations of the Corporation and its Subsidiaries before interest, taxes, depreciation and amortization, adjusted to exclude certain non-recurring and/or non-cash items which are not indicative of future performance, such as certain impairment charges, restructuring charges and affiliate equity losses associated with the operation, divestiture and termination of discontinued operations and other non-recurring items, calculated in a method consistent with the preparation of the Corporation’s financial statements.

“Equity Constant” means $234.00. Concurrently with any issuance of Series A Convertible Preferred Stock pursuant to Section 9.8(e) of the Stock Purchase Agreement, the Equity Constant will be reduced to an amount equal to the product of (a) the Equity Constant immediately prior to such issuance and (b) a fraction, (i) the numerator of which equals the number of shares Series A Convertible Preferred Stock issued and outstanding immediately prior to such issuance, and (ii) the denominator of which equals the total number of shares of Series A Convertible Preferred Stock outstanding as of immediately after such issuance. For the avoidance of doubt, a reduction in the Equity Constant will have no effect on the amount of dividends accrued on the Series A Convertible Preferred Stock prior to the occurrence of such reduction.

“ESOP” means the JELD-WEN, inc., Employee Stock Ownership and Retirement Plan and Trust.

“Incumbent Common Directors” shall have the meaning set forth in Section B(1)(b) of Article VI.

“Liquidation” shall have the meaning set forth in Section A of Article III.

“Major Onex Ownership Decline” means an event or transaction, or series of events and/or transactions, resulting in the collective Percentage Ownership of the Onex Shareholders and their permitted transferees under the Onex Shareholders Agreement equaling ten percent (10%) or less.

“Non-Core Assets” has the meaning set forth in the Stock Purchase Agreement.

“Note Conversion Date” shall have the meaning set forth in Section A(2)(a) of Article IV.

“OBCA” means the Oregon Business Corporation Act, Chapter 60 Oregon revised statutes.

“Onex Shareholders” means the purchasers identified in the Stock Purchase Agreement.

“Onex Shareholders Agreement” means the Shareholders Agreement, dated as of the Series A Initial Issuance Date, among the Corporation, the Onex Shareholders and the other signatories thereto.

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“Participating Shareholder” shall have the meaning set forth in Section A(2) of Article V.

“Participation Exercise Notice” shall have the meaning set forth in Section A(2) of Article V.

“Participation Notice” shall have the meaning set forth in Section A(1) of Article V.

“Participation Period” shall have the meaning set forth in Section A(2) of Article V.

“Participation Securities” shall have the meaning set forth in Section A(1) of Article V.

“Percentage Ownership” equals, with respect to any Shareholder, a fraction, the numerator of which is the total number of shares of Common Stock owned by, or issuable upon conversion of Series A Convertible Preferred Stock owned by (or issuable upon conversion of Series A Convertible Preferred Stock issuable upon conversion of Bridge Notes owned by), such Shareholder and the denominator of which is the total number of shares of Common Stock owned by, or issuable upon conversion of Series A Convertible Preferred Stock owned by (or issuable upon conversion of Series A Convertible Preferred Stock issuable upon conversion of Bridge Notes owned by), all Shareholders; provided, however, the calculation of Percentage Ownership shall not include (i) any stock options or other similar equity awards granted to any Person, (ii) shares of Common Stock issued or issuable upon conversion of Series A Convertible Preferred Stock to the extent attributable to Series A Unpaid Dividends, (iii) shares of Common Stock (x) issued or issuable upon conversion of the Bridge Notes or (y) issued or issuable upon conversion of Series A Convertible Preferred Stock issuable upon conversion of the Bridge Notes, in either case to the extent attributable to accrued but unpaid interest on the Bridge Notes, or (iv) shares of Capital Stock issued with respect to indemnification obligations of the Corporation under Article IX of the Stock Purchase Agreement, other than shares of Series A Convertible Preferred Stock issued to the Onex Shareholders pursuant to Section 9.8(e) of the Stock Purchase Agreement to the extent that the combined effect of the issuance of such shares and the issuance of shares of Capital Stock (or securities convertible or exchangeable into or exercisable for Capital Stock) in connection with the matter that gave rise to such issuance under Section 9.8(e) did not increase the percentage of Common Stock of the Corporation held in the aggregate by the Onex Shareholders (calculated on an as-converted, fully-diluted basis excluding shares attributable to dividends on the Series A Convertible Preferred Shares). The Percentage Ownership of the Onex Shareholders shall take into account the Common Stock, Series A Convertible Preferred Stock and Bridge Notes owned by their permitted transferees under the Onex Shareholders Agreement and terms of the Bridge Notes.

“Permitted Encumbrances” means (a) encumbrances for taxes and other governmental charges and assessments that are not yet due and payable, and encumbrances for current taxes and other charges and assessments of any governmental body that may thereafter be paid without penalty or that are being contested by appropriate proceedings, (b) encumbrances of landlords, lessors, carriers, warehousemen, mechanics and materialmen and other like

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encumbrances arising in the ordinary course of business consistent with past practice, (c) other encumbrances or imperfections of title to or on real or personal property that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such encumbrance or imperfection and (d) all local and other laws, including building and zoning laws, governing the use of real property generally in the enacting jurisdiction.

“Person” means any individual, group, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Preferred Directors” shall have the meaning set forth in Section B(3) of Article VI.

“Preferred Stock” shall have the meaning set forth in Article II.

“Pro Rata Portion” shall have the meaning set forth in Section A(2) of Article V.

“Public Offering” means a public offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act.

“Qualified Public Offering” mean any bona fide underwritten Public Offering (other than pursuant to a registration statement on Form S-4 or S-8 or otherwise relating to equity securities issuable in connection with a business combination or under any employee benefit plan) of the Corporation (or any successor Person) that involves the registration and underwritten sale to the public of equity securities of the Corporation with a market value of at least $300 million and a listing of the Common Stock on an Approved Securities Exchange.

“Relatives” means, with respect to any individual, collectively, the spouse, domestic partner, parents, siblings and descendants of such individual and their respective issue (whether by blood or adoption and including stepchildren) and the spouses and domestic partners of such persons.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“Series A Convertible Preferred Stock” shall have the meaning set forth in Article II.

“Series A Initial Investment Amount” means $675 million.

“Series A Initial Issuance Date” means the date the Corporation first issues shares of Series A Convertible Preferred Stock.

“Series A Initial Liquidation Value” shall have the meaning set forth in Section C of Article IV, as the same may be adjusted pursuant to such section.

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“Series A Preferred Directors” shall have the meaning set forth in Section B(1)(a) of Article VI.

“Series A Unpaid Dividends” shall have the meaning set forth in Section A(2)(a) of Article IV.

“Series B Preferred Directors” shall have the meaning set forth in Section B(3) of Article VI.

“Series B Preferred Stock” shall have the meaning set forth in Article II.

“Shareholders” shall have the meaning set forth in Section B of Article III.

“Shares” shall have the meaning set forth in Article II.

“Stock Purchase Agreement” means the Amended and Restated Stock Purchase Agreement, dated July 29, 2011, between the Corporation and the Onex Shareholders.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

“Tender Offer” means the Corporation’s tender offer to purchase up to $100 million of shares of Common Stock from its shareholders commenced on May 6, 2011.

“Tender Offer Transactions” means the redemption of shares of Common Stock in the Tender Offer and the issuance of any shares Series A Convertible Preferred Stock to the Onex Shareholders following the consummation thereof pursuant to Section 4.2 of the Stock Purchase Agreement.

“TTM EBITDA” means, as of any date of determination, EBITDA of JELD WEN, inc. and its Subsidiaries for the most recent twelve (12) full fiscal months ended at least 22 days prior to such date.

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EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

[see attached]

Exhibit B

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [            ], 2011, among JELD-WEN Holding, inc., an Oregon corporation (the “Company”), Onex Partners III LP, a Delaware limited partnership,                     ,                     ,                      (collectively, the “Onex Shareholders”), and the Persons listed on Schedule A attached hereto and such other stockholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof (together with the Onex Shareholders, the “Investors”).

The Onex Shareholders have entered into an Amended and Restated Stock Purchase Agreement with the Company, dated as of July 29, 2011 (the “Stock Purchase Agreement”). In order to induce the Onex Shareholders to, and as a condition to the Onex Shareholders’ obligation to, consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 12.

The parties, intending to be legally bound hereby, agree as follows:

1. Demand Registrations.

(a) Initial Public Offering. At any time after [●], 20161 either the Majority Onex Shareholders or the Majority Common Shareholders may by written notice to the Company require that the Company effect an initial Public Offering of its Common Stock (“IPO”) through underwriters mutually selected by the Majority Onex Shareholders and the Company, both acting reasonably. If such a notice is given, the Company shall take all action necessary to effect an IPO for total proceeds of at least $300,000,000 as soon as practical, including registering the shares to be offered under the Securities Act, listing such shares on the New York Stock Exchange or the NASDAQ Global Select Market and participating in marketing activities recommended by the managing underwriter. If the managing underwriter for the IPO determines that it would be desirable to split the Common Stock in connection with the IPO, the Company’s Board of Directors shall approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect the split recommended by the managing underwriter and each of the Investors hereby agrees to vote its shares of Common Stock and Series A Convertible Preferred Stock in favor of such amendment. The Company will pay all Registration Expenses of an IPO.

(b) Requests for Registration. Subject to Sections 1(c) and 1(d), at any time and from time to time after six (6) months after the closing of the IPO, either the Majority Onex Shareholders or the Majority Common Shareholders (the “Demanding Shareholder”) may by written notice to the Company request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or, if available, on Form S-2 or S-3 or any similar short-form registration

[1]	Fifth anniversary of the closing.

(“Short-Form Registrations”). Each request for a registration under this Section 1(b) shall specify the approximate number of Registrable Securities requested to be registered and the proposed method of distribution. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other Investors and, subject to Section 1(e), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. All registrations requested pursuant to Section 1(a) and this Section 1(b) are referred to herein as “Demand Registrations.”

(c) Long-Form Registrations. The Majority Onex Shareholders and the Majority Common Shareholders will each be entitled to request, at the times and subject to the conditions set forth in Section 1(b), an unlimited number of Long-Form Registrations in which the Company will pay all Registration Expenses (“Company-Paid Long-Form Registrations”), provided that the aggregate anticipated offering proceeds in any such registration exceeds $50 million (unless the Demanding Shareholder request registration of all of its Registrable Securities) and provided further that the Company shall have no obligation to effect a Long-Form Registration more frequently than once every 6 months. Except as set forth in Section 6, absent an agreement by the holders requesting such registration to bear such expenses, the Company will pay all Registration Expenses in connection with any registration initiated as a Company-Paid Long-Form Registration, whether or not it has become effective. All Long-Form Registrations shall be underwritten registrations.

(d) Short-Form Registrations. In addition to the Company-Paid Long-Form Registrations provided pursuant to Section 1(c), the Majority Onex Shareholders and the Majority Common Shareholders, at the times and subject to the conditions set forth in Section 1(b), shall each be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use Form S-2 or S-3 or any similar short form, but the prospectus included in a Short-Form Registration for an underwritten offering shall include such additional information not required by the applicable form as the managing underwriter may reasonably request. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its commercially reasonable efforts to be and remain eligible to use Short-Form Registrations for the sale of Registrable Securities. The Majority Onex Shareholders and the Majority Common Shareholders may each require that any Short-Form Registration provide, pursuant to Rule 415 under the Securities Act or any successor rule, for the continuous offering and sale of Registrable Securities through market transactions and such methods of distribution as the Onex Shareholder may reasonably request (a “Shelf Registration”). Each request for a registration under this Section 1(d) shall specify the approximate number of Registrable Securities to be registered and the proposed method of distribution.

(e) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted pursuant to the immediately preceding sentence, other securities

2

requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included (whether upon exercise of a Demand Registration right or upon exercise of the right to participate in such a Demand Registration) that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the aggregate number of Registrable Securities held by each such holder. The Company may limit the number of Registrable Securities that each Investor may include among the securities covered by such registration to the same percentage of the Registrable Securities held by such Investor as the Registrable Securities included in such registration by the Demanding Shareholder represent of the Registrable Securities held by the Demanding Shareholder.

(f) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration, other than a Shelf Registration (but subject to Section 4), within six months after the effective date of a Demand Registration or a registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s Board of Directors determines that it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide material business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Securities Exchange Act.

(g) Selection of Underwriters. The Majority Onex Shareholders and the Company, both acting reasonably, shall have the right to mutually select the investment banker(s) and manager(s) to administer the offering in connection with a Demand Registration.

(h) Other Registration Rights. The Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the Registrable Securities; provided that, the Company may grant rights to other Persons to participate in Piggyback Registrations or Demand Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations or Demand Registrations.

2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (including the IPO and primary registrations on behalf of the Company and secondary registrations on behalf of the holders of its securities other than

3

pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall use its best efforts to include, subject to Section 2(c), in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be included by each such holder, and (iii) third, other securities requested to be included in such registration.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the aggregate number of Registrable Securities held by each such holder, and (ii) second, other securities requested to be included in such registration.

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval will not be unreasonably withheld.

(f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company will not, except as required by Section 1, file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

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3. Holdback Agreements.

(a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of Registrable Securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day (180-day in the case of the IPO) period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included or which is a Public Offering (including the IPO) for the account of the Company (except as part of such underwritten registration), unless the underwriters managing the Public Offering otherwise agree. In connection with any underwritten Demand Registration, each holder of Registrable Securities will, if so requested by the managing underwriter, enter into customary lock-up agreements for the periods specified in the preceding sentence (or such shorter periods to which the managing underwriter may agree), subject to extension for up to 35 days on customary terms by reason of earnings releases or material news or events concerning the Company.

(b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its common stock, or any securities convertible into or exchangeable or exercisable for its common stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) and who is a director, officer or one percent shareholder of the Company to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any Registrable Securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

4. Registration Procedures. If the Company is required to effect the IPO or any other registration of Registrable Securities pursuant to this Agreement, the Company will use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

(b) prepare and file with the Securities and Exchange Commission (x) such amendments and supplements to such registration statement and the prospectus used in

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connection therewith as may be necessary to keep such registration statement effective for the period required to accomplish the plan of distribution set forth therein (but not, except in the case of a Short-Form Registration, more than six months) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement and (y) any free writing prospectus requested by the underwriters or by Participant Counsel;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction, in each case where it would not otherwise be required to qualify, subject itself to taxation or consent to general service of process but for this subparagraph);

(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed, if eligible for such listing, on one or more securities exchanges;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any

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attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(l) use commercially reasonable efforts to obtain comfort letters, dated (i) the effective date of such registration statement, (ii) the date the Registrable Securities being sold are delivered to the underwriters, if any, for sale pursuant thereto and (iii) if required by the underwriters, if any, on or prior to the date of any preliminary prospectuses, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and if the Registrable Securities included in such registration statement constitute at least 10% of the securities covered by such registration statement, also covering such matters as the holders of a majority of the Registrable Securities being sold reasonably request;

(m) use commercially reasonable efforts to provide a legal opinion of the Company’s outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(n) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering (including an underwritten offering under a Shelf Registration), promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

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(o) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(p) cooperate with, and make members of management available to participate in, road shows and other marketing activities as reasonably requested by the managing underwriter or underwriters; and

(q) use commercially reasonable efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

5. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses associated with filings required to be made with FINRA (or the NASD) (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA (or the NASD)), fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b) In connection with the IPO, each Demand Registration and each Piggyback Registration, the Company will reimburse the Onex Shareholders and the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the Majority Onex Shareholders and one counsel chosen by the holders of a majority of the Registrable Securities (other than the Onex Shareholders) included in such registration (collectively, “Participant Counsel”).

(c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

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6. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act or the Securities Exchange Act) against all losses, claims, damages, liabilities and expenses (including any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal, state or common law applicable to the Company and relating to action required of or inaction by the Company in connection with such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information relating to such holder and its Registrable Securities as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder expressly for use in the preparation of such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but any failure to so notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party unless such failure shall materially adversely affect the defense of such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of

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such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under Sections 6(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such losses, claims, damages, liabilities and expenses as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6(d). The amount paid or payable in respect of any losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such losses, claims, damages, liabilities and expenses. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 6(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6(d) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such losses, claims, damages, liabilities and expenses less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 6(a), (b) and (c).

(e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The indemnification and contribution provided for in this Agreement shall be in addition to, and not in lieu of, the indemnification and contribution provisions in any underwriting or similar agreement.

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7. Participation in Registrations.

(a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e).

8. Current Public Information. At all times after the Company has effected a Public Offering, the Company will use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

9. IPO Preparation. The Company shall use commercially reasonable efforts, and the Investors shall cooperate with and assist the Company in its efforts, to cause the Company to be prepared to effectuate an IPO by no later than the second anniversary of the date hereof. Such efforts shall include, but not be limited to, ensuring the Company has sufficient financial reporting and controls, as well as addressing other legal, accounting and marketing considerations which would affect the Company’s ability to successfully conclude an IPO process.

10. IPO Participation Right.

(a) For so long as the Onex Shareholders and their Affiliates collectively own at least five percent (5%) of the outstanding Common Stock (calculated on an as-converted, fully diluted basis), if the Company elects to effect an IPO or any subsequent Public Offering of shares of Common Stock (collectively, “Participation Securities”) other than pursuant to a demand by the Majority Onex Shareholders pursuant to Section 1(a), the Company shall offer each of the Onex Shareholders, by written notice to its address last shown on the records of the Company (a “Participation Notice”) at least twenty (20) days prior to the closing of the IPO or other offering, the right to purchase its respective Pro Rata Portion (as defined below) of the primary shares offered pursuant to such IPO or offering, in each case at the same price at which the Common Stock will be offered to the public pursuant to such IPO or offering; provided, that no Onex Shareholder shall have the right to participate in the offering pursuant to this Section 10

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if and to the extent that its purchase would reduce the public float of the Common Stock immediately after the closing of the IPO or Public Offering to an amount lower than $300,000,000.

(b) The Participation Notice shall specify: (i) the number of Participation Securities that the Company proposes to issue or sell, (ii) the price at which such Participation Securities are proposed to be sold to the public (or, if the price is not known at the time the Participation Notice is given, the method of determining such price and an estimate thereof), and (iii) the other material terms and conditions of the IPO or Public Offering. Following delivery by the Company of a Participation Notice, the Company shall provide such additional information as the Majority Onex Shareholders may reasonably request in order to evaluate the proposed purchase of the Participation Securities.

(c) Each Onex Shareholder shall have a period of ten (10) days (the “Participation Period”) after the receipt of the Participation Notice within which to notify the Company in writing (the “Participation Exercise Notice”) that such holder wishes to acquire a specified amount of the Participation Securities, up to its Pro Rata Portion (as defined below). Such Participation Exercise Notice shall constitute an irrevocable commitment by the applicable Onex Shareholder to purchase such number of Participation Securities set forth therein on the terms and subject to the conditions set forth in this Section 10. “Pro Rata Portion” means a number of Participation Securities, expressed as a percentage, equal to the maximum number of Participation Securities proposed to be sold by the Company pursuant to the IPO or subsequent public offering multiplied by a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock issued or issuable upon conversion of Series A Convertible Preferred Stock (except to the extent attributable to dividends thereon), and (ii) the number of Percentage Maintenance Shares, in each case then owned by such Onex Shareholder, and the denominator of which is the sum of (x) the total number of shares of Common Stock held by Persons other than such Onex Shareholder, (y) the number of shares of Common Stock issued or issuable upon conversion of the Series A Convertible Preferred Stock (except to the extent attributable to dividends thereon), and (z) the number of Percentage Maintenance Shares, calculated immediately before giving effect to the IPO or Public Offering, as applicable. For purposes of determining an Onex Shareholder’s Pro Rata Portion, no Onex Shareholder with participation rights under this Section 10 shall be considered an Affiliate of any other such Onex Shareholder and any other Affiliate of an Onex Shareholder shall only have its share ownership ascribed to a single Onex Shareholder.

(d) The purchase of Participation Securities by the Onex Shareholders shall be at the same price and on the same terms and conditions, including the date of sale or issuance, as are applicable to the proposed sale by the Company of the Participation Securities to the public pursuant to the IPO or Public Offering. The closing of the purchase of Participation Securities shall take place at the same place as the closing of the Company’s proposed IPO or Public Offering. At the closing, the purchase price for the Participation Securities shall be paid by the Onex Shareholders to the Company against delivery by the Company to the Onex Shareholders of the certificates evidencing the Participation Securities to be issued, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by the Company’s Amended and Restated Articles of Incorporation, the Shareholders Agreement, of even date herewith, among the Company, the Onex Shareholders and certain other

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shareholders of the Company, and restrictions under applicable securities laws), and the applicable Onex Shareholders shall execute and deliver such documents as shall be reasonably requested by the Company.

(e) Each Onex Shareholder shall have the right to designate any of its Affiliates to purchase any Participation Securities which such Onex Shareholder is entitled to purchase pursuant to this Section 10 (in lieu of purchase by such Onex Shareholder), upon the same terms and conditions to which such Onex Shareholder is entitled to purchase such Participation Securities.

11. Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings. Notwithstanding the foregoing, for purposes of this Agreement, neither the Company nor any of its subsidiaries shall be considered an Affiliate of any shareholder of the Company.

(b) “Agreement” has the meaning set forth in the introduction to this Agreement.

(c) “Common Stock” means the Company’s common stock.

(d) “Company” has the meaning set forth in the introduction to this Agreement.

(e) “Company-Paid Long-Form Registrations” has the meaning set forth in Section 1(c).

(f) “Demand Registrations” has the meaning set forth in Section 1(b).

(g) “Demanding Shareholder” has the meaning set forth in Section 1(b).

(h) “Investors” has the meaning set forth in the introduction to this Agreement.

(i) “IPO” has the meaning set forth in Section 1(a).

(j) “Long-Form Registrations” has the meaning set forth in Section 1(b).

(k) “Majority Common Shareholders” means the holders of a majority of the shares of Common Stock held by Investors other than the Onex Shareholders or their Affiliates.

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(l) “Majority Onex Shareholders” means Onex Shareholders holding a majority of the Registrable Securities held by the Onex Shareholders.

(m) “Onex Shareholders” has the meaning set forth in the introduction to this Agreement, but also includes any Affiliate of an Onex Shareholder that acquires Registrable Securities from an Onex Shareholder.

(n) “Participant Counsel” has the meaning set forth in Section 5(b).

(o) “Participation Exercise Notice” has the meaning set forth in Section 11(c).

(p) “Participation Notice” has the meaning set forth in Section 10(a).

(q) “Participation Period” has the meaning set forth in Section 10(c).

(r) “Participation Securities” has the meaning set forth in Section 10(a).

(s) “Percentage Maintenance Shares” means shares of Series A Convertible Preferred Stock issued to the Onex Shareholders under Section 9.8(e) of the Stock Purchase Agreement to the extent that the combined effect of the issuance of such shares and the issuance of shares of capital stock (or securities convertible or exchangeable into or exercisable for capital stock) in connection with the matter that gave rise to such issuance under Section 9.8(e), did not increase the percentage of Common Stock of the Company held in the aggregate by the Onex Shareholders (calculated on an as-converted, fully-diluted basis excluding shares attributable to dividends on the Series A Convertible Preferred Stock).

(t) “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any other entity.

(u) “Piggyback Registration” has the meaning set forth in Section 2(a).

(v) “Pro Rata Portion” has the meaning set forth in Section 10(c).

(w) “Public Offering” means the sale of Common Stock in an underwritten public offering registered under the Securities Act.

(x) “Public Sale” means any sale of the Company’s common stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or to a market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

(y) “Registrable Securities” means (i) any of the issued and outstanding Common Stock or any Common Stock issuable on conversion of the Company’s Series A Convertible Preferred Stock and (ii) any equity securities issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) by way of a dividend or share split, exchange or conversion, or in connection with a combination of shares, recapitalization,

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merger, consolidation or other reorganization, in either case held by an Investor. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been sold pursuant to a Public Sale. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

(z) “Registration Expenses” has the meaning set forth in Section 5(a).

(aa) “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

(bb) “Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

(cc) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

(dd) “Series A Convertible Preferred Stock” means the Company’s Series A Convertible Preferred Stock.

(ee) “Shelf Registration” has the meaning set forth in Section 1(d).

(ff) “Short-Form Registrations” has the meaning set forth in Section 1(b).

(gg) “Stock Purchase Agreement” has the meaning set forth in the introduction to this Agreement.

12. Miscellaneous.

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b) Remedies. The parties shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or temporary, preliminary or permanent injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, the Majority Onex Shareholders and the holders of at least a majority of the

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Registrable Securities. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

(d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of such Registrable Securities who agrees to be bound by the provisions of this Agreement.

(e) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provisions of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(f) Counterparts; Joinder. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. Additional Persons may become parties to this Agreement as “Investors” with the consent of the Company and the Majority Onex Shareholders (except that such consent shall not be required in the case of a permitted transferee of an Investor), by executing and delivering to the Company a joinder agreement.

(g) Interpretation. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (ii) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” (iii) reference to any Section means such Section hereof, (iv) words of any gender shall be deemed to include each other gender, and (v) words using the singular or plural number shall also include the plural or singular number, respectively. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(h) Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of law provisions thereof.

(j) Jurisdiction. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States

16

District Court for the District of Delaware in connection with any action, suit or proceeding arising out of or relating to this Agreement, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. If for any reason the Chancery Court is deemed to be an inappropriate venue for any such action, suit or proceeding, each party to this Agreement also submits to the exclusive jurisdiction of the courts of the State for Delaware. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware (including the Chancery Court) and the United States District Court from the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(k) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated hereby. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 13(k).

(l) Complete Agreement. This Agreement, the documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way.

(m) Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by e-mail or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made. If delivered by e-mail or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Such notices, consents and other communications will be sent to the parties at the addresses specified for notices in the Stockholders Agreement or to such other address as the recipient has specified by prior notice to the other parties.

[Remainder of this page intentionally left blank]

17

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

COMPANY:

JELD-WEN HOLDING, INC.

By:
Name:
Title:

ONEX SHAREHOLDERS:

[ ]

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

[Signature Page to Registration Rights Agreement]

INVESTORS:

[ ]

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

[ ]

By:

By:
Name:
Title:

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by the undersigned.

Dated as of , 2011	INVESTOR

By:
Name:

[Signature Page (Joinder Agreement) to the Registration Rights Agreement]

Schedule A

Investors

Schedule A

EXHIBIT C

FORM OF CONSULTING AGREEMENT

[see attached]

Exhibit C

EXHIBIT C

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of [                    ], 2011, by and between Onex Partners Manager LP, a Delaware limited partnership (the “Consultant”), and JELD-WEN Holding, inc., an Oregon corporation (the “Company”).

RECITALS

A. The Company and their direct or indirect subsidiaries which receive the services performed by the Consultant, are hereinafter referred to as the “Clients”. The Consultant and the Company are hereinafter jointly referred to as the “Parties”.

B. Pursuant to that certain Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of July 29, 2011, by and among the Company, Onex Partners III LP, a Delaware limited partnership (“Onex”), and Onex Advisor III LLC, Onex Partners III GP LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex US Principals LP, Onex Corporation, Onex American Holdings II LLC, BP EI LLC and 1597257 Ontario Inc. (collectively with Onex, the “Onex Investors”), the Onex Investors will, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, purchase certain preferred stock and notes of the Company.

C. The Consultant is specifically skilled in corporate finance, strategic corporate planning and other advisory services.

D. Prior to the date hereof, the Consultant rendered substantial and valuable services to the Clients for the Company, including in connection with the Company’s debt financing.

E. The Clients wish to continue to use the Consultant’s special skills and advisory services in connection with their general business operations after the date hereof.

F. The Consultant is willing to make such skills available and to provide such services to the Clients on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Clients and the Consultant, intending to be legally bound, do hereby agree as follows:

1. Engagement. The Clients hereby engage the Consultant for the Term (as hereinafter defined) and upon the terms and conditions herein set forth to provide consulting and advisory services to the Clients and/or any of their subsidiaries, as the Consultant and the Clients shall mutually agree from time to time. These services will be in the field of financial and strategic corporate planning and such other areas as the Consultant and the Clients shall mutually agree. In consideration of the compensation to the Consultant herein specified, the Consultant accepts such engagement and agrees to perform the services specified herein.

2. Term. The engagement hereunder shall be for a term commencing on the date hereof and expiring on the tenth anniversary of the date hereof (the “Initial Term”). Upon expiration of the Initial Term, this Agreement shall automatically extend for successive periods of one year each, unless the Consultant or the Company shall give notice to the other at least 90 days prior to the end of the Initial Term (or any annual extension thereof) indicating that it does not intend to extend the term of this Agreement. The Initial Term, together with all such annual extensions of the Initial Term, is referred to herein as the “Term.” The Term shall automatically terminate at such time as when affiliates of the Consultant no longer hold any equity interest in the Company.

3. Services to be Performed. The Consultant shall devote reasonable time and efforts to the performance of the consulting and advisory services contemplated by this Agreement. However, no precise number of hours is to be devoted by the Consultant on a weekly or monthly basis. The Consultant may perform services under this Agreement directly, through its employees or agents, or with such outside consultants as the Consultant may engage for such purpose. Each Client acknowledges that such services to them will not be exclusive, and that the Consultant and its affiliates will render similar services to other persons and entities.

3.1 Information. The Clients shall furnish the Consultant with such information as is appropriate to its engagement hereunder (all such information so furnished being referred to herein as the “Information”). The Company recognizes and confirms that (a) the Consultant will use and rely primarily on Information provided by the Clients and on information available from generally recognized public sources in performing the services to be performed hereunder and (b) the Consultant does not assume responsibility of the accuracy or completeness of any such Information. The Consultant does not represent or warrant any results of the services provided hereunder.

3.2 Confidentiality. Except as required by applicable law or legal process, the Consultant shall hold in confidence all proprietary and confidential information of the Clients and/or any of their subsidiaries which may come into the Consultant’s possession as a result of its performance of services hereunder, exercising a degree of care in maintaining such confidence as is used by the Consultant to protect its own proprietary or confidential information that it does not wish to disclose. The Consultant shall use all reasonable efforts to ensure that its employees, agents and outside consultants similarly maintain the confidentiality of such proprietary and confidential information.

3.3 No Disclosure of Advice. Except as required by applicable law or legal process, no advice rendered by the Consultant pursuant to this Agreement, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without the Consultant’s and the Company’s prior written consent. In addition, except as required by applicable law or legal process, the Consultant’s role under this Agreement may not be otherwise referred to without its and the Company’s prior written consent.

4. Compensation; Expense Reimbursement.

4.1 Compensation. For and in consideration of providing the consulting and advisory services hereunder, the Consultant shall be paid a fee (hereinafter the “Fee”) for each

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calendar year equal to the greater of (x) the product of (i) $1,500,000 and (ii) the quotient obtained by dividing the Consumer Price Index for All Urban Consumers (CPI-U): U. S. City Average – All Items (“CPI-U”) for December in the immediately preceding calendar year by the CPI-U for December, 2010 or (y) $1,500,000; if the CPI-U ceases to be published or ceases to be published in a form comparable to the CPI-U for December, 2010, references in this sentence to the CPI-U shall be adjusted to be references to the most similar index published by the U.S Department of Labor. The Fee shall be payable quarterly in arrears on the last business day of March, June, September and December of each year commencing on September 30, 2011. In the event the Company is unable to pay the Fee due to restrictions contained in its outstanding revolving credit or term bank loans, the Fee shall not be paid, but shall accrue, until such payment is no longer restricted, at which time the accrued but unpaid Fee shall be paid to the Consultant. The Clients and/or any of their subsidiaries shall allocate the Fee among themselves according to the services received.

4.2 Additional Fees. If the Consultant is requested by the Company to perform services relating to activities outside the ordinary course of the Clients’ business, compensation for such services shall be mutually agreed to by the Company and the Consultant and require the approval of the Board of Directors of the Company.

5. Indemnification. In addition to their agreements and obligations under this Agreement, the Clients agree, jointly and severally, to indemnify and hold harmless the Consultant and its affiliates, officers, directors, stockholders, partners, members, employees and agents (collectively, the “Indemnitees”) from and against any and all claims, liabilities, losses and damages or actions, suits or proceedings in respect thereof (collectively, the “Obligations”), as and when incurred by the Indemnitees, in any way related to or arising out of the performance by the Consultant of services under this Agreement, and to reimburse the Indemnitees for reasonable out-of-pocket legal and other expenses (“Expenses”) as and when incurred by any of them in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with the Consultant’s performance under this Agreement (whether or not such Indemnitee is a named party in such proceeding); provided, however, that the Clients shall not be responsible under this Section 6 for any Obligations or Expenses incurred by an Indemnitee to the extent that it is finally judicially determined (in an action in which such Indemnitee is a party) to result primarily from actions taken by such Indemnitee due to such Indemnitee’s gross negligence or willful misconduct. Without limitation to the foregoing, in no event shall any Indemnitee have any liability, including, without limitation, liability for any Obligations or Expenses in contract, tort or otherwise, to the Company in connection with this Agreement, the Consultant’s engagement hereunder or the matters contemplated hereby, except to the extent that any such liability is finally judicially determined (in an action in which such Indemnitee is a party) to have resulted primarily from such party’s gross negligence or willful misconduct; nor shall any Indemnitee have liability for lost profits or other consequential, incidental, indirect, special or punitive damages or for any amount in excess of the fees collected by it hereunder.

6. Third-Party Beneficiaries. All Indemnitees not signatory to this Agreement are intended beneficiaries of Section 6 of this Agreement.

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7. Notice. Any notice or other communication required or permitted to be given or made under this Agreement by one Party to the other shall be deemed to have been duly given or made when delivered, if personally delivered, when transmitted, if sent by confirmed facsimile transmission, or when actually received, if sent by mail, to the Party at the following addresses (or at such other address as shall be given in writing by one Party to the other):

(i)	If to the Consultant, addressed to it at:

Onex Partners Manager LP

712 Fifth Avenue

New York, New York 10019

Attention:	Mr. Anthony Munk and
Ms. Susan Soenderop

Facsimile Nos.:	(212) 582-0909 and
(416) 362-6803

with a copy (which shall not constitute notice) to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention:	Joel I. Greenberg, Esq. and
Thomas Yadlon, Esq.

Facsimile No.:	(212) 836-8211

(ii)	If to the Company, addressed to the Company at:

JELD-WEN Holding, inc.

3250 Lake Point Blvd.

Klamath Falls, Oregon 97601

Attention: Mr. David G. Stork

Facsimile No.: (541) 885-7447

8. Modifications. This Agreement constitutes the entire agreement among the Parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the Parties.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but may not be assigned by any Party without the prior written consent of the other Parties hereto, except that the Consultant may assign its rights and obligations hereunder to its affiliates without the Clients’ prior written consent.

10. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

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11. Governing Law; Jurisdiction; Service of Process. This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the Parties in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

13. Counterparts. This Agreement may be executed in several counterparts each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

ONEX PARTNERS MANAGER LP

By:	Onex Partners Manager GP ULC, its General Partner

By:
Name:
Title:

By:
Name:
Title:

JELD-WEN HOLDING, INC.

By:
Name:
Title:

SIGNATURE PAGE — CONSULTING AGREEMENT

EXHIBIT D

FORM OF SHAREHOLDERS AGREEMENT

[see attached]

Exhibit D

EXHIBIT D

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of [            ], 2011, among JELD-WEN Holding, inc., an Oregon corporation (the “Company”), Onex Partners III LP, a Delaware limited partnership (“Onex Partners”),             ,          and                      (collectively with Onex Partners, the “Onex Shareholders”), and the Persons listed on Schedule A attached hereto and such other shareholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof (collectively with the Onex Shareholders, the “Investors”).

The Onex Shareholders have entered into an Amended and Restated Stock Purchase Agreement with the Company, dated as of July 29, 2011 (the “Stock Purchase Agreement”). In order to induce the Onex Shareholders to, and as a condition to the Onex Shareholders’ obligation to, consummate the transactions contemplated thereby, the Company and the other Investors have agreed to the rights and obligations set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 13.

The parties, intending to be legally bound hereby, agree as follows:

1. Drag-Along Right.

(a) At any time after the eighth anniversary of the date hereof:

(i) At any time thereafter, Onex Partners may (A) elect to sell or exchange, in one or a series of related transactions (including, without limitation, pursuant to a stock sale, asset sale, recapitalization, tender offer, merger, share exchange or other business combination or similar transaction), all of the outstanding capital stock of the Company (or, with respect to an asset sale or similar transaction, all or substantially all of the assets of the Company) in a bona fide sale to a third party purchaser (a “Drag-Along Sale”) and (B) exercise the right (the “Drag-Along Right”) to require each other Investor (the “Drag-Along Shareholders”) to transfer at the closing of such Drag-Along Sale to the proposed transferee all of the shares of capital stock of the Company then held by every Drag-Along Shareholder (or, with respect to an asset sale or other similar transaction, agree to, vote in favor of and participate in such transaction as requested by Onex Partners), with the consideration paid in connection with any such Drag-Along Sale to be allocated in accordance with Section C of Article IV of the Articles of Incorporation.

(ii) In order to exercise the Drag-Along Right, Onex Partners shall deliver to the Drag-Along Shareholders (at the addresses last shown on the records of the Company for such holders) and the Company a written notice of exercise (a “Drag-Along Notice”) not later than ten (10) days prior to the consummation of the proposed Drag-Along Sale which shall include reasonable details and all material terms of the proposed sale, exchange or other transaction, including the proposed time and place of closing and the form and amount of consideration. The Drag-Along Shareholders shall use their best efforts to cooperate in the Drag-Along Sale and shall take all necessary and desirable actions in connection with the consummation of the Drag-Along Sale as are reasonably requested by Onex Partners (other than actions requiring the payment of money), including, but not limited to, entry into agreements and provision of representations, warranties and indemnification, subject to subsection (iii) below. The Drag-Along Shareholders shall be obligated to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice and, if applicable, tender their shares of capital stock of the Company as set forth below (it being understood that each Drag-Along Shareholder shall receive consideration as paid in connection with such a transaction in accordance with Section IV(C) of the Articles of Incorporation, except that the Drag-Along Sale may provide for payment in securities, or a combination of cash and securities, to all Investors that are accredited investors within the meaning of Regulation D under the Securities Act of 1933 and in cash to Investors that are not accredited investors or may provide Investors that are accredited investors with the option to receive securities, or a combination of cash and securities, or cash while Investors that are not accredited investors receive cash).

(iii) At or prior to the closing of a Drag-Along Sale, each Drag-Along Shareholder shall deliver or cause to be delivered to Onex Partners (i) wire transfer instructions for payment of the purchase price or other consideration for which payment will be made to such Drag-Along Shareholder pursuant to such Drag-Along Sale, (ii) if applicable, the certificate or certificates representing the shares of capital stock of the Company of such Drag-Along Shareholder to be included in the Drag-Along Sale, together with a limited power of attorney authorizing Onex Partners to transfer such shares of capital stock, if applicable, of such Drag-Along Shareholder on the terms set forth in the Drag-Along Notice, and (iii) if applicable, an executed counterpart of the sale and purchase agreement and such other definitive documents distributed with the Drag-Along Notice. Such purchase agreement and any other definitive documents delivered in connection with the Drag-Along Sale may require the Drag-Along Shareholders to make such representations, warranties and covenants as Onex Partners requires to be made by all Investors in connection with the Drag-Along Sale and to join in any indemnification that is to be provided by the Investors in connection with such Drag-Along Sale; provided, however that:

(1) each Drag-Along Shareholder shall have sole liability, whether for indemnification or otherwise, with respect to representations and warranties related to such Drag-Along Shareholder and its authority, ownership and the ability to convey title to the shares of capital stock of the Company such Drag-Along Shareholder purports to own, including but not limited to representations and warranties that (A) such Drag-Along Shareholder holds all right, title and interest in and to the shares of capital stock such Drag-Along Shareholder purports to hold, free and clear of all liens and encumbrances, (B) such Drag-Along Sale and the obligations of such Drag-Along Shareholder in connection with the Drag-Along Sale have been duly authorized and approved by all necessary corporate or other entity action, if applicable, (C) the documents to be entered into by such Drag-Along Shareholder have been duly executed by such Drag-Along Shareholder and delivered to the acquirer and are enforceable against such Drag-Along Shareholder in accordance with their respective terms and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of such Drag-Along Shareholder’s obligations thereunder, will cause a breach or violation of the terms of such Drag-Along Shareholder’s organizational documents or any agreement, law or judgment, order or decree of any court or governmental agency;

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(2) except as provided in subparagraph (1), the representations and warranties of each Drag-Along Shareholder shall be identical and made on a several basis;

(3) except as provided in subparagraph (1), liability, whether for indemnification or otherwise, for representations, warranties, covenants and agreements for indemnification made or given by the Company or Investors in connection with such Drag-Along Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow), and is pro rata in proportion to the amount of consideration paid to such Drag-Along Shareholder in connection with such Drag-Along Sale; and

(4) except as provided in subparagraph (1), liability shall be limited to such Drag-Along Shareholder’s applicable share (determined based on the respective proceeds payable to each shareholder in connection with such Drag-Along Sale) of an aggregate indemnification amount that applies equally to all shareholders but that in no event exceeds the amount of consideration otherwise payable to such Drag-Along Shareholder in connection with such Drag-Along Sale, except with respect to claims related to fraud or willful misconduct by such Drag-Along Shareholder, the liability for which need not be limited as to such Drag-Along Shareholder; and

(5) no Drag-Along Shareholder shall be required to enter into a covenant not to compete or other material restriction on its business activities following the closing in connection with the Drag-Along Sale.

(iv) Promptly after the consummation of the Drag-Along Sale, Onex Partners shall (A) so notify each Drag-Along Shareholder, (B) cause to be remitted to each Drag-Along Shareholder the total consideration payable to such holder in connection with the Drag-Along Sale, with the cash portion of such consideration paid by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by each such holder, and (C) furnish such other evidence of the completion and the date of completion of the Drag-Along Sale and the terms thereof as may be reasonably requested by each such holder.

(v) Each Drag-Along Shareholder does hereby waive, and shall refrain from exercising any dissenters’ rights or rights of appraisal under applicable law with respect to any valid Drag-Along Sale, and no Drag-Along Shareholder shall bring any claim or action seeking to enjoin any Drag-Along Sale or seeking damages in respect of any such Drag-Along Sale effected in accordance with the terms of this Section 1. The Drag-Along Shareholders shall each (A) vote in favor of the Drag-Along Sale, (B) provide, as requested by Onex Partners, written consents approving the Drag-Along Sale, and (C), subject to subsection (iii) above, execute and deliver any other documents requested by Onex Partners or the Company for purposes of effecting the Drag-Along Sale.

(vi) Notwithstanding anything to the contrary herein, subject to compliance with the provisions of this Section 1, nothing herein shall be deemed or construed to restrict the ability of Onex Partners to determine in its sole and absolute discretion at any time

3

whether to consummate or decline to proceed with the Drag-Along Sale. If Onex Partners delivers a Drag-Along Notice, at any time before the closing of the related Drag-Along Sale, Onex Partners shall be entitled, in its sole and absolute discretion, to give written notice to the Drag-Along Shareholders of Onex Partners’ election to withdraw the Drag-Along Notice and not to proceed with the proposed Drag-Along Sale. If Onex Partners delivers such withdrawal notice, any previously delivered Drag-Along Notice shall automatically be deemed to be null and void, and any documentation delivered by any Drag-Along Shareholder in connection with such withdrawn Drag-Along Sale will be returned to such holder.

2. Right of First Offer.

(a) Subject to Sections 4 and 5, if at any time after the date hereof, any Investor (a “Transferring Shareholder”) proposes to, directly or indirectly, Transfer any or all of its shares of Common Stock or Series A Convertible Preferred Stock (“Transferable Shares”) then owned by such Transferring Shareholder and such proposed Transfer would not be prohibited under any Other Shareholder Agreement to which such Investor may be party with the Company, such Transferring Shareholder shall first give written notice (the “Transfer Notice”) to the Company specifying the number of Transferable Shares such Transferring Shareholder wishes to sell (the “Offer Shares”), which notice shall contain an irrevocable offer (open to acceptance for a period of thirty (30) days after the date such Transfer Notice is received) to sell any or all of the Offer Shares to the Company at the price (which shall be payable in cash on closing) and on the terms and conditions stated in the Transfer Notice. Within ten (10) days after the Company’s receipt of the Transfer Notice, it shall deliver a copy of the Transfer Notice to the other Investors who are “accredited investors” as defined in Regulation D under the Securities Act of 1933 (the “Non-Transferring Shareholders”) at the addresses last shown on the records of the Company for such holders.

(b) The Company shall have the right to purchase any or all of the Offer Shares in accordance with this Section 2; provided, however, that the Company must determine whether it will purchase the Offer Shares within 30 days after its receipt of the Transfer Notice by delivering a written statement to the Transferring Shareholder (an “Acceptance Notice”) setting forth its intention to purchase any or all of such Offer Shares offered to it. If the Company elects not to purchase some or all of the Offer Shares that it is entitled to purchase, it shall, within 30 days after its receipt of the Transfer Notice, deliver a written statement (a “Rejection Notice”) to the Transferring Shareholder with respect to the shares not being purchased (the “Refused Shares”).

(c) Within ten (10) days following delivery by the Company of a Rejection Notice to the Transferring Shareholder, the Company shall deliver a written statement (the “Over-Allotment Notice”) to the Non-Transferring Shareholders notifying the Non-Transferring Shareholders that each may purchase up to its Percentage Ownership of all of the Refused Shares as set forth in the Rejection Notice (“Pro Rata Share”), at the price and upon the terms contained in the Transfer Notice. Each Non-Transferring Shareholder may elect to purchase any amount, up to its Pro Rata Share of the remaining Offer Shares, by delivering a written statement to the Company and the Transferring Shareholder (the “Over-Allotment Acceptance Notice”) setting forth its intention to purchase such amount of Offer Shares not later than ten (10) days after receipt of the Over-Allotment Notice. Each Non-Transferring Shareholder shall also have a

4

right of oversubscription such that, if any Non-Transferring Shareholder declines to purchase its Pro Rata Share, the Non-Transferring Shareholders electing to purchase their respective Pro Rata Share shall, among them, have the right to purchase up to the balance of the Refused Shares not so purchased. Such right of oversubscription may be exercised by a Non-Transferring Shareholder by indicating in its Over-Allotment Acceptance Notice the number of additional Refused Interests more than its Pro Rata Share, if any, that such Non-Transferring Shareholder would elect to purchase, if available. Any such Refused Shares not purchased as a result of any Non-Transferring Shareholder declining to purchase its Pro Rata Share shall be allocated among the Non-Transferring Shareholders electing to acquire such additional Refused Shares (in accordance with their respective Percentage Ownerships, reallocated one or more times as necessary).

(d) The failure of the Company or the Non-Transferring Shareholders to deliver an Acceptance Notice or Over-Allotment Acceptance Notice prior to the expiration of the time period set forth herein shall be deemed to be a waiver of its rights to purchase the Offer Shares offered under this Section 2.

(e) Any Acceptance Notice or Over-Allotment Acceptance Notice given pursuant to this Section 2 shall be irrevocable and shall unconditionally bind the Company or the applicable Non-Transferring Shareholder, as the case may be, to purchase the Offer Shares described therein, subject to the satisfaction of any applicable legal or regulatory requirements.

(f) The closing of the purchase by the Company or the Non-Transferring Shareholder of the Offer Shares pursuant to this Section 2 shall take place at the principal offices of the Company no later than thirty (30) days after the date that the Acceptance Notice or, in the case where there is an Over-Allotment Notice, the date that the Over-Allotment Acceptance Notice is received by the Transferring Shareholder (or such later date as may be necessary in order to comply with such applicable laws relating to such Transfer, if any). At such closing, each of the Company or the Non-Transferring Shareholder(s) who have elected to purchase Offer Shares shall pay, by way of a wire transfer of immediately available funds, the appropriate amount to the Transferring Shareholder against delivery of duly endorsed certificates representing the Offer Shares to be purchased. At such closing, the Transferring Shareholder shall make written representations to the Company or the Non-Transferring Shareholder(s) purchasing the Offer Shares as to its due authority, its ownership of the Offer Shares and the absence of any liens on the Offer Shares. The Offer Shares shall be delivered free and clear of all liens other than those imposed by this Agreement and excluding any registration requirements imposed by federal and state securities laws.

(g) If, at the end of the eightieth (80th) day after the Transfer Notice is given, the Company and the Non-Transferring Shareholders have not agreed to purchase all of the Offer Shares, then, subject to Section 2 hereof, the Transferring Shareholder shall have one hundred eighty (180) days in which to sell to a third-party purchaser such amount of Offer Shares not purchased by the Company or the Non-Transferring Shareholders, at a price (payable in cash on closing, or, if the purchaser is either the Agent or the Lenders acquiring the Offer Shares from the Trust upon exercise of its or their remedies under the Pledge Agreement, payable by satisfaction of indebtedness on closing) which is at least equal to or greater than the price for the Offer Shares as set forth in the Transfer Notice and otherwise on terms generally no more

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favorable to the third-party purchaser of such Offer Shares than those contained in the Transfer Notice; provided, however, that no Transfer may be made to such third-party purchaser unless such Transfer complies with applicable securities laws. The Company and the Investors shall cooperate fully with such third-party purchaser in connection with any reasonable due diligence of such third-party purchaser; provided, however, that the Company shall not be under such obligation to cooperate with such third-party purchaser if such third-party purchaser is a competitor of the Company.

3. Tag-Along Rights.

(a) Subject to Sections 4 and 5, if, after complying with any applicable right of first offer procedures contained in Section 2, any Investor wishes to sell any Transferable Shares held by it, then such Investor (the “Selling Shareholder”) shall, as a condition to such Transfer, permit each other Investor (a “Tag-Along Shareholder”) (or cause each such Tag-Along Shareholder to be permitted) to sell (either to the prospective purchaser or to another financially reputable purchaser) an amount of Transferable Shares equal to the product of (i) the total number of Transferable Shares to be sold to the third party by the Selling Shareholder, and (ii) a fraction, the numerator of which shall equal the total number of Transferable Shares owned by such Tag-Along Shareholder, and the denominator of which shall equal the total number of Transferable Shares owned by such Selling Shareholder and each Tag-Along Shareholder electing to sell shares pursuant to this Section 3 (in each case calculated, for the avoidance of doubt, giving effect to shares issued or issuable with respect to the Series A Convertible Preferred Stock), at the same price per share (subject to Section 3(c)) and on the same terms and conditions as the Selling Shareholder; provided, that solely for purposes of clause (ii) hereof, a Bridge Note held by the applicable holder(s) shall be treated as the number of shares of Series A Convertible Preferred Stock into which such a Bridge Note would be convertible as if the date of determination were the Bridge Note Maturity Date. Each Tag-Along Shareholder electing to sell Transferable Shares pursuant to the provisions of this Section 3 shall be referred to individually as a “Tag-Along Participant” and collectively as the “Tag-Along Participants.”

(b) In connection with any transaction to which this Section 3 hereof shall be applicable, the Selling Shareholder shall send written notice (the “Tag-Along Notice”) to the Company, setting forth the consideration per share (subject to Section 3(c)) to be paid in the subject sale, the proposed closing date for such transaction (which shall be not less than thirty (30) days after the date of such Tag-Along Notice) and the other terms and conditions of such transaction. Within five (5) days after the Company’s receipt of the Tag-Along Notice, it shall deliver a copy of the Tag-Along Notice to the Tag-Along Shareholders at the addresses last shown on the records of the Company for such holders. Not later than twenty (20) days after the delivery of the Tag-Along Notice, each Tag-Along Shareholder shall elect whether or not to participate in such transaction and shall provide written notice to the Company and the Selling Shareholder thereof, and shall thereafter take such actions as may reasonably be requested by the Selling Shareholder in order to facilitate the closing of the applicable transaction and to effectuate the provisions of this Section 3 hereof. Any Tag-Along Shareholder that fails to so elect to participate within such twenty (20) day period shall be deemed to have waived its rights under this Section 3 and the Selling Shareholder shall be discharged from its obligations to such Tag-Along Shareholder under this Section 3. The Selling Shareholder shall not consummate the proposed sale of Transferable Shares unless the proposed purchaser is willing to purchase the

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requisite number of Transferable Shares held by each Tag-Along Participant that has timely elected to avail itself of the tag-along rights provided in this Section 3, or, in the event the proposed purchaser is unwilling to purchase such requisite amount, the number of Transferable Shares to be sold by the Selling Shareholder and any Tag-Along Participant that has timely elected to avail itself of the tag-along rights provided in this Section 3 shall be proportionately reduced.

(c) The consideration for a transfer pursuant to this Section 3 shall be allocated as between shares of Common Stock and Series A Convertible Preferred Stock in the same proportion as the consideration would be allocated between shares of Common Stock and Series A Convertible Preferred Stock in connection with a Company Sale pursuant to the Articles of Incorporation in which the total sales price is the total equity value implied by the consideration paid in the transfer pursuant to this Section 3.

(d) Notwithstanding anything to the contrary contained in this Section 3, a Tag-Along Participant electing to participate in a sale by a Selling Shareholder pursuant to this Section 3 shall be required to make all representations, warranties and covenants made by the Selling Shareholder initiating the transaction and each such Tag-Along Participant shall be severally responsible for its pro rata share of any indemnification liability (on terms no less favorable to such Tag-Along Participant than available to any other shareholder participating in the transaction, including, without limitation, by participation in any escrow to be used to satisfy indemnification obligations) in connection with any such transaction. The indemnification obligations of the shareholders in connection with any transfer pursuant to Section 3 shall be allocated among the shareholders pro rata based on such shareholder’s pro rata proceeds of the net proceeds to all shareholders in such sale. No Tag-Along Participant shall be required to enter into a covenant not to compete or other material restriction on its business activities following the closing of such transaction under this Section 3.

(e) The provisions of this Section 3 shall not apply to the transfer of Transferable Shares by the Trust to either the Agent or the Lenders upon the exercise of its or their remedies under the Pledge Agreement, or to any subsequent sale by the Agent or the Lenders of such Shares to a purchaser; provided, however, that any further proposed transfer by any such purchaser shall be subject to all of the terms of this Agreement. The Agent and the Lenders shall not be Tag-Along Shareholders for purposes of this Section 3 with respect to a sale by any other Investor.

4. Restrictions on the Onex Shareholder. Notwithstanding any provision of this Agreement to the contrary, no Onex Shareholder shall Transfer any shares of the capital stock of the Company owned by it other than (i) to Affiliates controlled, directly or indirectly, by Onex Corporation (and, on the day of or the day immediately preceding a Transfer of such shares permitted by clause (ii), (iii), (iv) or (v), to employees of Onex Corporation and its Affiliates (other than any portfolio company thereof)), (ii) shares of Series A Convertible Preferred Stock or Common Stock pursuant to the tag-along right set forth in Section 3, (iii) as part of a Company Sale, (iv) to the Company, or (v) shares of Common Stock in the public market following a public offering either in an offering of shares of Common Stock registered under the Securities Act or under Rule 144 promulgated by the SEC thereunder (“Rule 144”), provided that in the case of a transfer pursuant to (i), the transferee shall have submitted to the Company

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such evidence as the Company may reasonably request to demonstrate that such transferee is an Affiliate controlled, directly or indirectly, by Onex Corporation or an employee of Onex Corporation and its Affiliates, as the case may be.

5. Certain Permitted Transfers. With respect to Investors other than the Onex Shareholder, none of the restrictions contained in Sections 2 and 3 shall apply to:

(a) any Transfer by any such Investor to (i) the Company, (ii) an Eligible Shareholder (provided, that such Eligible Shareholder either (x) is Roderick C. Wendt or (y) would not become a Ten Percent Shareholder after giving effect to such Transfer), (iii) by any Investor who is a natural Person to (A) a natural Person who acquires the Shares from such Investor pursuant to a will or the laws of descent and distribution, (B) any of such Investor’s Relatives or (C) any trust, the beneficiaries of which consist of such Investor or one or more of his or her Relatives, or (iv) with respect to an Investor that is a trust, the proposed Transferee is a Wendt Family Member or a not-for-profit entity under Section 501(c)(3) of the Internal Revenue Code of 1986 (including but not limited to a public charity or private foundation) that gives an irrevocable proxy to a Wendt Family Member with respect to all matters pertaining to the voting of the Transferred stock, in connection with such Transfer; provided, however, that in the case of any Transfer described in clauses (ii), (iii) and (iv) above to a Transferee (each herein, a “Permitted Transferee”): (1) such Permitted Transferee shall have submitted to the Company such evidence as the Company may reasonably request to demonstrate that such Transferee is a Permitted Transferee, and (2) any Transfer hereunder shall be effected in compliance with applicable securities laws; or

(b) any offering of shares of Common Stock registered under the Securities Act pursuant to the Registration Rights Agreement or any sale in the public market under Rule 144.

6. Other Shareholder Agreements. If any Investor is party to any other shareholder agreement with the Company (an “Other Shareholder Agreement”), nothing in this Agreement shall permit any proposed or actual sale or transfer of the capital stock of the Company that is prohibited under such Other Shareholder Agreement.

7. Provisions Regarding Board of Directors.

(a) For purposes of Sections 7 and 8, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board of Directors of the Company (the “Board of Directors”), including without limitation, all shares of Common Stock, Series A Convertible Preferred Stock and Series B Preferred Stock, by whatever name called, now owned or subsequently acquired by an Investor, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

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(b) Following conversion of the Series A Convertible Preferred Stock into Common Stock, each Investor agrees to vote, or cause to be voted, all Shares owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the directors designated as follows:

(i) until either a Major Onex Ownership Change or a Change in Voting Control occurs,

(A) four directors designated by the Onex Shareholders (the “Onex Directors”), and

(B) four directors (the “Common Directors”) designated by the directors most recently elected by holders of Common Stock pursuant to the Articles of Incorporation prior to the conversion of the Series A Convertible Preferred Stock serving and their successors appointed without shareholder action pursuant to the Articles of Incorporation or elected pursuant to this Section 7(b)(i)(B) (the “Incumbent Common Directors”).

(ii) If there has been a Major Onex Ownership Increase or a Change in Voting Control, six (6) directors shall be designated by the Onex Shareholders and four (4) directors shall be designated by the Incumbent Common Directors and the Board of Directors shall not exceed ten (10).

(iii) In the event of a Major Onex Ownership Decline and no Change in Voting Control, the number of directors the Onex Shareholders shall have the right to designate shall be reduced to one (1).

To the extent that any of clauses (i) through (iii) above shall not be applicable, any member of the Board of Directors who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the shareholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Articles of Incorporation.

(c) Prior to the conversion of the Series A Convertible Preferred Stock, each Onex Shareholder agrees to vote all shares of Common Stock owned by it for the persons nominated or designated by the Incumbent Common Directors pursuant to Section 7(b) to serve as directors of the Company.

(d) In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

(e) Each Investor also agrees to vote, or cause to be voted, all Shares owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(i) Except as provided in Section 7(b)(iii), no director designated by the Onex Shareholders or director nominated by the Incumbent Common Directors may be removed from office unless (i) such removal is directed or approved by the Person(s) entitled under Section 7(b) to designate that director or (ii) in the case of the directors designated by the Onex Shareholders, the Onex Shareholders and their Affiliates, collectively, no longer own at least five percent (5%) of the outstanding Common Stock;

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(ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 7(b) shall be filled pursuant to the provisions of Section 7(b); and

(iii) upon the request of the Person(s) entitled under Section 7(b) to designate a director as provided in Section 7(b) to remove such director, such director shall be removed.

All Investors agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

(f) If either a Major Onex Ownership Increase or a Change in Voting Control occurs at a time that shares of Series A Convertible Preferred Stock are outstanding, Onex Partners (or any other of the Onex Shareholders or any permitted transferee of an Onex Shareholder, in each case designated by Onex Partners) shall have the irrevocable option to acquire from the Company one share of Series B Preferred Stock for a purchase price of $1,000. Exercise of the option provided by this subsection (f) shall be effective as of the date Onex Partners or its designee delivers to the Company at its principal office a duly executed written notice of exercise and payment of the purchase price in cash, by check or wire transfer following the occurrence of the condition precedent to the ability to exercise; as of such date, a stock certificate or certificates shall be deemed to have been executed in the name of the Person exercising the option and such Person shall be deemed to have become a holder of record, for all purposes, of the shares as to which the option was so exercised. The Company, as promptly as practical after receipt thereof and in any event within five days thereafter, shall execute and deliver or cause to be executed and delivered to the Person exercising the option a certificate or certificates representing the shares as to which the option was so exercised. If the issuance of Series B Preferred Stock pursuant to an exercise of the option requires filing or approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the competition or foreign investment laws or regulations of any jurisdiction, the Company shall make such filings, request such approvals and otherwise use its best efforts to cause any requirement of any such law or regulation relating to the issuance of the Series B Preferred Stock to be satisfied as promptly as possible, including, but not limited to, taking such actions with respect to such laws or regulations as the Person exercising the option may reasonably request and, if and to the extent required by law, the issuance of the share of Series B Preferred Stock subject to the option shall not be deemed to occur until all applicable waiting periods have elapsed and all applicable approvals from regulatory bodies have been received; provided that the Company will use its best efforts to provide Onex Partners (or any other of the Onex Shareholders or any permitted transferee of an Onex Shareholder, in each case designated by Onex Partners) with all benefits of having such ownership to the extent not prohibited by law. The Company shall pay all filing fees required by any such law or regulation to be paid by the Company, the Person acquiring the shares or any of its Affiliates.

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(g) Following conversion of the Series A Convertible Preferred Stock into Common Stock and prior to the consummation of a Qualified Public Offering, each Onex Shareholder agrees that it shall not vote any shares of Common Stock owned by such Onex Shareholder, or over which such Onex Shareholder has voting control, in favor of any amendment, repeal or rescission of any of Sections 1.2, 2.1, 2.5, 2.8, 2.9, 2.13, 2.15 (other than Sections 2.15(1)(a) and 2.15(1)(b)), 3.2 or 3.7 of the Company’s Bylaws or Article VIII of the Articles of Incorporation, unless a majority of the shares of Common Stock held by other investors voting on such action shall have also voted in favor of such action.

(h) No Investor, nor any Affiliate of any Investor, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Investor have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(i) In the event that an Onex/Preferred Director makes a motion at a meeting of the Board of Directors to constitute the Preferred Committee as consisting of all the Onex/Preferred Directors then in office, whether or not the meeting is called for such purpose, and the motion fails notwithstanding the vote in favor thereof by all Onex/Preferred Directors then in office (and Onex Partners gives notice of such failure to the Company), and the Preferred Committee is not constituted as so requested by the Onex/Preferred Directors within thirty days after such notice, a Major Onex Ownership Increase shall be deemed to have occurred, unless the failure of the Preferred Committee to be so constituted during such 30-day period is the result of none of the Onex/Preferred Directors voting in favor thereof at any meeting or proposed action by written consent.

(j) The provisions of this Section 7 (other than paragraph (f) hereof) shall terminate at such time that the Onex Shareholders and their Affiliates collectively own less than five percent (5%) of the outstanding capital stock of the Company, calculated on an as-converted basis, and upon the consummation of a Qualified Public Offering.

8. Irrevocable Proxy and Power of Attorney.

(a) Each Investor other than the Onex Shareholders hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to a designee of the Common Directors (as defined herein or as defined in the Articles of Incorporation prior to the conversion of the Series A Preferred Stock) of the Company, and a designee of the Onex Shareholders, and each of them, with full power of substitution, with respect to the matters set forth herein, including without limitation, votes regarding any Drag-Along Sale pursuant to Section 1 hereof and election and removal of persons as members of the Board of Directors in accordance with Section 7 hereto only, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of approval of any Drag-Along Sale or the election of persons as members of the Board of Directors determined pursuant to and in accordance with the terms and provisions of this Agreement pursuant to and in accordance with the terms and provisions of Sections 1 and 7, respectively, of this Agreement or to take any action necessary to effect

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Sections 1 and 7, respectively, of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares solely to the extent such grant of proxy or power of attorney is with respect to such matters and shall not hereafter, unless and until this Agreement terminates or, with respect to the election of directors, Section 7 terminates, purport to grant any other proxy or power of attorney with respect to any of the Shares solely to the extent such grant of proxy or power of attorney is with respect to such matters, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

(b) Each Onex Shareholder hereby constitutes and appoints as the proxy of the party a designee of the Common Directors (as defined herein or as defined in the Articles of Incorporation prior to the conversion of the Series A Preferred Stock) of the Company, with full power of substitution, with respect to the election and removal of Common Directors in accordance with Section 7 hereto, and hereby authorizes such person to represent and to vote with respect to such matters, if and only if such Onex Shareholder (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election or removal of Common Directors determined pursuant to and in accordance with the terms and provisions of this Agreement pursuant to and in accordance with the terms and provisions of Section 7 of this Agreement or to take any action necessary to effect the election and removal of Common Directors in accordance with Section 7 of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable. Each Onex Shareholder hereby revokes any and all previous proxies with respect to the Shares solely to the extent such grant of proxy is with respect to such matters and shall not hereafter, unless and until Section 7 terminates, purport to grant any other proxy with respect to any of the Shares solely to the extent such grant of proxy is with respect to such matters, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth in this clause (b) of Section 8.

9. Transfer Void. Any Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

10. Violation of Tag-Along Right. If any Investor purports to sell any stock in contravention of the tag-along rights in Section 3 (a “Prohibited Transfer”), each Investor who desires to exercise its tag-along right under Section 3 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Investor to purchase from such Investor the type and number of shares of capital stock that such Investor would have been entitled to sell

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to the purchaser under Section 3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 3. The sale will be made on the same terms and subject to the same conditions as would have applied had the Investor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 3. Such Investor shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 3.

11. Transfers. Each transferee or assignee of any shares of capital stock of the Company subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Onex Shareholder and Investor, or an Investor, as applicable. The Company shall not permit the transfer of the shares of capital stock subject to this Agreement on its books or issue a new certificate representing any such shares of capital stock unless and until such transferee shall have complied with the terms of this Section 11. Each certificate representing the shares of capital stock subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT BY AND AMONG THE SHAREHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

12. Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of capital stock of the Company of each Investor (and transferees and assignees thereof) until the end of such restricted period.

13. Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and when used with respect to any individual, shall also include the Relatives of such individual. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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(b) “Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation, as amended.

(c) “Bridge Notes” means the Convertible Promissory Notes, in an aggregate initial principal amount of $[188,878,552], issued by the Company to the Onex Shareholders and certain Affiliates on the date of this Agreement.

(d) “Bridge Note Maturity Date” shall have the meaning ascribed to such term in the Bridge Notes.

(e) “Change in Voting Control” means that (a) Roderick C. Wendt is not the chief executive officer of the Corporation, and (b) the individuals named in Section B(2)(a) of Article VI of the Articles of Incorporation represent less than three-quarters ( 3⁄4) of the members of the Common Directors (as defined in the Articles of Incorporation prior to conversion of the Series A Preferred Stock or herein after conversion of the Series A Preferred Stock), and (c) the following do not have the power to elect all of the Common Directors (excluding, for purposes of the determination, any shares of Common Stock owned by the Onex Shareholders and their permitted transferees):

(i) Roderick C. Wendt;

(ii) Wendt Family Members;

(iii) Members of the Board of Directors and members of JELD-WEN management holding the position of Vice-President or any position more senior thereto on February 10, 2011;

(iv) Any chief executive officer who is successor to Roderick C. Wendt and approved by the Preferred Committee;

(v) Any successor trustee of the JELD-WEN, inc. Employee Stock Ownership and Retirement Plan and Trust (A) who is described in items (i) through (iv) of this definition, (B) who is approved by the Board of Directors, or (C) who is an independent institutional trustee approved by the Board of Directors; and

(vi) A transferee of any of the foregoing in a transaction approved by the Board of Directors, including a majority of the Preferred Directors or Onex Directors, as the case may be.

whether or not the events described in this definition occur concurrently. For purposes of this definition, the persons listed in clause (i) through (vi) above shall be deemed to have the power to exercise any proxy granted prior to the date of this Agreement that is exercisable by an individual appointed Chief Executive Officer or President of the Company solely by reason of such individual’s holding such office.

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(f) “Common Stock” means the Company’s common stock.

(g) “Company Sale” means a sale of the Company by way of a merger, the sale of all or substantially all of the Company’s assets, or the sale of all of the Company’s outstanding Common Stock and Preferred Stock or the sale of all of the Company’s Common Stock and Preferred Stock owned by the Investors.

(h) “Eligible Shareholder” means a shareholder of the Company who is:

(i)	a Wendt Family Member; or

(ii)	a shareholder that meets all of the following qualifications:

•	shareholder is an officer, director or manager of Company;

•	shareholder owns a minimum of 100 shares of Common Stock; and

•	shareholder remains current on all financing obligations with respect to shares of Common Stock owned by such shareholder.

(i) “Major Onex Ownership Change” means either a Major Onex Ownership Decline Event or a Major Onex Ownership Increase.

(j) “Major Onex Ownership Decline” means an event or transaction, or series of events and/or transactions, resulting in the collective Percentage Ownership of the Onex Shareholders and their permitted transferees under equaling ten percent (10%) or less.

(k) “Major Onex Ownership Increase” means (i) an event or transaction, or series of events and/or transactions (including, for the avoidance of doubt, the issuance of shares of Series A Convertible Preferred Stock upon conversion of any unpaid principal and interest under the Bridge Notes, or any repurchases by the Company of shares of its capital stock), resulting in the collective Percentage Ownership of the Onex Shareholders and their permitted transferees equaling sixty six and two-thirds percent (66 2/3%) or greater and (ii) the events giving rise to a deemed Major Onex Ownership Increase under Section 7(i) hereof.

(l) “Percentage Ownership” has the meaning given to that term in the Articles of Incorporation.

(m) “Person” means any individual, group, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

(n) “Pledge Agreement” means the Pledge Agreement, dated             , 2011, between the Trust and Bank of the West, as agent (“Agent”) for the lenders named therein (the “Lenders”).

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(o) “Preferred Directors” shall have the meaning ascribed to such term in the Articles of Incorporation

(p) “Preferred Committee” shall have the meaning ascribed to such term in the Bylaws of the Company.

(q) “Preferred Stock” shall have the meaning ascribed to such term in the Articles of Incorporation.

(r) “Qualified Public Offering” shall have the meaning ascribed to such term in the Articles of Incorporation.

(s) “Registration Rights Agreement” means the Registration Rights Agreement of even date herewith among the Company, the Onex Shareholders and certain other shareholders of the Company.

(t) “Relatives” means, with respect to any individual, collectively, the spouse, domestic partner, parents, siblings and descendants of such individual and their respective issue (whether by blood or adoption and including stepchildren) and the spouses and domestic partners of such persons.

(u) “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

(v) “Series A Convertible Preferred Stock” means the Company’s Series A Convertible Preferred Stock.

(w) “Series B Preferred Stock” means the Company’s Series B Preferred Stock.

(x) “Ten-Percent Shareholder” means a Shareholder who (together with his or her Affiliates and Relatives) is the Beneficial Owner of ten percent (10%) or more of the outstanding Common Stock and Series A Convertible Preferred Stock (calculated on an as-converted, fully-diluted basis).

(y) “Transfer” means any transfer, sale, assignment, pledge, hypothecation, gift, placement in trust (voting or otherwise), transfer by operation of law or other disposition (directly or indirectly, whether or not voluntary and including, without limitation, by means of any participation, swap or other derivatives transaction) of any shares of Common Stock or Preferred Stock of the Company.

(z) “Trust” means the Richard Lester Wendt Living Trust.

(aa) “Wendt Family Members” means (i) all lineal descendants of Evelyn and Lester Wendt, whether by birth or adoption, and their respective spouses, and (ii) any trust, estate or other entity in which any such persons individually or in the aggregate, directly or indirectly, have the unrestricted power (subject only to customary fiduciary duties), whether due to ownership of voting securities, membership on the governing board or otherwise, without regard

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to the votes or other actions of any other Persons, to vote or direct the vote of the shares of the Company’s stock owned by such entity. For purposes of clause (ii), the following persons shall be deemed to be lineal descendants of Evelyn and Lester Wendt if they serve as a director, trustee, executor, manager or personal representative of the entity in question: Ronald Saxton, Larry Wetter, Theodore Schnormeier, William Early, Robert Turner or Barry Homrighaus.

14. Miscellaneous.

(a) Remedies. The parties shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or temporary, preliminary or permanent injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, the Onex Shareholders and the holders of at least a majority of the shares of capital stock of the Company held by Investors other than the Onex Shareholders. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

(c) Successors and Assigns; Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(d) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provisions of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(e) Counterparts; Joinder. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. Additional persons may become parties to this Agreement within 30 days of the date on which they first acquire capital stock of the Company or with the consent of the Company and Onex Partners, in either case by executing and delivering to the Company and Onex Partners an Adoption Agreement in the form of Exhibit A. Prior to the consummation of a Qualified Public Offering, the Company shall not issue or sell any shares of its capital stock to a person that is not a party to this Agreement unless such person concurrently becomes a party to this Agreement by executing and delivering an Adoption Agreement as contemplated by the immediately preceding sentence.

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(f) Interpretation. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (ii) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” (iii) reference to any Section means such Section hereof, (iv) words of any gender shall be deemed to include each other gender, and (v) words using the singular or plural number shall also include the plural or singular number, respectively. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(g) Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of law provisions thereof.

(i) Jurisdiction. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware in connection with any action, suit or proceeding arising out of or relating to this Agreement, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. If for any reason the Chancery Court is deemed to be an inappropriate venue for any such action, suit or proceeding, each party to this Agreement also submits to the exclusive jurisdiction of the courts of the State for Delaware. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware (including the Chancery Court) and the United States District Court from the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(j) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated hereby. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 14(j).

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(k) Complete Agreement. This Agreement, the documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way.

(l) Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by e-mail or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made. If delivered by e-mail or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Such notices, consents and other communications will be sent to the parties at the addresses specified for notices in the Stock Purchase Agreement or to such other address as the recipient has specified by prior notice to the other parties.

(Signature Page Follows)

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

COMPANY:

JELD-WEN HOLDING, inc.

By:
Name:
Title:

ONEX SHAREHOLDER:

[ ]

By:
Name:
Title:

Address for Notices;

INVESTOR(S):

By:
Name:
Title:

Address for Notices;

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Schedule A

[List of Additional Shareholders]

21

EXHIBIT A

[Adoption Agreement]

A - 1

EXHIBIT E

FORM OF AMENDED AND RESTATED BYLAWS

[see attached]

Exhibit E

Exhibit E

AMENDED AND RESTATED

BYLAWS

OF

JELD-WEN HOLDING, inc.

-i-

(continued)

-ii-

BYLAWS

OF

JELD-WEN HOLDING, inc.

ARTICLE 1

SHAREHOLDERS’ MEETINGS

Section 1.1 Annual Meeting. The annual meeting of the shareholders will be held on the first Saturday in March of every year at the principal office of the Corporation or at such other time, date, or place as may be determined by the Board of Directors. At such meeting, the shareholders entitled to vote will elect a Board of Directors and transact such other business as may come before the meeting.

Section 1.2 Special Meetings. Special meetings of shareholders will be held at any time on call of the Chairman of the Board, Chief Executive Officer, President or the Board of Directors, or the Common Directors to the extent authorized by Section (B)(6) of Article VI of the Articles of Incorporation, on demand in writing by shareholders of record holding shares with at least ten percent (10%) of the votes entitled to be cast on any matter proposed to be considered at the special meeting and to the extent required by Section 7(e) of the Shareholders Agreement.

Section 1.3 Notice. Written notice stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at the shareholder’s address as it appears on the current shareholder records of the Corporation, with postage prepaid.

Section 1.4 Waiver of Notice. A shareholder may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation, or the Oregon Business Corporation Act. Except as otherwise provided by this Section 1.4, the waiver must be in writing, must be signed by the shareholder, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A shareholder’s attendance at a meeting waives any objection to (a) lack of notice or defective notice, unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting and (b) consideration of any matter at the meeting that is not within the purpose or purposes described in the notice of a special meeting, unless the shareholder objects to considering the matter when it is first presented.

Section 1.5 Voting. Except as otherwise provided in the Articles of Incorporation, each shareholder will be entitled to one vote, in person or by proxy, on each matter voted on at a shareholder’s meeting for each share of stock outstanding in such shareholder’s name on the records of the Corporation which is entitled to vote on such matter. Unless held as trustee or in another fiduciary capacity, shares may not be voted if held by another corporation in which the Corporation holds a majority of the shares entitled to vote for directors of such other corporation.

Section 1.6 Quorum; Vote Required. A majority of the shares entitled to vote on a matter, represented in person or by proxies, will constitute a quorum with respect to that matter at any meeting of the shareholders. If a quorum is present, action on a matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast in opposition, unless the vote of a greater number is required by the Oregon Business Corporation Act or the Articles of Incorporation. Election of directors is governed by Section 2.1 of these Bylaws. Unless otherwise provided in the Articles of Incorporation, a majority of votes represented at a meeting of shareholders, whether or not a quorum, may adjourn the meeting to a different time, date, or place. No further notice of the adjourned meeting is required if the new time, date, and place is announced at the meeting prior to adjournment and the date is set one hundred twenty (120) days or less from the date of the original meeting.

Section 1.7 Action Without Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by a written consent, or consents, to the extent permitted under the Articles of Incorporation and the Oregon Business Corporation Act.

ARTICLE 2

BOARD OF DIRECTORS

Section 2.1 Number and Election of Directors. The Board of Directors will consist of not less than eight members and not more than ten members, but in any case shall consist of such number and classification of directors as Common Directors and Preferred/Onex Directors as is required by the Articles of Incorporation or the Shareholders Agreement, as applicable. The number of directors will be established by the Board of Directors as may be necessary to implement the foregoing. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of such directors. Each director will be elected to hold office until the next annual meeting of shareholders and until the election and qualification of a successor, subject to prior death, resignation or removal.

Section 2.2 Vacancies. Unless otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the Board of Directors or if the remaining directors do not constitute a quorum, by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy will serve for the unexpired term of the director’s predecessor in office, subject to prior death, resignation or removal.

Section 2.3 Annual Meeting. An annual meeting of the Board of Directors will be held without notice immediately after the adjournment of the annual meeting of the shareholders or at another time designated by the Board of Directors upon notice in the same manner as provided in Section 2.5. The annual meeting will be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.

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Section 2.4 Regular Meetings. The Board of Directors may provide by resolution for regular meetings. Unless otherwise required by such resolution, regular meetings may be held without notice of the date, time, place or purpose of the meeting.

Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the President, the Chief Executive Officer, the Chairman of the Board of Directors, or by majority of the Common Directors then serving or a majority of the Preferred/Onex Directors then serving. Notice of each special meeting will be given to each director, either by oral or in written notification actually received not less than twenty-four (24) hours prior to the meeting or by written notice mailed by deposit in the United States mail, first class postage prepaid, addressed to the director at the director’s address appearing on the records of the Corporation not less than seventy-two (72) hours prior to the meeting. Special meetings of the directors may also be held at any time when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the directors will be held at the principal office of the Corporation or at any other place designated by a majority of the Board of Directors.

Section 2.6 Telephonic Meetings. The Board of Directors shall permit directors to participate in a meeting by any means of communication by which all of the persons participating in the meeting can hear each other at the same time. Participation in such a meeting will constitute presence in person at the meeting.

Section 2.7 Waiver of Notice. A director may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided in this Section 2.7, the waiver must be in writing, must be signed by the director, must specify the meeting for which notice is waived, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A director’s attendance at a meeting waives any required notice to such director, unless the director at the beginning of the meeting or promptly upon the director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

Section 2.8 Quorum. A majority of the number of directors that has been established by the Board of Directors pursuant to Section 2.1 of these Bylaws (a “Majority of the Entire Board”) will constitute a quorum for the transaction of business.

Section 2.9 Voting. The act of a Majority of the Entire Board at a meeting at which a quorum is present will for all purposes constitute the act of the Board of Directors, unless otherwise provided by the Articles of Incorporation or these Bylaws.

Section 2.10 Action Without Meeting. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if a written consent, or consents, describing the action taken is signed by each director and included in the minutes and filed with the corporate records. The action is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of an act of the Board of Directors at a meeting and may be described as such in any document.

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Section 2.11 Removal of Directors. Unless otherwise provided by the Articles of Incorporation, the shareholders, at any meeting of the shareholders called expressly for that purpose, may remove any director from office, with or without cause.

Section 2.12 Powers of Directors. The Board of Directors will have the sole responsibility for the management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is vested with all of the powers possessed by the Corporation itself, so far as this delegation of power is not inconsistent with the Oregon Business Corporation Act, the Articles of Incorporation, or these Bylaws. The Board of Directors will have the power to determine what amount constitutes net earnings of the Corporation, what amount will be reserved for working capital and for any other purpose, and what amount, if any, will be declared as dividends. Such determinations by the Board of Directors will be final and conclusive except as otherwise expressly provided by the Oregon Business Corporation Act or the Articles of Incorporation. The Board of Directors may designate one or more officers of the Corporation who will have the power to sign all deeds, leases, contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Corporation. In the absence of a designation of any other officer or officers, the President is so designated.

Section 2.13 Committees. Unless the Articles of Incorporation provide otherwise, a majority of the Board of Directors may designate from among its members one or more committees. Each committee must consist of two or more directors and will have such powers and will perform such duties as may be delegated and assigned to the committee by the Board of Directors. Except as provided in Section 2.15 below with respect to the Common Committee and the Preferred Committee, no committee will have the authority of the Board of Directors with respect to (a) approving dividends or other distributions to shareholders, except as permitted by (h) below; (b) amending the Articles of Incorporation, except as permitted by (j), below; (c) adopting a plan of merger; (d) recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation other than in the usual and regular course of its business; (e) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; (f) approving or proposing to shareholders other actions required to be approved by the shareholders; (g) approving a plan of merger which does not require shareholder approval; (h) authorizing or approving any reacquisition of shares of the Corporation, except pursuant to a formula or method prescribed by the Board of Directors; (i) authorizing or approving the issuance, sale or contract for sale of shares of the Corporation’s stock except either pursuant to a stock option or other stock compensation plan or where the Board of Directors has determined the maximum number of shares and has expressly delegated this authority to the committee; (j) determining the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors has determined a maximum number of shares and expressly delegated this authority to the committee; (k) adopting, amending or repealing Bylaws for the Corporation; or (1) filling vacancies on the Board of Directors or on any of its committees; or (m) taking any other action which the Oregon Business Corporation Act prohibits a committee of a board of directors to take. The provisions of Sections 2.4, 2.5, 2.6, 2.7 and 2.10 of the Bylaws will also apply to all committees of the

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Board of Directors. Each committee will keep written records of its activities and proceedings. All actions by committees will be reported to the Board of Directors at the next meeting following the action and the Board of Directors may ratify, revise or alter such action, other than actions exclusively within the authority of the Preferred Committee or Common Committee, provided that no rights or acts of third parties will be affected by any such revision or alteration.

Section 2.14 Chairman of the Board. The Board of Directors may elect one of its members to be Chairman of the Board of Directors. The Chairman will advise and consult with the Board of Directors and the officers of the Corporation as to the determination of policies of the Corporation, will preside at all meetings of the Board of Directors and of the shareholders, and will perform such other functions and responsibilities as the Board of Directors may designate from time to time.

Section 2.15 Special Provisions.

(1) The Corporation shall not, and shall cause its subsidiaries not to, take or agree to take any of the following actions without the approval of a majority of the Common Directors:

(a) enter into any refinancing of the principal debt facilities of the Corporation or any of its subsidiaries, except that approval of the Common Committee shall not be required to the extent that after giving effect to such refinancing transaction either (i) the pro-forma Consolidated Indebtedness to TTM EBITDA ratio would not exceed 4.75 or (ii) aggregate Consolidated Indebtedness would not exceed the aggregate amount of Consolidated Indebtedness that would have been outstanding immediately prior to such refinancing or as of immediately following the closing of the transactions contemplated by the Stock Purchase Agreement, whichever is greater, assuming in either case that the Corporation and each of its subsidiaries had borrowed all amounts then available for borrowing under each of agreements pursuant to which the Corporation or any of its subsidiaries then had the ability to incur Consolidated Indebtedness (with indebtedness incurred to fund transaction expenses related to any such refinancing being disregarded for purposes of determining whether aggregate Consolidated Indebtedness will increase);

(b) enter into any transaction or series of related transactions effecting a Liquidation or Company Sale (in either case, other than in connection with an exercise by Onex Partners III LP of its rights under Section 1 of the Shareholders Agreement with respect to a Drag-Along Sale (as defined in the Shareholders Agreement)), unless the Board of Directors shall have received an opinion from a major investment banking firm to the effect that the consideration to be received by the holders of the Common Stock in such transaction is fair to such holders from a financial point of view; and

(c) change the nature of the business of the Company and its subsidiaries, taken as a whole, or entry into a new line of business not related to doors and windows;

(d) enter into any transaction with Onex Corporation or any of its Affiliates, exclusive of any transactions entered into with any portfolio company of Onex

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Corporation or any fund managed by it in the ordinary course of business on terms no less favorable to the Corporation than could reasonably be expected to be obtained in a transaction negotiated with an unrelated party on an arm’s length basis.

(2) The Corporation shall, and shall cause its subsidiaries to, submit to the Board for approval the following actions:

(a) (i) entering into any acquisition or disposition, including without limitation, by merging or consolidating with, or purchasing or selling all or substantially all the assets or capital stock or other equity interests of, any business, corporation, limited liability company, partnership or other business organization, or enter into any joint venture agreements, which are valued, in the aggregate, at greater than $25,000,000 (invested or committed by the Corporation and its subsidiaries) in any calendar year (other than Permitted Non-Core Asset Sales); or (ii) enter into any liquidation, dissolution, bankruptcy, insolvency or reorganization proceeding (other than the liquidation or dissolution of any wholly-owned Core Subsidiary);

(b) entering into any contract outside the ordinary course of business pursuant to which the Corporation and/or its subsidiaries are likely to spend or receive, in the aggregate, more than $25,000,000 (other than Permitted Non-Core Asset Sales);

(c) making or approving any capital expenditure that would involve spending, in the aggregate, in excess of $25,000,000 on any individual project, or collectively on all capital expenditure projects, $75,000,000 in any calendar year;

(d) approving material changes, on a year-over-year basis, of the material allocations and expenditures on its annual budget or other material budget items, exclusive of compensation items (including salaries and incentive, bonus, severance and other compensation related plans, agreements, arrangements and transactions);

(e) approving a decision to maintain insurance at levels inconsistent with then-current or historical practice;

(f) approving a change in the outside accounting firm used by the Corporation as the auditor of its consolidated financial statements as of the date hereof to a firm other than Deloitte & Touche, Ernst & Young, KPMG or PricewaterhouseCoopers; or

(g) amending the charter or bylaws of JELD-WEN, inc.

(3) Notice of each meeting of the Board of Directors shall be given to each director at least five (5) business days (or, in the event of circumstances deemed exigent by the director(s) calling such meeting, two (2) business days). The Board may not take action at a meeting with respect to a matter not identified in the notice for such meeting without the written consent of all directors.

(4) The Board shall implement policies and procedures, to be agreed upon by the Common Directors and the Preferred/Onex Directors, requiring that all Related Party Transactions be effected on terms no less favorable to the Corporation than could reasonably be expected to be obtained in a transaction negotiated with an unrelated party on an arm’s length basis.

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(5) In the event that the Corporation is required, pursuant to the Articles of Incorporation, these Bylaws or any agreement to which the Corporation is party, including the Bridge Notes, to issue any shares of the Corporation’s Series B Preferred Stock to any Person, such Person shall have all rights of a holder of such shares of Series B Preferred Stock whether or not the Corporation has issued such shares to such Person.

(6) Common Committee. The Board shall have a committee, designated the “Common Committee,” comprised of the Common Directors from time to time, each of whom shall automatically become a member of such committee upon his or her becoming a director. Actions approved by a majority of the Common Committee shall be deemed approved by, and shall not require the further ratification of, the Board of Directors and shall be considered ready for implementation. The Common Committee shall be delegated the Board of Directors’ authority with respect to the following matters (only):

(a) The negotiation, authorization and approval of Permitted Non-Core Asset Sales and overseeing the operations of the Non-Core Assets, which oversight may be delegated to the Chief Executive Officer or, if there is no Chief Executive Officer, the Chairman of the Board or any other officer of the Corporation selected by the Common Committee.

(b) The declaration and payment by the Corporation of dividends in accordance with the Articles of Incorporation:

(i) on the Series A Convertible Preferred Stock to the extent that taking such actions would be in full compliance with the Credit Facility as in effect on [Closing Date] (irrespective of whether the Credit Facility is subsequently amended, modified, waived or terminated); or

(ii) consisting solely of Distributable Non-Core Assets/Proceeds (as defined in the Articles of Incorporation).

(c) Exercising the Corporation’s rights and performing the Corporation’s obligations under Article IX of the Stock Purchase Agreement, and the defense and settlement by the Corporation of claims that would give rise to indemnification obligations under Section 9.1 of the Stock Purchase Agreement other than with respect to the defense and settlement of claims where the potential liability of the Corporation in connection with such claim (as mutually agreed by the Common Committee and the Preferred Committee, or in the absence of such agreement at the election of either such committee, by independent counsel retained by the Board) is greater than 200% of the maximum amount of the potential liability of the Corporation in connection with such claim that would give rise to indemnification of the Investor Indemnified Parties (as defined in the Stock Purchase Agreement) under the Stock Purchase Agreement (ie., the amount above which increases in the amount of such liability would not increase the amount of indemnification of the Investor Indemnified Parties after giving effect to the limitations in Article IX of the Stock Purchase Agreement and the cumulative effect of other claims for indemnification); provided, however, that in such case the Common

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Committee shall be delegated the Corporation’s right as the Indemnifying Party (as defined in the Stock Purchase Agreement) under the penultimate sentence of Section 9.4(b) of the Stock Purchase Agreement to consent to any settlement, compromise, discharge or admission of liability with respect to such matters; and provided, further, that the authority extended to the Common Committee under this Section 6(c) shall not include the authority to defend or settle any Tax claims that would not give rise to indemnification obligations under Section 9.1 of the Stock Purchase Agreement (“Other Tax Claims”), irrespective of whether such Other Tax Claim is part of the same audit, proceeding or investigation.

(d) Electing Roderick Wendt as the Chairman of the Board during any such times as he has the right to serve as Chairman of the Board pursuant to any agreement entered into by the Corporation with Mr. Wendt after August     , 2011, and approved by the Preferred Committee.

(e) Causing the Corporation to make payments required to be made in respect of its acceptance for payment of shares of its Common Stock in the Tender Offer in accordance with the terms of the Stock Purchase Agreement.

(f) Exercising the Corporation’s rights to require Onex Partners III LP to perform its obligations under Section 7.12 of the Stock Purchase Agreement.

(7) Preferred Committee. The Board shall have a committee, designated the “Preferred Committee,” comprised of the Preferred/Onex Directors from time to time, each of whom shall automatically become a member of such committee upon his or her becoming a director. Actions approved by a majority of the Preferred Committee shall be deemed approved by, and shall not require the further ratification of, the Board of Directors and shall be considered ready for implementation. The Preferred Committee shall be delegated the Board of Directors’ authority with respect to (only) the following matters:

(a) appointment and removal of the Chief Executive Officer and the President, including any person serving in either of such capacities on an interim basis, and establishing the scope of authority and responsibilities of such positions; provided that, prior to appointing a new Chief Executive Officer or President on other than an interim basis, the Preferred Committee shall consult with the Common Committee regarding the candidates being considered;

(b) design, approve and make determinations regarding base salary, benefits and incentive compensation structures (including equity compensation) and amounts for senior executives and divisional managers at level AM11 and above anywhere in the world (collectively defined as “Senior Management”); and

(c) design, approve and make determinations regarding incentive compensation structures (including equity compensation) for all other employees. Otherwise, all compensation matters associated with non-Senior Management employees will be determined by or under the direction of the President.

The Preferred Committee’s authority with respect to compensation matters as described in clauses (b) and (c) above includes, for the avoidance of doubt, the authority to authorize and

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approve the entry by the Corporation and/or any of its subsidiaries into all employment, incentive, severance, bonus and other plans, arrangements, agreements and transactions relating thereto and to authorize, adopt and approve, and amend, modify and terminate, any incentive, bonus, severance and other compensation related plan, including, but not limited to, equity based and equity linked plans).

(8) For purposes hereof, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and when used with respect to any individual, shall also include the Relatives of such individual. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Approved Securities Exchange” means either the New York Stock Exchange or the NASDAQ Global Select Market.

“Beneficial Owner” means any Person that has beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 or any successor Rule) of the securities referred to.

“Bridge Notes” means the Convertible Promissory Notes, in an aggregate initial principal amount of $188,878,552, issued by the Corporation to the Onex Shareholders and their Affiliates on the Series A Initial Issuance Date.

“Common Director” means (i) prior to the conversion of the Series A Convertible Preferred Stock into Common Stock, a Common Director as defined in the Articles of Incorporation, and (ii) following the conversion of the Series A Convertible Preferred Stock into Common Stock, a Common Director as defined in the Shareholders Agreement.

“Company Sale” shall have the meaning set forth in the Articles of Incorporation.

“Consolidated Indebtedness” has the meaning set forth in the Stock Purchase Agreement.

“Core Subsidiaries” has the meaning set forth in the Stock Purchase Agreement.

“Credit Facility” means that certain Credit Agreement, dated as of             , 2011, among JELD-WEN, inc., an Oregon corporation, JELD-WEN of Europe, B.V., a company organized under the laws of the Netherlands, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

“Liquidation” shall have the meaning set forth in the Articles of Incorporation.

“Non-Core Assets” shall have the meaning set forth in the Stock Purchase Agreement.

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“Preferred/Onex Director” means (i) prior to the conversion of the Series A Convertible Preferred Stock into Common Stock, a Preferred Director (as defined in the Articles of Incorporation), and (ii) following the conversion of the Series A Convertible Preferred Stock into Common Stock, an Onex Director (as defined in the Shareholders Agreement).

“Onex Shareholders” means Onex Partners III LP, Onex Advisor III LLC, Onex Partners III GP LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex US Principals LP, Onex Corporation, Onex American Holdings II LLC, and Jeld-Wen EI LLC, 1597257 Ontario Inc.

“Permitted Non-Core Asset Sales” has the meaning set forth in the Stock Purchase Agreement.

“Person” means any individual, group, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Public Offering” means a public offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act.

“Related Party” means (i) any person who is, or at any time since the beginning of the Corporation’s most recently completed fiscal year was, a director or an executive officer of the Corporation or a nominee to become a director of the Corporation, (ii) any person (including any entity or group) who is the Beneficial Owner of more than five percent (5%) of any class of the Corporation’s securities, or (iii) any Affiliate or Relative of a person described in (i) or (ii).

“Related Party Transaction” means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) between the Corporation and any Related Party other than (i) a transaction with a Related Party involving less than $25,000 when aggregated with all similar transactions, or (ii) a transaction in which the Related Party’s interest arises solely from the ownership of a class of the capital stock and the holders of the capital stock receive the same benefit on a pro rata basis.

“Relatives” means, with respect to any individual, collectively, the spouse, parents, siblings and descendants of such individual and their respective issue (whether by blood or adoption and including stepchildren) and the spouses of such persons.

“Series A Convertible Preferred Stock” shall have the meaning set forth in the Corporation’s Articles of Incorporation.

“Series A Initial Issuance Date” means the date the Corporation first issues shares of Series A Convertible Preferred Stock.

“Shareholders Agreement” means the Shareholders Agreement, dated             , 2011, between the Corporation, the Onex Shareholders and the other shareholders parties thereto.

“Stock Purchase Agreement” means the Amended and Restated Stock Purchase Agreement, dated July 29, 2011, between the Corporation and the Onex Shareholders.

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“Tax” means all U.S. federal, state, local, non-U.S., provincial and other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

“Tender Offer” means the tender offer commenced by the Corporation to repurchase up to $100 million of its Common Stock in accordance with the terms of the Stock Purchase Agreement.

“TTM EBITDA” has the meaning set forth in the Stock Purchase Agreement.

ARTICLE 3

OFFICERS

Section 3.1 Composition. The officers of this Corporation will consist of at least a President and a Secretary and may also include a separate Chief Executive Officer, one or more Vice Presidents and a Treasurer and other officers and assistant officers. The President and Chief Executive Officer will be elected or appointed by the Preferred Committee. Other officers and assistant officers and agents may be elected or appointed by the President. Any vacancies occurring in any office of this Corporation may be filled by the Preferred Committee in the case of the President and the Chief Executive Officer, and by the President in the case of any other officer and assistant officer. Each officer will hold his or her office until his or her death, resignation or removal.

Section 3.2 Chief Executive Officer. In the absence of a Chairman of the Board, the Chief Executive Officer will preside at all meetings of the Board of Directors and of the shareholders. In addition, as and to the extent requested by the President, the Chief Executive Officer will (a) provide advice and guidance to the President regarding the policies and goals of the Corporation, (b) participate in representing the Corporation in interacting with governmental and regulatory bodies, political figures, customers, suppliers and trade organizations, and (c) provide such other assistance to the President as is consistent with the stature of a chief executive officer. The Chief Executive Officer shall oversee the operations of the Non-Core Assets and have the authority to hire and fire employees and agents of the Non-Core Subsidiaries (as defined in the Stock Purchase Agreement) if such power has been delegated by the Common Committee. Except as provided in the preceding three sentences, the Chief Executive Officer will only have such authority, responsibility and duties as shall be specifically delegated to him or her by the Preferred Committee or the President and shall not take any actions inconsistent therewith.

Section 3.3 President. The President will be responsible for implementing the policies and goals of the Corporation as stated by the Board of Directors and will have general supervisory responsibility and authority over the property, business and affairs of the Corporation. Unless otherwise provided by the Preferred Committee, the President will have the authority to hire and fire employees and agents of the Corporation (other than those of Non-Core Subsidiaries) and to take such other actions as the President deems to be necessary or appropriate to implement the policies, goals and directions of the Preferred Committee. The President may sign any documents and instruments of the Corporation which require the signature of the

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President under the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws. Unless otherwise provided by the Preferred Committee, an “acting” or “interim” President will have all responsibilities and authority of the President.

Section 3.4 Vice President. A Vice President will have such responsibilities and authority as may be delegated by the President to such Vice President. If at any time there is more than one Vice President, the President may designate the order of seniority or the areas of responsibility of such Vice Presidents.

Section 3.5 Secretary. The Secretary will keep the minutes and records of all the meetings of the shareholders and directors and of all other official business of the Corporation. The Secretary will give notice of meetings to the shareholders and directors and will perform such other duties as may be prescribed by the President.

Section 3.6 Treasurer. The Treasurer will receive all moneys and funds of the Corporation and deposit such moneys and funds in the name of and for the account of the Corporation with one or more banks designated by the President or in such other short-term investment vehicles as may from time to time be designated or approved by the President. The Treasurer will keep accurate books of account and will make reports of financial transactions of the Corporation to the Board of Directors and the President, and will perform such other duties as may be prescribed by the President. If the President elects a Vice President, Finance or a Chief Financial Officer, the duties of the office of Treasurer may rest in that officer.

Section 3.7 Removal. The Preferred Committee, at any meeting or any special meeting called for that purpose, may remove the Chief Executive Officer and the President from office with or without cause, and the President may remove any other officer or assistant officer (other than the Chief Executive Officer) with or without cause; provided, however, in each case that no removal will impair the contract rights, if any, of the officer removed or of this Corporation or of any other person or entity.

ARTICLE 4

STOCK AND OTHER SECURITIES

Section 4.1 Certificates. All stock and other securities of this Corporation will be represented by certificates which will be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and which may be sealed with the seal of the Corporation or a facsimile thereof.

Section 4.2 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the stock and other securities of the Corporation. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles.

Section 4.3 Transfer. Title to a certificate and to the interest in this Corporation represented by that certificate can be transferred only (a) by delivery of the certificate endorsed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person or (b) by delivery of the certificate and a separate

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document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, signed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person.

Section 4.4 Necessity for Registration. Prior to presentment for registration upon the transfer books of the Corporation of a transfer of stock or other securities of this Corporation, the Corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote the securities; to receive any notices to shareholders; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; and otherwise to exercise or enjoy any or all of the rights and powers of an owner.

Section 4.5 Fixing Record Date. The Board of Directors may fix in advance a date as record date for the purpose of determining the registered owners of stock or other securities (a) entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof; (b) entitled to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; or (c) entitled to otherwise exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose. The record date will be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action which requires such determination of registered owners is to be taken.

Section 4.6 Record Date for Adjourned Meeting. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date. A new record date must be fixed if a meeting of the shareholders’ is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 4.7 Lost Certificates. In case of the loss or destruction of a certificate of stock or other security of this Corporation, a duplicate certificate may be issued in its place upon such conditions as the Board of Directors may prescribe.

ARTICLE 5

CORPORATE SEAL

If the Corporation has a corporate seal, its size and style is shown by the impression below:

ARTICLE 6

AMENDMENTS

Unless otherwise provided in the Articles of Incorporation, the Bylaws of the Corporation may be amended or repealed by the directors, subject to amendment or repeal by action of the shareholders, at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing.

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ARTICLE 7

SEVERABILITY

If any provision of these Bylaws is found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions will not be affected.

ARTICLE 8

INDEMNIFICATION

Section 8.1 Nonderivative Actions. Subject to the provisions of Sections 8.3, 8.5, and 8.6 below, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including all appeals) (other than an action by or in the right of the Corporation) by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against reasonable expenses (including attorney fees), judgments, fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit, or proceeding if the person acted in good faith, did not engage in intentional misconduct, and, with respect to any criminal action or proceeding, did not know the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal action or proceeding, that the person knew that the conduct was unlawful.

Section 8.2 Derivative Actions. Subject to the provisions of Sections 8.3, 8.5, and 8.6 below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit (including all appeals) by or in the right of the Corporation to procure a judgment in its favor by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney fees) actually incurred by the person to be indemnified in connection with the defense or settlement of such action or suit if the person acted in good faith, provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for deliberate misconduct in the performance of that person’s duty to the Corporation, for any transaction in which the person received an improper personal benefit, for any breach of the duty of loyalty to the Corporation, or for any distribution to shareholders that is unlawful under the Oregon Business Corporation Act, or successor statute, unless and only to the extent that the

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court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Section 8.3 Determination of Right to Indemnification in Certain Cases. Subject to the provisions of Sections 8.5 and 8.6 below, indemnification under Sections 8.1 and 8.2 of this Article shall not be made by the Corporation unless it is expressly determined that indemnification of the person who is or was an officer or director, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.1 or 8.2. That determination may be made by any of the following:

(a) By the Board of Directors by majority vote of a quorum consisting of directors who are not or were not parties to the action, suit or proceeding;

(b) If a quorum cannot be obtained under paragraph (1) of this subsection, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the action, suit, or proceeding (directors who are parties to the action, suit, or proceeding may participate in designation of the committee);

(c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (1) or (2) or, if a quorum of the Board of Directors cannot be obtained under (1) and a committee cannot be designated under (2) the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the action, suit, or proceeding;

(d) If referred to them by Board of Directors of the Corporation by majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who are parties to the action, suit, or proceeding), by the shareholders; or

(e) By a court of competent jurisdiction.

Section 8.4 Indemnification of Persons Other than Officers or Directors. Subject to the provisions of Section 8.6, in the event any person not entitled to indemnification under Sections 8.1 and 8.2 of this Article was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding of a type referred to in Sections 8.1 or 8.2 of this Article by reason of or arising from the fact that such person is or was an employee or agent (including an attorney) of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as an employee or agent (including an attorney) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, the Board of Directors of the Corporation by a majority vote of a quorum(whether or not such quorum consists in whole or in part of directors who were parties to such action, suit, or proceeding) or the stockholders of the Corporation by a majority vote of the outstanding shares upon referral to them by the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to

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such action, suit, or proceeding) may, but shall not be required to, grant to such person a right of indemnification to the extent described in Sections 8.1 or 8.2 of this Article as if the person were acting in a capacity referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit, or proceeding, those employees or agents (including attorneys) who shall have all rights of indemnification granted under Sections 8.1 and 8.2 of this Article.

Section 8.5 Successful Defense. Notwithstanding any other provision of Sections 8.1, 8.2, 8.3, or 8.4 of this Article, but subject to the provisions of Section 8.6, to the extent a director, officer, or employee is successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.1, 8.2, or 8.4 of this article, or in defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Section 8.6 Condition Precedent to Indemnification Under Sections 8.1, 8.2, 8.4, or 8.5. Any person who desires to receive the benefits otherwise conferred by Sections 8.1, 8.2, 8.4, or 8.5 of this article shall promptly notify the Corporation that the person has been named a defendant to an action, suit, or proceeding of a type referred to in Sections 8.1, 8.2, 8.4, or 8.5 and intends to rely upon the right of indemnification described in Sections 8.1, 8.2, 8.4, or 8.5 of this article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the Corporation at the executive offices of the Corporation or, in the event the notice is from the President, to the registered agent of the Corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit, or proceeding, but who, insofar as indemnity of employees or agents is concerned, mayor may not have been parties) or, if referred to them by the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit, or proceeding, but who, insofar as indemnity of employees or agents is concerned, mayor may not have been parties), the stockholders of the Corporation by a majority of the votes entitled to be cast by holders of shares of the Corporation’s stock which have unlimited voting rights to make a determination that such a failure was prejudicial to the Corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections 8.1, 8.2, or 8.4 of this article shall be denied in its entirety or reduced in amount.

Section 8.7 Advances for Expenses. Expenses incurred by a person indemnified hereunder in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals) or threat thereof may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation and a written affirmation of the person’s good faith belief that he or she has met the applicable standard of conduct. The undertaking must be a general personal obligation of the party receiving the advances but need not be secured and may be accepted without reference to financial ability to make repayment.

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Section 8.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or one of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

Section 8.9 Purpose and Exclusivity. The indemnification referred to in the various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the stockholders or Board of Directors, or otherwise. The Corporation is authorized to enter into agreements of indemnification. The purpose of this Article is to augment the provisions of the Oregon Business Corporation Act dealing with indemnification.

Section 8.10 Severability. If any of the provisions of this Article are found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.

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EXHIBIT F

FORM OF BRIDGE NOTE

[see attached]

Exhibit F

EXHIBIT F

FORM OF BRIDGE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM.

U.S. $[ ]	[New York, New York]
[ ], 2011

JELD-WEN HOLDING, INC.

Convertible Promissory Note

FOR VALUE RECEIVED, the undersigned, JELD-WEN HOLDING, INC., an Oregon corporation (the “Company”), hereby promises to pay to [                                        ], or its registered assigns (in either case, the “Holder”), (i) the principal amount of U.S. $[        ], payable on [                    ]1 (the “Maturity Date”) and (ii) interest at a rate of 10% per year on the unpaid principal of this Note, accruing continuously, compounded annually, and payable on the Maturity Date, in each case subject to the terms herein.

This Note has been issued pursuant to an Amended and Restated Stock Purchase Agreement, dated as of July 29, 2011 (as the same may be amended or otherwise modified from time to time in accordance with its terms, the “Stock Purchase Agreement”), among the Holder, [other Onex entities] (collectively with the Holder, the “Investors”), and the Company.

1. Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

“2010 Federal Tax Overpayment” means the amount, if any, of the income tax overpayment as shown on the 2010 U.S. federal income tax to be filed by the Company for the year ended December 31, 2010.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and when used with respect to any individual, shall also include the Relatives of such

[1]	18 months after issuance date.

individual. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Cash Proceeds” means, as of any date, the sum of (a) the aggregate Free Cash Flow from Non-Core Assets through such date, (b) Net Cash Proceeds from the Sale of Non-Core Assets through such date, and (c) to the extent that a Note Prepayment Notice is required to be delivered with respect to the 2010 Federal Tax Overpayment, the 2010 Federal Tax Overpayment.

“Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation as in effect as of the Closing (as defined in the Stock Purchase Agreement), and as amended in accordance with the terms thereof.

“Available Cash Proceeds” means, as of any date, (a) Aggregate Cash Proceeds as of such date, minus (b) the aggregate Non-Core Asset Indemnification Payments paid on or prior to such date, minus (c) the aggregate amount of Note Prepayments made prior to such date.

“Common Stock” means the Company’s common stock.

“Company Sale” has the meaning set forth in the Articles of Incorporation.

“Core Subsidiary” has the meaning set forth in the Stock Purchase Agreement.

“Final Equity Value” has the meaning set forth in the Stock Purchase Agreement.

“Fixed Tax Benefit” means, with respect to any sale proceeds, the amount of taxes deemed to be saved by reason of the transaction with which such proceeds are associated, calculated by multiplying (i) any loss or deduction recognized by the Company or any of its Affiliates in connection with such transaction, by (ii) the highest marginal federal and state tax rate applicable to corporations organized in the state to which such proceeds are allocable or apportionable (but assuming for purposes of determining such rate, that all such state and local taxes are fully deductible for federal tax purposes).

“Fixed Tax Cost” means, with respect to any sale proceeds, the amount of taxes deemed to be due with respect to the transaction with which such proceeds are associated, calculated by multiplying (i) any gain or income recognized by the Company or any of its Affiliates in connection with such transaction, by (ii) the

2

highest marginal federal and state tax rate applicable to corporations organized in the state to which such proceeds are allocable or apportionable (but assuming for purposes of determining such rate, that all such state and local taxes are fully deductible for federal tax purposes).

“Free Cash Flow from Non-Core Assets” means (a) the amount of cash flow from operations generated by the Non-Core Subsidiaries (or the Non-Core Assets within the Core Subsidiaries) after the Initial Note Issuance Date and received by the Company or JELD-WEN, inc., minus (b) the absolute value of all capital expenditures and other investing activities, such as purchases of title, plants and investment properties, made in respect of the Non-Core Subsidiaries (or the Non-Core Assets within the Core Subsidiaries) after the Initial Note Issuance Date, in each case as such terms are typically understood and calculated on a statement of cash flows prepared in accordance with GAAP, applied in a manner consistent with the preparation of the Company’s quarterly financial statements. For the avoidance of doubt, the Free Cash Flow from Non-Core Assets may be a positive or a negative number.

“Initial Note Issuance Date” means the date the Company first issues Notes.

“Intercompany Account Balances” has the meaning set forth in the Stock Purchase Agreement.

“Liquidation” has the meaning set forth in the Articles of Incorporation.

“Majority Noteholders” means the holders of a majority of the aggregate principal amount of the Notes.

“Negative Intercompany Balance” has the meaning set forth in the Stock Purchase Agreement.

“Net Cash Proceeds from the Sale of Non-Core Assets” means the lesser of (a) the amount of gross cash proceeds received by the Company or JELD-WEN, inc. after the Initial Note Issuance Date from the sale of Non-Core Assets to third parties (excluding any amounts attributable to Intercompany Account Balances), (i) reduced by all expenses associated with such sales or the distribution of such proceeds to JELD-WEN, inc. or the Company and by any Fixed Tax Cost associated with such transactions, and (ii) increased by any Fixed Tax Benefit associated with such transactions and (b) the amount of gross cash proceeds received by the Company or JELD-WEN, inc. after the Initial Note Issuance Date from the sale of Non-Core Assets to third parties (excluding any amounts attributable to Intercompany Account Balances), reduced by all expenses associated with such sales or the distribution of such proceeds to the Company or JELD-WEN, Inc. Fixed Tax Benefits arising from capital losses may only be taken into account to the

3

extent of Fixed Tax Costs arising from capital gains. For the avoidance of doubt, the Net Cash Proceeds from the Sale of Non-Core Assets may be a positive or a negative number.

“Non-Core Asset Indemnification Payments” means the aggregate amounts paid by the Company and its subsidiaries with respect to indemnity claims for breaches of representations, warranties and covenants under its or their, as applicable, agreements for the sale of Non-Core Assets.

“Non-Core Assets” has the meaning set forth in the Stock Purchase Agreement.

“Non-Core Subsidiary” has the meaning set forth in the Stock Purchase Agreement.

“Notes” means, collectively, this Note and each of the Other Notes.

“Other Note” means a promissory note in form and substance (other than principal amount and Holder) identical to this Note.

“Person” means any individual, group, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Qualified Appraiser” has the meaning set forth in the Articles of Incorporation.

“Relatives” means, with respect to any individual, collectively, the spouse, domestic partner, parents, siblings and descendants of such individual and their respective issue (whether by blood or adoption and including stepchildren) and the spouses and domestic partners of such persons.

“Series A Convertible Preferred Stock” means the Company’s Series A Convertible Preferred Stock.

“Series A Initial Investment Amount” has the meaning set forth in the Stock Purchase Agreement.

“Series A Unpaid Dividends” has the meaning set forth in the Articles of Incorporation.

“Shareholders Agreement” means the Shareholders Agreement, of even date herewith, among the parties to the Stock Purchase Agreement and certain other shareholders of the Company.

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“Tender Offer” has the meaning set forth in the Stock Purchase Agreement.

“Tender Offer Transactions” means the redemption of shares of Common Stock in the Tender Offer and the issuance of any shares Series A Convertible Preferred Stock to the Investors following the consummation thereof pursuant to Section      of the Stock Purchase Agreement.

2. Payments. All payments of principal and interest shall be made on the date required pursuant to this Note in lawful money of the United States of America and shall be made by wire transfer of immediately available funds to an account designated by the Holder or at the principal office of the Holder or such other place as may be designated in writing by the Holder to the Company.

3. Mandatory Prepayments.

(a) The Company shall apply Available Cash Proceeds to the prepayment of the outstanding balance of this Note from time to time prior to the Maturity Date (a “Note Prepayment”) as provided in this Section 3. A portion of each Note Prepayment shall be applied to payment of accrued and unpaid interest, with such portion determined as follows:

where

X = the portion of such Note Prepayment to be applied to payment of accrued and unpaid interest on this Note

Int = accrued and unpaid interest on this Note immediately prior to such Note Prepayment

P = the principal balance of this Note immediately prior to such Note Prepayment.

The portion of each Note Prepayment in excess of the amount of such Note Prepayment applied to accrued and unpaid interest shall be applied to reduce the principal balance of this Note.

(b) To effect a Note Prepayment, the Company shall (i) give notice (a “Note Prepayment Notice”) to each holder of the Notes (each a “Noteholder” and collectively the “Noteholders”) of the aggregate amount of the Note Prepayment (the “Aggregate Prepayment Amount”) and the portion of the Aggregate Prepayment Amount payable to such Noteholder (the “Prepayment Amount”), which shall be pro rata for all Noteholders based on the principal amount of Notes held by each Noteholder and (ii) pay the applicable Prepayment Amount to each Noteholder.

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(c) Subject to other provisions of this Note, the Company shall deliver a Note Prepayment Notice with respect to the 2010 Federal Tax Overpayment not later than fifteen (15) days after the later of (i) the date the Company files its 2010 U.S. federal income tax return (ii) or the date such overpayment is received as a refund or otherwise applied to reduce the Company’s U.S. federal income tax liability.

(d) Notwithstanding anything to the contrary contained herein, if a Negative Intercompany Balance exists as of the date of any proposed Note Prepayment, the Company shall apply any Available Cash Proceeds to reduce such Negative Intercompany Balance to zero prior to making any such Note Prepayment, and the amount so applied shall, for the avoidance of doubt, no longer constitute Available Cash Proceeds hereunder.

(e) The amount of Available Cash Proceeds and the existence and amount of any Negative Intercompany Balance shall be mutually and reasonably determined by the Company and the Majority Noteholders at least once each calendar quarter. In connection therewith, at least once during each calendar quarter, the Company will deliver a written statement (a “Cash Flow Statement”) to the Noteholders of the amount of Available Cash Proceeds and as to the existence and amount of any Negative Intercompany Balance, together with reasonably detailed documentation supporting its calculation thereof. The Company shall provide each of the Noteholders with such documentation and information as it may reasonably request from time to time in order to determine and evaluate the calculations and amounts set forth in any Cash Flow Statement. In the event that the Company and the Majority Noteholders are unable to agree upon the calculations and amounts set forth in any Cash Flow Statement within ten (10) business days following the Company’s delivery thereof to the Noteholders, the determination of such amounts shall be made by a Qualified Appraiser, whose fees will be borne by the Company. The Company shall apply the Available Cash Proceeds to the repayment of any Negative Intercompany Balance, and shall make a Note Prepayment in the full amount of any remaining Available Cash Proceeds, each as finally determined pursuant to this Section 3(d), in each case no later than two (2) business days following the date of such final determination.

4. Conversion.

(a) If and to the extent any balance of the Notes remain outstanding on the Maturity Date, any such outstanding balance (other than any payment the amount of which is under dispute pursuant to Section 3(d), with any amount remaining unpaid after such determination converting effective as of the Maturity Date) shall automatically be converted (on a pro rata basis) into a number of shares

6

of Series A Convertible Preferred Stock (a “Note Conversion”) such that the holders of Series A Convertible Preferred Stock and the Noteholders would collectively receive upon conversion thereof shares of Common Stock (disregarding shares of Common Stock issued with respect to Series A Unpaid Dividends, and exclusive of shares of Common Stock issuable pursuant to any stock option or other similar security or right) representing the Adjusted Percentage of all Common Stock that would be outstanding after such conversion had such conversion and the Tender Offer Transactions occurred on the Initial Note Issuance Date (and disregarding, for the avoidance of doubt, any repurchases, redemptions or issuances of Common Stock subsequent to the Initial Note Issuance Date other than as part of the Tender Offer Transactions). The “Adjusted Percentage” is the quotient obtained by dividing (i) the sum of (A) the Series A Initial Investment Amount, (B) the outstanding principal balance of this Note, plus the amount of any accrued and unpaid interest thereon through the date of such conversion (the “Unpaid Balance”) and (C) the amount of any Negative Intercompany Balance as of such date by (ii) the Final Equity Value (as defined in the Stock Purchase Agreement).

Promptly following the Maturity Date, the Company shall effect the Note Conversion by delivering to the holder of this Note, at the address last shown on the records of the Company for the Holder, (x) written notice of the Note Conversion and (y) certificates evidencing the shares of Series A Convertible Preferred Stock receivable by the Holder in connection with the Note Conversion. Upon such notice and delivery, this Note shall no longer be outstanding, although the applicable provisions hereof, including, without limitation, Section 5, shall remain effective. The “Conversion Rate” and other conversion rights applicable to the shares of Series A Convertible Preferred Stock issued upon conversion of the Note shall be the same as the previously issued shares of Series A Convertible Preferred Stock and reflect all adjustments previously made under Section B(4), B(5) or B(6) of Article IV of the Articles of Incorporation.

(b) The Company shall notify each of the Noteholders in writing at least 15 days prior to making any distribution of the proceeds of any Liquidation or Company Sale; such notice shall include the estimated amount to be distributed to the holders of each class and series of the Company’s capital stock and the calculation thereof in reasonable detail. At any time following its receipt of such notice, and prior to the date of such proposed distribution, the Holder may elect that a Note Conversion occur with respect to this Note effective as of immediately prior to such distribution by delivering a written notice to such effect to the Company.

(c) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Convertible Preferred Stock, solely for the purpose of issuance upon a Note Conversion, such number of shares of Series A Convertible Preferred Stock issuable upon the conversion of the Unpaid Balance from time to time. All shares of Series A Convertible Preferred Stock which are so

7

issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than those incurred by Holder). The Company shall take all such actions as may be necessary to assure that all such shares of Series A Convertible Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Series A Convertible Preferred Stock may be listed.

(d) The Company shall not close its books against the transfer of Series A Convertible Preferred Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any Noteholder required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

5. Events of Default.

(a) The entire unpaid principal amount of this Note, together with all accrued interest thereon, shall, at the option of the Holder exercised by written notice to the Company, or automatically and without any such notice in the case of (i)(B) or (i)(C) below forthwith become and be due and payable if any one or more of the following events of default (each, an “Event of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) if:

(A) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (I) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (II) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for the whole or a substantial part of its assets, and such proceeding shall not have been dismissed and such petition shall not have been denied within 60 days of the commencement or filing thereof,

(B) the Company shall (I) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency,

8

receivership or similar law now or hereafter in effect, (II) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (I) above, (III) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for the whole or a substantial part of its assets, (IV) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (V) make a general assignment for the benefit of creditors or (VI) take any action for the purpose of effecting any of the foregoing; or

(C) any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of its assets and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control;

(iv) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of the Company or of the whole or any substantial part of its assets, or approving a petition filed against it seeking reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, without consent as contemplated by (B)(II) above;

(b) If the Company fails to make Note Prepayments from available sources, the Holder shall be entitled to recover such amounts by action of law, to seek specific performance with respect to such payments or conversion of the Note on the Maturity Date pursuant to Section 4, and to pursue any other remedy available to it in law or equity for the Note Prepayment.

(c) In case any one or more of the Events of Default specified in Section 5(a) above shall have occurred and be continuing, all amounts under this Note shall become immediately due and payable and the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the holder of this Note may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the holder of this Note. No remedy herein conferred upon the holder hereof is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

6. Restricted Payments. At any time that there are any Available Net Cash Proceeds required to be applied to Note Prepayments that have not been so applied,

9

the Company shall not declare, make or pay any dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of the Company.

7. Assignment. The Holder shall not assign, transfer, pledge or grant a security interest in its rights in whole or in part under this Note to any person without the prior written consent of the Company, except to Affiliates controlled, directly or indirectly, by Onex Corporation (“Permitted Transferees”); provided that the applicable Permitted Transferee(s) shall have submitted to the Company such evidence as the Company may reasonably request to demonstrate that such transferee is an Affiliate controlled, directly or indirectly, by Onex Corporation and the applicable Permitted Transferee(s) shall have executed and delivered to the Company an Adoption Agreement in the form attached to the Shareholders Agreement. In order to facilitate such an assignment of this Note that is permitted by this Section 7, the Holder may request that the Note be reissued in different denominations to its Permitted Transferee(s) and in connection with any such request, shall surrender this Note to the Company for reissuance or cancellation, as applicable. The Company shall, at its expense, promptly execute and deliver one or more new Notes of like tenor payable to the order of the Permitted Transferee(s). This Note may not be assigned by the Company without the prior written consent of the Holder. No assignment or transfer of all or any portion of this Note shall be effective until recorded on the books and records of the Company, and the Company shall maintain a register of the holders of the Note and shall duly record any transfer or assignment permitted hereunder.

8. Set-off. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim.

9. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of law provisions thereof. The Company and the Holder each irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware in connection with any action, suit or proceeding arising out of or relating to this Agreement, each hereby waiving any claim or defense that such forum is not convenient or proper. If for any reason the Chancery Court is deemed to be an inappropriate venue for any such action, suit or proceeding, the Company and the Holder each also submit to the exclusive jurisdiction of the courts of the State for Delaware. The Company and the Holder hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Note or the transactions contemplated hereby in the courts of the State of Delaware (including the Chancery Court) and the United States District Court from the District of Delaware, and

10

hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10. Amendments and Waivers. Any term of this Note may be amended or waived only upon the prior written consent of the Company and the Holder. The failure to insist upon strict adherence to any term of this Note on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent or other breach. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.

11. Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Note shall be in writing, shall be delivered personally or by e-mail or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made. If delivered by e-mail or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Such notices, consents and other communications will be sent to the addresses specified for notices in the Stock Purchase Agreement or to such other address as the recipient has specified by prior notice.

11. Shareholder Status. The Holder will not have rights as a shareholder of the Company with respect to the unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Company with respect to the shares of Series A Convertible Preferred Stock to be received upon the occurrence of an automatic Notes Conversion at such time as when the Company becomes obligated to issue such shares.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer on the day and year first above written.

JELD-WEN HOLDING, INC.

By:
Name:
Title:

Agreed:
[ONEX HOLDER]

By:
Name:
Title:

EXHIBIT G

FORM OF OPINION OF STOEL RIVES LLP

[see attached]

Exhibit G

FORM OF OPINION OF STOEL RIVES LLP

Unless otherwise indicated, capitalized terms have the meaning set forth in the Stock Purchase Agreement.

[Based upon the foregoing, we are of the opinion that:]

1.	The Company is a corporation duly incorporated and validly existing under the laws of the state of Oregon and has the requisite corporate power and authority to own and hold its properties and to carry on its business as currently conducted.

2.	JELD-WEN, inc. is a corporation duly incorporated and validly existing under the laws of the state of Oregon and has the requisite corporate power and authority to own and hold its properties and to carry on its business as currently conducted.

3.	The Company has the requisite corporate power and corporate authority to execute and deliver each of the Company Transaction Documents and to perform each of its obligations thereunder, including the sale, issuance and delivery of the Shares and the Bridge Notes at Closing (collectively, the “Closing Securities”), the issuance and delivery of shares of Common Stock upon the conversion of the Series A Preferred Stock (the “Series A Conversion Shares”), the issuance and delivery of shares of Series A Preferred Stock upon the conversion of the Bridge Notes (the “Bridge Conversion Shares”, and collectively with the Series A Conversion Shares, the “Conversion Shares”), and the issuance and delivery of any shares of Common Stock, Series A Preferred Stock and/or Series B Preferred Stock that become issuable pursuant to any Company Transaction Document (collectively, the “Post- Closing Shares”).[1]

4.	The Amended and Restated Articles and the Amended Bylaws (“Organizational Documents”), and the Company Transaction Documents, have been duly adopted by all necessary corporate action on the part of the Company (including, as applicable, approval by its shareholders). The Amended and Restated Articles have been duly filed with the Secretary of State of the State of Oregon and have become effective in accordance with the Oregon Business Corporation Act.

5.	The execution, delivery and performance of the Company Transaction Documents, including the filing of the Amended and Restated Articles with the Secretary State of the State of Oregon and the issuance of the Closing Securities, the Conversion Shares and Post-Closing Shares, do not violate or conflict with any Law applicable to the Company or any of its Subsidiaries.[2]

6.	The authorized capital stock of the Corporation consists entirely of (i) 22,000,000 shares Common Stock and (ii) 8,000,000 shares of preferred stock, of which 7,999,999 shares will

[1]	No opinion as to sufficient authorized shares to satisfy indemnification obligations.
[2]	Federal laws and laws of the state of Oregon. No opinion as to violation of competition or other laws resulting from increased Onex stock acquisition or increased right to board representation.

be designated “Series A Convertible Preferred Stock” and one (1) share will be designated “Series B Preferred Stock.” The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Amended and Restated Articles, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with applicable Law, and provide to the holders thereof the powers, preferences and rights purported to be provided by their terms. No Investor shall have any personal liability solely by reason of being a shareholder of the Corporation.

7.	Each of the Company Transaction Documents (other than the Organizational Documents) have been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by all parties thereto other than the Company, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy law and to general equitable principles.[3]

8.	The Closing Securities have been duly authorized. The Series A Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Series A Preferred Stock and the Bridge Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Bridge Notes. The Post-Closing Shares have been duly authorized and reserved for issuance at such time when such shares may become issuable pursuant to the Transaction Documents. The Closing Securities, when issued, sold and delivered against payment therefor in accordance with the provisions of the Stock Purchase Agreement, the Series A Conversion Shares, when issued upon conversion of the Series A Preferred Stock, the Bridge Conversion Shares, when issued upon conversion of the Bridge Notes and the Post-Closing Shares, when issued as provided in the Transaction Documents, will be duly and validly issued, fully paid and non-assessable.[4] There is no preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising under applicable Law or the Amended and Restated Articles with respect to the issuance of the Closing Securities, the Conversion Shares or the Post-Closing Shares.

9.	Assuming the accuracy of the representations of the Investors set forth in Article VI of the Stock Purchase Agreement, the offer and sale of the Closing Securities at Closing pursuant to the terms of the Stock Purchase Agreement do not require registration under the Securities Act of 1933, as amended.

[3]	No opinion as to limitations to enforceability under competition or other laws resulting from increased Onex stock acquisition or increased right to board representation. Assumes laws of other states is the same as Oregon for purposes of enforceability.
[4]	No opinion as to indemnity shares in excess of authorized capital or shares in excess of authorized and unissued shares.

2

EXHIBIT H

LIST OF NON-CORE ASSETS

[see attached]

Exhibit H

JELD-WEN, inc.

Non-Core Asset List

US PROPERTIES
Asset	Property Address
Timber and Ranches	The following are all located in Klamath County, OR:

• Chiloquin – approx. 258 acres of timberland in Chiloquin

• Squaw Flat - approx. 18,691 acres of timberland in Klamath Falls

• Swan Lake - approx. 20,585 acres of timberland in Klamath Falls

• West Klamath - approx. 5,654 acres of timberland in Klamath Falls

Sprague River – approx. 309 acres of timberland in Sprague River

Williams Parcel – approx. 61 acres of timberland (also includes the old house in Klamath Falls identified below as the Rock Creek Ranch House)

Running Y – approx. 922 acres of ranch in Klamath Falls. This was transferred on May 17, 2011 except for a small portion in Section 27 that will be conveyed to the buyer of the Running Y Resort separately (anticipated to be within 90 days), pursuant to the November 2010 purchase agreement with the buyer.

Chapman -Sullivan Ranch – approx. 4,556 acres of ranch at 13100 and 13900 Egert Rd., in Dairy (Chapman) and at 11377 Bliss Rd., in Bonanza (Sullivan)

Whiteline Ranch – approx. 986 acres of ranch at 13110 Swan Lake Rd in Klamath Falls

Running Y Ranch – approx. 5,000 acres of ranch, with houses at the following addresses: 10500, 10770 and 13542 Hwy 140 W., Klamath Falls, OR 97601. This was sold on May 17, 2011.

Running Y Ranch	This was sold on May 17, 2011.

Everett, WA	300 W. Marine View Drive, Everett, WA

Ashland, OR	Bare land from Klamath Brick and Tile acquisition, in Ashland, OR

US PROPERTIES
Asset	Property Address
Yakima, WA	1015 E. Lincoln Ave., Yakima, WA
1123 N. 6th Ave., Yakima, WA

Hartselle, AL	1101 Young Drive, Hartselle, AL. This was sold on May 24, 2011.

Susanville, CA	702-040 Old Johnstonville Road, Susanville, CA

Brownsville, OR	34363 Lake Creek Drive, Brownsville, CA

Bend, OR	Portion of the property at the Bend Millwork Complex at 62845 Boyd Acres Rd., Bend, OR. The non-core parcels are tax parcel numbers 17 12 28-B0-00100, 17 12 21-DC-00500 and 17 12 21-C0- 02400, which comprise 11.86 acres of land that are listed for sale and located at the NEC Boyd Acres/Ross Rd across Boyd Acres Road from the plant.

Jackson, MS	240 Northwest Industrial Parkway, Jackson, MS. This was sold on May 23, 2011.

Corsicana, TX	4000 East Highway #31, Corsicana, TX. This was sold on May 12, 2011.

Oshkosh, WI	523 Oregon Street, Oshkosh, WI

Lake Charles, LA	202 N Ryan Street, Lake Charles, LA

Sunbury, PA	215 Packer Street, Sunbury, PA

Rock Creek Ranch House (a/k/a Williams Parcel)	21033 Hwy 140 W., Klamath Falls, OR (this is part of the Williams parcel described above in the timberlands category).

Uhrman Rd (Klamath Falls)	00 Urhman Road, Klamath Falls, OR. This was sold on May 17, 2011.

Yonna Woods	2800, 2900, 3000 and 3100 Goldfinch Drive, Bonanza, OR

US PROPERTIES
Asset	Property Address
White Swan, Washington-rental properties	The non-core parcels are all residential properties in White Swan, WA that are not core to JELD-WEN’s operation, and consist of the following tax parcel numbers:

• #171006-32002 (990 White Swan Road)

• #171006-32004 (no address, but Assessor’s office lists as on Wesley Rd.)

• #171006-33001 (160 Hitchcock Lane)

• #171006-33002 (61 Hitchcock Lane)

• #171006-33003 (41 Hitchcock Lane)

• #171006-33004 (11 Hitchcock Lane)

3571 Wesley Rd, White Swan, WA

3820 Wesley Road (Braden Farm), White Swan, WA

Ocoee, FL	450 Maguire Road Extension, Ocoee, FL

NON-US PROPERTIES
Asset	Property Address
Reynosa, Mexico	Parque Industrial El Puente, Reynosa, Mexico

Doncaster, UK	169 Watch House Lane, S Yorkshire, SY, DN5 9LR, UK

Mulhouse, France	Mulhouse, France

Lowestoft, UK	Waveney Drive, Lowestoft, Suffolk, UK

SUBSIDIARIES AND OTHER INVESTMENTS[1]
Asset	Property Address
AmeriTitle, Inc.	Wholly owned Subsidiary

JELD-WEN 1031, Inc.	Wholly owned Subsidiary — related to the AmeriTitle business, but not a subsidiary of AmeriTitle

Escrow Data Processing, Inc.	Wholly owned Subsidiary — related to the AmeriTitle business, but not a subsidiary of AmeriTitle

Silver Mountain Corp.	Wholly owned Subsidiary

Galena Ridge, LLC	Indirect subsidiary via Silver Mountain Corp.

Silver Mountain Club Corporation	Indirect subsidiary via Silver Mountain Corp.

Silver Mountain Management Corporation	Indirect subsidiary via Silver Mountain Corp.

Pelican Butte Corporation	Indirect subsidiary via Silver Mountain Corp.

Kellogg Properties LLC	Indirect subsidiary via Silver Mountain Corp.

550 Kellogg LLC	Indirect subsidiary via Silver Mountain Corp.

Windmill Inns of America, Inc.	90.278% equity interest

Chileno Bay Development Partners LLC	0.04127% equity interest; debt interests including$21,989,039 in aggregate face value of notes

West One Auto Group, Inc.	50% equity interest

Sandpiper Restaurants of Arizona LP	6.52% equity interest

[1]	The Non Core Asset includes all direct and indirect subsidiaries of the listed entity and all other assets owned or leased by the listed entity and its direct and indirect subsidiaries.

OTHER ASSETS
Asset	Property Address
2010 Tax Refund	U.S. Federal Tax Refund for 2010 tax year.

JELD-WEN v. PacifiCorp	Case # 0705144; (Klamath County Oregon Circuit Court). Including a related arbitration proceeding.

JELD-WEN, inc. v. AGC America, Inc. et al.,	Case No. 3:11-CV-385-BR (U.S. District Court for District of Oregon)

JELD-WEN, inc. v. PRC DeSotot	Case # 34-2010-00079375; (Sacramento County, California Superior Court)

JELD-WEN, inc. v. Nebula Glass d/b/a Glasslam	Case No. 09-035589(09) (Broward County, Florida Circuit Court)

Any recovery relating to former and present non-core assets	Unknown future claims

Any recovery relating to core assets where such claim is against a JELD-WEN supplier for product already sold	Unknown future claims

EXHIBIT I

FORM OF SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

[see attached]

Exhibit I

EXHIBIT I

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

JELD-WEN HOLDING, INC.

These Second Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation and all previous amendments and restatements.

ARTICLE I.

NAME

The name of the Corporation is “JELD-WEN Holding, inc.” (the “Corporation”).

ARTICLE II.

AUTHORIZED CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 (the “Shares”), of which 22,000,000 Shares shall be Common Stock (the “Common Stock”), and 8,000,000 Shares shall be Preferred Stock (the “Preferred Stock”, and together with the Common Stock, the “Capital Stock”), of which 7,999,999 Shares shall be designated “Series A Convertible Preferred Stock” and one (1) Share shall be designated “Series B Preferred Stock”.

ARTICLE III.

RIGHTS, POWERS, PRIVILEGES AND RESTRICTIONS PERTAINING TO COMMON STOCK

The rights, powers, privileges and restrictions granted to and imposed on the Common Stock are as follows:

A. Relative Rights. Except as (a) any provision of law or (b) any provision in these Articles of Incorporation may otherwise provide, each share of Common Stock shall have the same rights, privileges, interests and attributes, and shall be subject to the same limitations, as every other share of Common Stock and, without limitation, shall entitle the holder of record of any such issued and outstanding share of Common Stock to receive an equal proportion of any cash dividends that may be declared, set apart or paid, an equal proportion of any distributions of authorized but unissued shares of the Corporation, if any, that may be made, an equal proportion of any distributions of any bonds or property of the Corporation, including the shares or bonds of other entities, that may be made, and an equal proportion of any distributions of the net assets of the Corporation (whether stated capital or surplus) that may be made upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation”).

B. Voting. Each holder of shares of Common Stock shall be entitled to notice of and to attend all special and annual meetings of the shareholders of the Corporation (the “Shareholders”) and to cast one vote for each outstanding Share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the Shareholders in accordance with the OBCA. The holders of Shares of Common Stock shall vote as a separate class with respect to the election and removal of directors (other than Preferred Directors) and, except as required by law, together with the Series A Convertible Preferred Stock as a single class upon all other matters submitted to a vote of Shareholders, including a plan of merger. The holders of Common Stock are not entitled to vote separately on a plan of merger.

C. Authorized Shares. Subject to Section B(8) of Article IV, the number of authorized shares of Common Stock may be increased or decreased (but not decreased below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock entitled to vote.

D. Dividends. Subject to Section A(2)(b) of Article IV, whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board.

E. Dissolution, Liquidation, Winding-Up. Subject to Section C of Article IV, in the event of any Liquidation, the holders of the Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate, pro rata, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock, in the event of any Liquidation, the full preferential amounts, if any, to which they are entitled.

ARTICLE IV.

RIGHTS, POWERS, PRIVILEGES AND RESTRICTIONS PERTAINING TO PREFERRED STOCK

The rights, powers, privileges and restrictions granted to and imposed on the Preferred Stock are as follows:

A. Series A Convertible Preferred Stock.

(1) Voting. In addition to any voting rights granted under applicable law and by these Articles of Incorporation, and subject to Section E, each holder of shares of the Series A Convertible Preferred Stock shall be entitled to notice of and to attend all special and

2

annual meetings of Shareholders and to cast a number of votes equal to the number of shares of Common Stock into which such holder’s shares of the Series A Convertible Preferred Stock could be converted (as more fully described in Section C below) on the record date for the vote or consent of Shareholders upon any matter or thing properly considered and acted upon by the Shareholders. The holders of shares of the Series A Convertible Preferred Stock shall vote with holders of the Common Stock as a single class upon all matters submitted to a vote of Shareholders, other than the election and removal of directors, subject to any class or series shareholder voting requirement under applicable law. The holders of the Series A Convertible Preferred Stock shall vote with holders of the Common Stock on a plan of merger and are not entitled to vote separately on a plan of merger. The holders of Series A Convertible Preferred Stock, voting as a separate class, shall have the exclusive power to elect and remove Series A Preferred Directors.

(2) Dividends.

(a) Dividends on each share of the Series A Convertible Preferred Stock shall accrue at the rate of ten percent (10%) per annum on the sum of the Series A Initial Liquidation Value and the accrued but unpaid dividends on such share from and including (x) the Series A Initial Issuance Date in the case of shares of Series A Convertible Preferred Stock purchased with the Series A Initial Investment Amount, including, for the avoidance of doubt, shares of Series A Convertible Preferred Stock purchased in connection with the Tender Offer Transactions, (y) the date that is eighteen months after the Series A Initial Issuance Date (the “Note Conversion Date”) in the case of shares of Series A Convertible Preferred Stock issued on or after the Note Conversion Date pursuant to the Bridge Notes or (z) the date such share is required to be issued pursuant Section 9.8(e) of the Stock Purchase Agreement. Such dividends shall be fully cumulative and accumulate and accrue continually and compound annually at the rate described above, whether or not they have been declared and whether or not there are funds of the Corporation legally available for the payment thereof. The aggregate accrued but unpaid dividends (including accrued but unpaid dividends based on the annual compounding provided for herein) on the Series A Convertible Preferred Stock are referred to herein as “Series A Unpaid Dividends.” Dividends on the Series A Convertible Preferred Stock shall be payable only when, as and if declared by the Board or as provided in Section C. Dividends accrued on the Series A Convertible Preferred Stock for the one-year period beginning on the Series A Initial Issuance Date shall not be declared or paid; dividends accrued on the Series A Convertible Preferred Stock after such one-year period may only be declared and paid, in whole or in part, at any time or times during the calendar year in respect of which they accrue.

(b) Except as described in Section D, no dividend or distribution (which for avoidance of doubt does not include a redemption) shall be declared or paid on the Common Stock unless (i) (A) there are no Series A Unpaid Dividends, and (B) a dividend or distribution on the Series A Convertible Preferred Stock is concurrently declared and paid as provided in the following sentence, or (B) such dividends or distribution is declared and paid after the Note Conversion Date, consists solely of Distributable Non-Core Assets/Proceeds and provisions reasonably satisfactory to the Board have been made to reimburse the Corporation for any federal, state, and foreign tax that the Corporation and any of its subsidiaries may become subject to as a result of such distribution. The holders of shares

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of Series A Convertible Preferred Stock shall be entitled to receive a pro rata share, based on the number of shares of Common Stock into which such holders’ shares of the Series A Convertible Preferred Stock could be converted (as more fully described in Section B below), of any distribution made by the Corporation to the holders of Common Stock (other than a distribution made to the holders of Common Stock pursuant to Section C, or distributions consisting solely of Distributable Non-Core Assets/Proceeds and made after the Note Conversion Date); no such dividend shall reduce the amount of Unpaid Dividends.

(c) Notwithstanding clause (i) of the first sentence of Section (2)(b) and the existence of Series A Unpaid Dividends that may not be declared and paid pursuant to the last sentence of Section 2(a), the Corporation may declare and pay dividends on the Common Stock if (i) the Corporation gives notice to the holders of the Series A Convertible Preferred Stock describing the proposed dividend and offering to declare and pay such Series A Unpaid Dividends if the Articles of Incorporation are amended to permit such declaration and payment, (ii) such notice includes a notice of a special meeting of shareholders to be held within 20 days at which an amendment with the sole effect of permitting such declaration and payment will be submitted for approval, and (iii) such proposed amendment is not approved by the requisite vote of the holders of Series A Convertible Preferred Stock. Nothing in this subsection (c) shall excuse compliance with clause (ii) of the first sentence of Section 2(b).

B. Conversion of the Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock have the following conversion rights:

(1) Optional Conversion. Subject to Section B(9), each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock, into a number of shares of Common Stock equal to the sum of one (1) and the quotient of the Series A Unpaid Dividends with respect to such share of Series A Convertible Stock divided by the Equity Constant (as adjusted from time to time as provided below, the “Conversion Rate”).

(2) Automatic Conversion. If, at any time after the fifth (5th) anniversary of the Series A Initial Issuance Date, the Corporation effects an initial Public Offering of its Common Stock pursuant to a registration on Form S-1 or any similar long form registration which satisfies all of the following criteria:

(a) the Public Offering is effected on a firm commitment underwritten basis through a major underwriting firm of national reputation;

(b) the price to the public in the Public Offering is sufficient so that, if all of the shares of Series A Convertible Preferred Stock were converted into Common Stock and sold for cash at the price to the public on the date of the closing of the Public Offering, (x) the present value, as of the Series A Initial Issuance Date, of all cash sale proceeds, cash dividends and cash redemption payments with respect to shares of Series A Convertible Preferred Stock issued on the Series A Initial Issuance Date, discounted at 25% per annum on the basis of annual compounding, would equal the Series A Initial Investment Amount and (y) the present value, as of the Note Conversion Date, of all cash sale proceeds, cash dividends and cash redemption payments with respect to shares of Series A Convertible

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Preferred Stock issued upon conversion of the Bridge Notes (including pursuant to Section 5 thereof), discounted at 25% per annum on the basis of annual compounding, would equal the amount of principal and interest on the Bridge Notes converted into shares of Series A Convertible Preferred Stock;

(c) the Common Stock offered pursuant to the Public Offering is listed on the New York Stock Exchange or the NASDAQ Global Select Market; and

(d) immediately after the closing of the Public Offering, the Common Stock has a public float of at least $300,000,000;

then, effective immediately upon the closing of such IPO, all outstanding shares of the Series A Convertible Preferred Stock shall be converted into shares of Common Stock at the Conversion Rate at such time.

(3) Mechanics of Optional Conversion. Before any holder of shares of the Series A Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to Section B(1), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such Series A Convertible Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder’s name or the name or names of such holder’s nominees in which such holder wishes the certificate or certificates to be registered for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid. Except as set forth herein, conversion pursuant to Section B(1) shall be deemed to have occurred immediately prior to the close of business on the date of such surrender of the shares of the Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Convertible Preferred Stock shall not be deemed to have converted such Series A Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

(4) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Initial Issuance Date effect a subdivision of the outstanding Common Stock (including, but not limited to, by way of stock dividend, reclassification or stock split), the Conversion Rate then in effect immediately before the subdivision shall be proportionately increased and, conversely, if the Corporation shall at any time or from time to time after the Series A Initial Issuance Date combine, in any manner, including by reclassification, the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately decreased so that, in either case, the holder of each share of the Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the number of shares of Common Stock receivable upon such subdivision or combination by holders of the number of shares of Common Stock into which such share of the Series A Convertible Preferred Stock might have been converted

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immediately prior to such subdivision or combination, all subject to further adjustments as provided herein. Any adjustment under this subsection (4) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(5) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock at any time or from time to time after the Series A Initial Issuance Date shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B(3) above or a reorganization, merger, consolidation or sale of assets provided for in Section B(6) below), then, and in each such event, provision shall be made (by adjustment to the Conversion Rate or otherwise) so that the holder of each share of the Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of the Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustments as provided herein.

(6) Adjustment of Conversion Rate for Reorganization, Merger, or Consolidation. If at any time or from time to time after the Series A Initial Issuance Date there shall be a capital reorganization of the Corporation (other than a subdivision, combination, reclassification, exchange or substitution of shares provided for in Sections B(4) and B(5) above), or a merger or consolidation of the Corporation with or into another entity, then, as a part of such reorganization, merger or consolidation, provision shall be made (by adjustment to the Conversion Rate or otherwise) so that the holders of the Series A Convertible Preferred Stock that remain outstanding thereafter, if any, shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the kind and amount of shares of stock and other securities receivable upon such reorganization, merger, or consolidation by holders of the number of shares of Common Stock into which such shares of the Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, merger, or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section B with respect to the rights of the holders of the Series A Convertible Preferred Stock after the reorganization, merger, or consolidation, to the end that the provisions of this Section B (including adjustment of the Conversion Rate then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

(7) Shares Issued Pursuant to the Bridge Notes. The “Conversion Rate” and other conversion rights applicable to the shares of Series A Convertible Preferred Stock that may be issued pursuant to the Stock Purchase Agreement and the Bridge Notes shall be the same as the previously issued shares of Series A Convertible Preferred Stock and reflect all adjustments previously made under Sections B(4), B(5) and B(6) above.

(8) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the

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Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Oregon, use its best efforts to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Series A Convertible Preferred Stock at the time outstanding.

(9) Payment of Taxes. The Corporation shall pay any and all issuance and other stock transfer taxes that may be payable in respect of any issuance or delivery of Common Stock upon conversion of the Series A Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock in a name other than that in which Series A Convertible Preferred Stock so converted was registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax.

(10) Converted Shares. Shares of Series A Convertible Preferred Stock that have been converted shall be cancelled and shall not be reissued.

(11) Company Sale Conversion. Notwithstanding anything set forth in this Section B, in the event of a conversion of shares of Series A Convertible Preferred Stock in connection with a Company Sale, the number of shares of Common Stock to be issued to the holders of Series A Convertible Preferred Stock shall be determined by calculating the amount that would be received by each holder of Series A Convertible Preferred Stock and each holder of Common Stock in connection with a Company Sale pursuant to Section C, assuming that the amount distributable to all holders of Capital Stock was equal to the equity value implied by the price to be paid pursuant to such Company Sale transaction. The number of shares of Common Stock to be received by each holder of Series A Convertible Preferred Stock upon conversion shall be such that, after giving effect to the conversion, the shares of Common Stock are held by the former holders of Series A Convertible Preferred Stock and Common Stock in the same relative proportions as the assumed distributions determined under the preceding sentence.

C. Liquidation or Sale Preference.

In the event of Liquidation of the Corporation, or a sale of the Corporation by way of a merger, the sale of all or substantially all of the Corporation’s assets, or the sale of all of the Corporation’s outstanding Common Stock and Preferred Stock (a “Company Sale”), the proceeds of such Liquidation or Company Sale shall be distributed as follows: (i) first, to the holder of the share of Series B Preferred Stock, $1,000; (ii) second, to the holders of Series A Convertible Preferred Stock, an amount equal to the Equity Constant per share of Series A Convertible Preferred Stock (the “Series A Initial Liquidation Value”) (as adjusted to reflect any subdivision or combination of shares to which the Series A Convertible Preferred Stock has been subject) plus an amount equal to the Series A Unpaid Dividends; (iii) third, to holders of Common Stock, an amount equal to the Equity Constant per share of Common Stock (as adjusted to reflect any subdivision or combination of shares to which the Common Stock has been subject) (the “Common Stock Liquidation Value”); and (iv) fourth, any remaining proceeds from the Liquidation or Company Sale shall be distributed to the holders of Common Stock and Series A Convertible Preferred Stock on a pro rata basis (based on the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock could be

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converted as of such date (as more fully described in Section B above)). The conversion of the Bridge Notes upon a Liquidation or Company Sale shall be deemed to have occurred immediately prior to (and shall be taken into account for purposes of) the distribution provided by this Section. If no shares of Series A Convertible Preferred Stock are outstanding, the proceeds of a Company Sale shall be distributed pro rata to the holders of Common Stock.

D. Company Redemption of Series A Convertible Preferred Stock.

(1) At any time after (a) the sixth (6th) anniversary of the Series A Initial Issuance Date, in the event that (i) the Corporation has effected a Qualified Public Offering by no later than the fifth (5th) anniversary of the Series A Initial Issuance Date and (ii) the Common Stock is actively traded on an Approved Securities Exchange, with a public float of no less than $300,000,000, or (b) in the event that clause (a) of this Section D(1) is not applicable, at any time after the eighth (8th) anniversary of the Series A Initial Issuance Date, the Corporation may, by written notice (a “Company Redemption Notice”) to the holders of the Series A Convertible Preferred Stock, elect to redeem (a “Company Redemption”) all (but not less than all) outstanding shares of the Series A Convertible Preferred Stock at a redemption price (the “Company Redemption Price”) equal to the amount necessary so that (x) the present value, as of the Series A Initial Issuance Date, of all cash dividends and cash redemption payments with respect to shares of Series A Convertible Preferred Stock issued on the Series A Initial Issuance Date, discounted at 25% per annum on the basis of annual compounding, equals the Series A Initial Investment Amount and (y) the present value, as of the Note Conversion Date, of all cash dividends and cash redemption payments with respect to shares of Series A Convertible Preferred Stock issued upon conversion of the Bridge Notes, discounted at 25% per annum on the basis of annual compounding, equals the amount of principal and interest on the Bridge Notes converted into shares of Series A Convertible Preferred Stock; provided, however, that prior to exercising its right to a Company Redemption pursuant to this Section D, the Corporation shall provide evidence reasonably satisfactory to the holders of Series A Convertible Preferred Stock that such Company Redemption does not violate applicable law or violate, contravene or cause a default under any agreements or obligations related to indebtedness of the Corporation and will not result in the Company becoming insolvent; and provided, further, that (i) after giving effect to the Company Redemption the ratio of pro-forma Consolidated Indebtedness to TTM EBITDA will not exceed 4.75, and (ii) for a period of two (2) years after the consummation of the Company Redemption, the Company may not declare or pay cash dividends or distributions with respect to equity interests to, or purchase equity interests from, its equity holders except to the extent required by applicable law in connection with the ESOP and as required pursuant to written agreements or as provided in the Corporation’s written policies and procedures relating to stock repurchases, in each case as in effect as of immediately prior to the Company Redemption.

(2) The Company Redemption Notice shall be delivered to each holder of record of Series A Convertible Preferred Stock, at the address last shown on the records of the Corporation for such holder, and shall notify such holder of the redemption to be effected, and shall specify the applicable redemption price, the number of shares to be redeemed from such holder, the date upon which the Company Redemption shall be effective (which in no event shall be earlier than ninety (90) days following delivery of the Company Redemption Notice) (the “Company Redemption Date”) and shall call upon such holder to surrender to the Corporation, in the manner and at the place designated, the holder’s certificate or certificates representing the shares to be redeemed.

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(3) On or after the Company Redemption Date, the Corporation shall pay the applicable Company Redemption Price, in cash, out of funds legally available therefor to each holder of Series A Convertible Preferred Stock. Upon such payment, the shares of Series A Convertible Preferred Stock being redeemed shall no longer be outstanding and the holders thereof shall thereupon surrender the certificates formerly representing such shares at the office of the Corporation, upon which such surrendered certificate shall be cancelled. Dividends shall cease accruing on the Series A Convertible Preferred Stock on the Company Redemption Date.

(4) At any time prior to the Company Redemption Date (including, for the avoidance of doubt, following receipt of a Company Redemption Notice), any holder of Series A Convertible Preferred Stock may exercise its right to convert any or all of such holder’s shares of Series A Convertible Preferred Stock in accordance with Section B, and the remaining shares of Series A Convertible Preferred Stock will be redeemed at the same purchase price per share as if such conversion had not occurred.

(5) For the avoidance of doubt, a Company Redemption Notice shall be irrevocable. In the event that the Company gives a Company Redemption Notice but fails to perform its obligations to effect such Company Redemption, in addition to any remedies the holders of Series A Convertible Preferred Stock may have in law or equity, the Company will have no further rights under this Section D of Article IV.

E. Series B Preferred Stock.

(1) Voting. In addition to any voting rights granted under applicable law, the Series B Preferred Stock shall only be entitled to vote on the election and removal of the Series B Preferred Directors pursuant to B(3) of Article VI and shall have no other voting rights. The holders of the Series B Preferred Stock, voting as a separate class, shall have the exclusive power to elect and remove the Series B Directors.

(2) Dividends; Cancellation. The Series B Preferred Stock shall not receive dividends. Upon the conversion of all Series A Convertible Preferred Stock into Common Stock or the redemption of all Series A Convertible Preferred Stock, any outstanding shares of Series B Preferred Stock shall be automatically cancelled with no further action of the holder or the Corporation and the holder shall promptly surrender the certificate representing such shares to the Corporation. Shares of Series B Preferred Stock that are so cancelled shall not be reissued.

F. Vote on Company Sale. In the event of a Company Sale contemplated by Section 1 of the Onex Shareholders Agreement that is to be effected as a merger, share exchange or sale of assets, the only shareholder approval required shall be the affirmative vote of a majority of the outstanding Series A Convertible Preferred Stock and Common Stock, voting as a single class; with respect to any such matter, the holders of Common Stock shall be entitled to one vote per share and the holders of Series A Convertible Preferred Stock shall be entitled to a number of votes per share equal to the quotient obtained by dividing the product of two and the number of outstanding shares of Common Stock by the number of outstanding shares of Series A Convertible Preferred Stock.

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ARTICLE V.

RIGHTS, POWERS, PRIVILEGES AND RESTRICTIONS PERTAINING TO ALL CAPITAL STOCK

The rights, powers, privileges and restrictions granted to and imposed on the Common Stock and Preferred Stock are as follows:

A. Preemptive Rights.

(1) Subject to Section A(6) of this Article V, if the Corporation authorizes or proposes to authorize the issuance or sale of any additional shares of Common Stock, Preferred Stock or other equity securities, or any securities convertible into or exchangeable or exercisable for Common Stock, Preferred Stock or other equity securities (collectively, “Participation Securities”) at any time, the Corporation shall deliver written notice thereof (a “Participation Notice”) to each holder of record of Common Stock and Series A Convertible Preferred Stock, at the address last shown on the records of the Corporation for such holder, at least ten (10) business days prior to the proposed issuance or authorization. The Participation Notice shall specify: (i) the number of Participation Securities that the Corporation proposes to issue or sell, (ii) the rights and preferences of such Participation Securities, (iii) the Person(s) to whom such Participation Securities are proposed to be issued or sold, (iv) the price (before any commission or discount) at which such Participation Securities are proposed to be issued or sold (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Participation Notice is given, the method of determining such price and an estimate thereof), and (v) the other material terms and conditions upon which the Corporation intends to issue or sell the Participation Securities. Following delivery by the Corporation of a Participation Notice, the Corporation shall provide such additional information as the holders of Common Stock or Series A Convertible Preferred Stock receiving such Participation Notice may reasonably request, at the expense of such holders, in order to evaluate the proposed sale of the Participation Securities. A holder of Common Stock or Series A Convertible Preferred Stock that is not an “accredited investor” as defined in Regulation D under the Securities Act (or any comparable concept under any successor Rule) shall not be treated as a holder of Common Stock or Series A Convertible Preferred Stock, as applicable, for purposes of this Section A.

(2) Each holder of Common Stock or Series A Convertible Preferred Stock shall have a period of ten (10) days (the “Participation Period”) after the receipt of the Participation Notice within which to notify the Corporation in writing (the “Participation Exercise Notice”) that such holder wishes to acquire a specified amount of the Participation Securities, up to its Pro Rata Portion (as defined below) (each such electing shareholder, a “Participating Shareholder”). Such Participation Exercise Notice shall constitute an irrevocable commitment by such holder to purchase such number of Participation Securities set forth therein on the terms and subject to the conditions set forth in this Section A. “Pro Rata Portion” means, with respect to any Participating Shareholder, a number of Participation Securities, expressed as a percentage, equal to the maximum number of Participation Securities proposed to be issued or sold by the Corporation multiplied by the Percentage Ownership of such Participating Shareholder.

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(3) The Corporation shall notify each Participating Shareholder within five (5) days following the expiration of the Participation Period of the number or amount of Participation Securities which such Participating Shareholder has subscribed to acquire in connection with the applicable Participation Notice.

(4) The purchase of, or subscription for, Participation Securities by the Participating Shareholders shall be at the same price (or, if applicable, the estimated price) and on the same terms and conditions, including the date of sale or issuance, as are applicable to the proposed issuance or sale by the Corporation of the Participation Securities to other Persons. The closing of the purchase of Participation Securities shall take place at the principal offices of the Corporation, or at the same place as the closing of the proposed issuance or sale by the Corporation of the Participation Securities to other Persons if not at the principal offices of the Corporation. At the closing, the purchase price for the Participation Securities shall be paid by the purchaser(s) to the Corporation against delivery by the Corporation to the purchaser(s) of the certificates evidencing the Participation Securities to be issued, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by these Articles of Incorporation), and each Participating Shareholder exercising its preemptive rights pursuant to this Section A shall execute and deliver such documents as shall be reasonably requested by the Corporation.

(5) If (i) the Participation Period shall have expired and any portion of the offered Participation Securities shall not have been accepted by any of the holders of Common Stock or Series A Convertible Preferred Stock, or (ii) at the scheduled closing of the offered Participation Securities to all or any of the Participating Shareholders pursuant to this Section A, any of such Participating Shareholders fails to or is unable to consummate the acquisition of the Participation Securities as provided in its Participation Exercise Notice, then the Corporation shall be free to consummate the issuance or sale of the unpurchased Participating Securities to the Person(s) named in the Participation Notice; provided that such issuance or sale is consummated within ninety (90) days following the expiration of the Participation Period at a price equal to or greater than the price set forth in the Participation Notice and on terms and conditions no less favorable to the Corporation in the aggregate than are set forth in the Participation Notice. If, at the end of such 90-day period, the Corporation has not completed the sale or issuance of any such Participation Securities in accordance with the terms provided in the Participation Notice, the Corporation shall again be obligated to comply with the provisions of this Section A with respect to, and deliver a Participation Notice in connection with, any proposed sale or issuance of such Participation Securities.

(6) The preemptive rights provided by this Section A shall not be available to holders of Common Stock or Series A Convertible Preferred Stock with respect to any issuances by the Corporation of (i) securities issued in connection with a pro rata stock dividend, stock split, subdivision, combination, recapitalization or similar transaction, (ii) securities issued upon exercise, conversion or exchange of any security of the Corporation (including, for the avoidance of doubt, the Series A Convertible Preferred Stock and the Bridge Notes), (iii) securities issued to employees or directors of, and consultants to, the Corporation and its subsidiaries in connection with an employee incentive program or similar benefit plan,

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(iv) securities issued to the public in connection with a Qualified Public Offering by the Corporation or in connection with the issuance or exercise of warrants or shares granted to underwriters in connection with a Public Offering, (v) securities issued to independent third parties in connection with corporate or strategic partnerships, joint ventures or alliances involving the Corporation and/or its subsidiaries, (vi) securities issued to lenders who are independent third parties in loan transactions, (vii) securities issued to independent third parties in connection with acquisitions, (viii) securities issued to subsidiaries of the Corporation, (ix) securities issued pursuant to the Stock Purchase Agreement, or (x) shares of Series B Preferred Stock. The provisions of this Section A can be waived with the written consent of each of the holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Series A Convertible Preferred Stock. For the avoidance of doubt, holders of Common Stock or Series A Convertible Preferred Stock issued pursuant to any of the issuances described in clauses (i) through (viii) of this Section A(6), when and if such shares are issued, shall be entitled to the preemptive rights provided by this Section A with respect to such shares of Common Stock and Series A Convertible Preferred Stock.

ARTICLE VI.

BOARD OF DIRECTORS

A. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in these Articles of Incorporation, the By-Laws of the Corporation and the OBCA. The Board shall hold meetings on at least a quarterly basis.

B. Number, Election and Term of Office.

(1) Upon the Series A Initial Issuance Date, continuing until the issuance of the Series B Preferred Stock or as provided in Section B(4):

(a) the Board shall consist of eight (8) members, of which the holders of the Common Stock are entitled to designate, elect, remove and replace four (4) of such directors (“Common Directors”), and the holders of Series A Convertible Preferred Stock are entitled to designate, elect, remove and replace four (4) of such directors (the “Series A Preferred Directors”); and

(b) at each annual meeting of the Shareholders or any special meeting at which one or more directors of the Corporation are to be elected (or by written consent of the Shareholders in lieu of any such meeting), (i) the holders of the Series A Convertible Preferred Stock shall have the right to nominate and elect the four (4) Series A Preferred Directors and (ii) the Common Directors serving as directors for the term immediately prior thereto (the “Incumbent Common Directors”) (which, for the avoidance of doubt, as of the Series A Initial Issuance Date shall refer to all directors then in office for the period immediately preceding the Series A Initial Issuance Date) shall have the right to nominate, and the holders of the Common Stock shall have the right to elect, the four (4) Common Directors.

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(2) Upon the Series A Initial Issuance Date, the Board shall consist of:

(a) the following four directors who shall initially be deemed the Common Directors: Roderick Wendt, Robert Turner, Barry Homrighaus and Ron Saxton; and

(b) Anthony Munk, Philip Orsino and two other directors designated by the holders of the Series A Convertible Preferred Stock prior to the Series A Initial Issuance Date, who shall be deemed the Series A Preferred Directors.

(3) Upon the issuance of the Series B Preferred Stock, the size of the Board shall expand to ten (10) members and the holders of the Series B Preferred Stock shall be entitled to designate, elect, remove and replace two (2) directors (the “Series B Preferred Directors”, and collectively with the Series A Preferred Directors, the “Preferred Directors”) so that the Board will consist of four Series A Preferred Directors, two Series B Preferred Directors and four Common Directors.

(4) In the event of a Major Onex Ownership Decline, the number of Preferred Directors shall be reduced to one (1), who will be a Series A Preferred Director.

(5) The Common Directors and Preferred Directors shall be elected at each annual meeting of the Corporation, with each director to hold office, unless removed, until his or her successor shall have been duly elected and qualified.

(6) Any vacancy (including, but not limited to, vacancies due to resignation, removal, death or incapacitation) in the office of any Common Director shall be filled only by the affirmative vote of the holders of the Common Stock. Any vacancy (including, but not limited to, vacancies due to resignation, removal, death or incapacitation) in the office of any Preferred Director shall be filled only by the affirmative vote of the holders of the applicable series of Preferred Stock with power to elect such Preferred Director. Any Common Director or Preferred Director, respectively, elected to fill a vacancy (including any vacancy created by any removal, death or resignation of any director or for any other reason) pursuant to this Section B(5) shall hold office for a term that shall coincide with the remaining term of the replaced Common Director and Preferred Director, respectively. In the event of a vacancy in the office of any Common Director, the remaining Common Directors shall call a special meeting of shareholders to be held within 21 days of the date such vacancy arose for the purpose of filling such vacancy.

(7) The provisions of this Section B shall terminate at such time as there is no Series A Convertible Preferred Stock outstanding.

ARTICLE VII.

DIRECTORS AND OFFICERS

A. To the fullest extent permitted by the OBCA, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The liability of a

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director of the Corporation to the Corporation or its shareholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Oregon law does not apply. The Corporation shall, to the fullest extent permitted by law, as now or hereafter in effect, indemnify its directors and officers against any liabilities, losses or related expenses which they may incur by reason of serving or having served as directors or officers of the Corporation, or serving or having served at the request of the Corporation as directors, officers, trustees, partners, employees or agents of any entity in which the Corporation has an interest. Such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify any director or officer (or any of such person’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person (except for a proceeding to enforce rights to indemnification) unless such proceeding (or part thereof) was authorized or consented to by the Board.

B. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

C. The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

D. Any repeal or modification of this Article VII shall not result in any liability of a director, or any change or reduction in the indemnification to which a director, officer, employee or agent would otherwise be entitled with respect to any action or omission occurring prior to such repeal or modification.

E. The Corporation shall maintain directors’ and officers’ liability insurance policies for the benefit of the officers and directors acting in their capacity as such, which policies shall contain customary provisions (including amounts of coverage) as those generally maintained by companies of similar size as the Corporation and as otherwise approved by the Board.

ARTICLE VIII.

BY-LAWS

Except as otherwise provided in these Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, amend and rescind the By-Laws of the Corporation, provided that Sections 1.2, 2.1, 2.5, 2.8, 2.9, 2.13, 2.15, 3.2 and 3.7 of the By-Laws shall not be amended, repealed or rescinded prior to the consummation of a Qualified Public Offering or conversion of all outstanding Series A Preferred Stock into Common Stock without the prior written consent of the holders of a majority of the shares of Common Stock then outstanding.

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ARTICLE IX.

DISTRIBUTIONS

The Corporation may make distributions with respect to its stock, including repurchases and redemptions, regardless of whether the Corporation’s net assets after giving effect to the purchase would be sufficient to satisfy the preferential rights upon dissolution of holders of Preferred Stock.

ARTICLE X.

ACTION WITHOUT A MEETING

Any action to be taken by the holders of the Series A Convertible Preferred Stock or Series B Preferred Stock, voting as a separate class, may be approved without a meeting if the action is taken by holders of Series A Convertible Preferred Stock or Series B Preferred Stock, as the case may be, having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all such shareholders entitled to vote on the action were present and voted.

ARTICLE XI.

CONTROL SHARE ACT

Sections 60.801 to 60.816 of Oregon Revised Statutes shall not apply to the Corporation or the acquisition of voting securities of the Corporation.

ARTICLE XII.

AMENDMENT

The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in these Articles of Incorporation, any such amendment shall require the affirmative vote of the holders of (x) a majority of the Series A Convertible Preferred Stock and (y) a majority of the common stock, voting as separate classes.

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ARTICLE XIII.

DEFINITIONS

Capitalized terms used herein shall have the following definitions:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and when used with respect to any individual, shall also include the Relatives of such individual. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Approved Securities Exchange” means either the New York Stock Exchange or the NASDAQ Global Select Market.

“Articles of Incorporation” shall mean these Amended and Restated Articles of Incorporation.

“Available Excess Non-Core Cash Proceeds” shall have the meaning set forth in the Stock Purchase Agreement

“Board” shall mean the Board of Directors of the Corporation.

“Bridge Notes” means the Convertible Promissory Notes, in an aggregate initial principal amount of $188,878,5521, issued by the Corporation to the Onex Shareholders and their Affiliates on the Series A Initial Issuance Date.

“Capital Stock” shall have the meaning set forth in Article II.

“Common Directors” shall have the meaning set forth in Section B(1)(a) of Article VI.

“Common Stock” shall have the meaning set forth in Article II.

“Common Stock Liquidation Value” shall have the meaning set forth in Section C of Article IV.

“Company Redemption” shall have the meaning set forth in Section D(1) of Article IV.

“Company Redemption Date” shall have the meaning set forth in Section D(2) of Article IV.

“Company Redemption Notice” shall have the meaning set forth in Section D(1) of Article IV.

“Company Redemption Price” shall have the meaning set forth in Section D(1) of Article IV.

“Company Sale” shall have the meaning set forth in Section C of Article IV.

[1]	$188,878,552, less the amount of Non-Core Asset proceeds received prior to closing.

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“Consolidated Indebtedness” means, as of any date, the aggregate amount outstanding, on a consolidated basis and without duplication, of (a) all obligations of the Corporation or its Subsidiaries for borrowed money, (b) all obligations of the Corporation or its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of the Corporation or its Subsidiaries for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the business of the Corporation and its Subsidiaries, (d) all obligations of the Corporation or its Subsidiaries under conditional sale or other title retention agreements relating to property purchased by such Person and all capitalized lease obligations, (e) all payment obligations of the Corporation or its Subsidiaries on or for currency protection agreements, interest rate swap agreements or other agreements relating to derivatives based on the “mark to market” value of such agreements at the time of determination (it being understood that if the aggregate “mark to market” value is positive, such positive value will reduce the amount of Consolidated Indebtedness), (f) all obligations of the Corporation or its Subsidiaries for the reimbursement of any obligor on any letter of credit banker’s acceptance or similar credit transaction (other than any undrawn amount in respect of such letters of credit or similar credit transactions), (g) all obligations of the Corporation or its Subsidiaries or any third party secured by property or assets of the Corporation or its Subsidiaries (regardless of whether or not such Person is liable for repayment of such obligations), except for items described in the definition of Permitted Encumbrances and (h) all indebtedness of another Person of the nature referred to in clauses (a) through (g) above guaranteed directly or indirectly by the Corporation or any of its Subsidiaries solely to the extent any such guaranty has been called and not paid. For purposes of this definition, any amount denominated other than in U.S. dollars shall be converted into U.S. dollars based on the applicable exchange rate on the date of determination as reported by Wells Fargo.

“Conversion Rate” shall have the meaning set forth in Section B(1) of Article IV.

“Corporation” shall have the meaning set forth in Article I.

“Distributable Non-Core Assets/Proceeds” means, (a) with respect to any dividend or distribution in kind, any of the Non-Core Assets so long as the fair market value of the Non-Core Assets remaining with the Corporation and its subsidiaries following such distribution, as determined by the Board, is not less than the amount of Contingent Non-Core Asset Indemnification Payments at such time and (b) with respect to any cash dividend or distribution, the amount of any Available Excess Non-Core Cash Proceeds as of such date.

“EBITDA” means earnings from continuing operations of the Corporation and its Subsidiaries before interest, taxes, depreciation and amortization, adjusted to exclude certain non-recurring and/or non-cash items which are not indicative of future performance, such as certain impairment charges, restructuring charges and affiliate equity losses associated with the operation, divestiture and termination of discontinued operations and other non-recurring items, calculated in a method consistent with the preparation of the Corporation’s financial statements.

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“Equity Constant” means $        2. Concurrently with any issuance of Series A Convertible Preferred Stock pursuant to Section 9.8(e) of the Stock Purchase Agreement, the Equity Constant will be reduced to an amount equal to the product of (a) the Equity Constant immediately prior to such issuance and (b) a fraction, (i) the numerator of which equals the number of shares Series A Convertible Preferred Stock issued and outstanding immediately prior to such issuance, and (ii) the denominator of which equals the total number of shares of Series A Convertible Preferred Stock outstanding as of immediately after such issuance. For the avoidance of doubt, a reduction in the Equity Constant will have no effect on the amount of dividends accrued on the Series A Convertible Preferred Stock prior to the occurrence of such reduction.

“ESOP” means the JELD-WEN, inc., Employee Stock Ownership and Retirement Plan and Trust.

“Incumbent Common Directors” shall have the meaning set forth in Section B(1)(b) of Article VI.

“Liquidation” shall have the meaning set forth in Section A of Article III.

“Major Onex Ownership Decline” means an event or transaction, or series of events and/or transactions, resulting in the collective Percentage Ownership of the Onex Shareholders and their permitted transferees under the Onex Shareholders Agreement equaling ten percent (10%) or less.

“Non-Core Assets” has the meaning set forth in the Stock Purchase Agreement.

“Note Conversion Date” shall have the meaning set forth in Section A(2)(a) of Article IV.

“OBCA” means the Oregon Business Corporation Act, Chapter 60 Oregon revised statutes.

“Onex Shareholders” means the purchasers identified in the Stock Purchase Agreement.

“Onex Shareholders Agreement” means the Shareholders Agreement, dated as of the Series A Initial Issuance Date, among the Corporation, the Onex Shareholders and the other signatories thereto.

“Participating Shareholder” shall have the meaning set forth in Section A(2) of Article V.

“Participation Exercise Notice” shall have the meaning set forth in Section A(2) of Article V.

[2]	Final Per Share Purchase Price, as defined in and determined in accordance with the Stock Purchase Agreement

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“Participation Notice” shall have the meaning set forth in Section A(1) of Article V.

“Participation Period” shall have the meaning set forth in Section A(2) of Article V.

“Participation Securities” shall have the meaning set forth in Section A(1) of Article V.

“Percentage Ownership” equals, with respect to any Shareholder, a fraction, the numerator of which is the total number of shares of Common Stock owned by, or issuable upon conversion of Series A Convertible Preferred Stock owned by (or issuable upon conversion of Series A Convertible Preferred Stock issuable upon conversion of Bridge Notes owned by), such Shareholder and the denominator of which is the total number of shares of Common Stock owned by, or issuable upon conversion of Series A Convertible Preferred Stock owned by (or issuable upon conversion of Series A Convertible Preferred Stock issuable upon conversion of Bridge Notes owned by), all Shareholders; provided, however, the calculation of Percentage Ownership shall not include (i) any stock options or other similar equity awards granted to any Person, (ii) shares of Common Stock issued or issuable upon conversion of Series A Convertible Preferred Stock to the extent attributable to Series A Unpaid Dividends, (iii) shares of Common Stock (x) issued or issuable upon conversion of the Bridge Notes or (y) issued or issuable upon conversion of Series A Convertible Preferred Stock issuable upon conversion of the Bridge Notes, in either case to the extent attributable to accrued but unpaid interest on the Bridge Notes, or (iv) shares of Capital Stock issued with respect to indemnification obligations of the Corporation under Article IX of the Stock Purchase Agreement, other than shares of Series A Convertible Preferred Stock issued to the Onex Shareholders pursuant to Section 9.8(e) of the Stock Purchase Agreement to the extent that the combined effect of the issuance of such shares and the issuance of shares of Capital Stock (or securities convertible or exchangeable into or exercisable for Capital Stock) in connection with the matter that gave rise to such issuance under Section 9.8(e) did not increase the percentage of Common Stock of the Corporation held in the aggregate by the Onex Shareholders (calculated on an as-converted, fully-diluted basis excluding shares attributable to dividends on the Series A Convertible Preferred Shares). The Percentage Ownership of the Onex Shareholders shall take into account the Common Stock, Series A Convertible Preferred Stock and Bridge Notes owned by their permitted transferees under the Onex Shareholders Agreement and terms of the Bridge Notes.

“Permitted Encumbrances” means (a) encumbrances for taxes and other governmental charges and assessments that are not yet due and payable, and encumbrances for current taxes and other charges and assessments of any governmental body that may thereafter be paid without penalty or that are being contested by appropriate proceedings, (b) encumbrances of landlords, lessors, carriers, warehousemen, mechanics and materialmen and other like encumbrances arising in the ordinary course of business consistent with past practice, (c) other encumbrances or imperfections of title to or on real or personal property that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such encumbrance or imperfection and (d) all local and other laws, including building and zoning laws, governing the use of real property generally in the enacting jurisdiction.

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“Person” means any individual, group, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Preferred Directors” shall have the meaning set forth in Section B(3) of Article VI.

“Preferred Stock” shall have the meaning set forth in Article II.

“Pro Rata Portion” shall have the meaning set forth in Section A(2) of Article V.

“Public Offering” means a public offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act.

“Qualified Public Offering” mean any bona fide underwritten Public Offering (other than pursuant to a registration statement on Form S-4 or S-8 or otherwise relating to equity securities issuable in connection with a business combination or under any employee benefit plan) of the Corporation (or any successor Person) that involves the registration and underwritten sale to the public of equity securities of the Corporation with a market value of at least $300 million and a listing of the Common Stock on an Approved Securities Exchange.

“Relatives” means, with respect to any individual, collectively, the spouse, domestic partner, parents, siblings and descendants of such individual and their respective issue (whether by blood or adoption and including stepchildren) and the spouses and domestic partners of such persons.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“Series A Convertible Preferred Stock” shall have the meaning set forth in Article II.

“Series A Initial Investment Amount” means $        3.

“Series A Initial Issuance Date” means the date the Corporation first issues shares of Series A Convertible Preferred Stock.

“Series A Initial Liquidation Value” shall have the meaning set forth in Section C of Article IV, as the same may be adjusted pursuant to such section.

“Series A Preferred Directors” shall have the meaning set forth in Section B(1)(a) of Article VI.

“Series A Unpaid Dividends” shall have the meaning set forth in Section A(2)(a) of Article IV.

[3]	Series A Initial Investment Amount, as defined in and determined in accordance with the Stock Purchase Agreement

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“Series B Preferred Directors” shall have the meaning set forth in Section B(3) of Article VI.

“Series B Preferred Stock” shall have the meaning set forth in Article II.

“Shareholders” shall have the meaning set forth in Section B of Article III.

“Shares” shall have the meaning set forth in Article II.

“Stock Purchase Agreement” means the Amended and Restated Stock Purchase Agreement, dated July 29, 2011, between the Corporation and the Onex Shareholders.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

“Tender Offer” means the Corporation’s tender offer to purchase up to $100 million of shares of Common Stock from its shareholders commenced on May 6, 2011.

“Tender Offer Transactions” means the redemption of shares of Common Stock in the Tender Offer and the issuance of any shares Series A Convertible Preferred Stock to the Onex Shareholders following the consummation thereof pursuant to Section 4.2 of the Stock Purchase Agreement.

“TTM EBITDA” means, as of any date of determination, EBITDA of JELD-WEN, inc. and its Subsidiaries for the most recent twelve (12) full fiscal months ended at least 22 days prior to such date.

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EXHIBIT J

JULY 2, 2011 WORKING CAPITAL

[see attached]

Exhibit J

JELD-WEN CONSOLIDATED-080

BALANCE SHEET - Current Yr Qtr to Prior Yr Qtr

07/02/11

Amount in 000s

T =M-S CALC AUDIT REPORT
CONT OPS
ASSETS

CURRENT ASSETS
CASH AND CASH EQUIVALENTS	17,532
Restricted Cash (presentation for disc ops only)	—
MARKETABLE SECURITIES-ST	—
ACCOUNTS RECEIVABLE	412,164
NOTES RECEIVABLE-IC	—
INVENTORY	367,376
REAL ESTATE DEVELOPMENT INVENTORIES	—
OTHER CURRENT ASSETS	34,935
Refundable income taxes due from Parent	41,693
REFUNDABLE INCOME TAXES	—
DEFERRED TAX ASSET	16,001
SHORT TERM ASSETS OF DISCONTINUED OPS	14,046

CURRENT ASSETS	903,747

OTHER ASSETS
BUILDINGS AND EQUIPMENT	1,780,806
LESS ACCUM DEPRECIATION	(1,018,524)
CONSTRUCTION IN PROGRESS	93,101
LAND	82,778

PROPERTY & EQUIPMENT	938,161
TIMBER & TIMBERLANDS	—
REAL ESTATE DEVELOPMENT	—
INVESTMENTS	27,116
NOTES RECEIVABLE-LT	11,561
DEFERRED INCOME TAX-LT	27,173
GOODWILL	548,814
INTANGIBLES	63,268
RECEIVABLE FROM PARENT COMPANY	20,161
OTHER ASSETS	26,426
LONG TERM ASSETS OF DISCONTINUED OPS	106,376

TOTAL ASSETS	2,672,803

LIABILITIES & EQUITY

CURRENT LIABILITIES
BOOK OVERDRAFT	22,582
ACCOUNTS PAYABLE	257,892
ACCRUED PAYROLL & BENEFITS	148,412
ACCRUED EXPENSES	155,634
WARRANTY-ST	19,625
NOTES PAYABLE-ST	11,742
NOTES PAYABLE-IC	—
CURRENT MATURITIES OF LONG-TERM DEBT	4,290
ACCRUED INCOME TAXES	1,098
Current deferred tax liability	3,187
CURRENT LIABILITIES OF DISCONTINUED OPS	9,681

CURRENT LIABILITIES	634,143

OTHER LIABILITIES
LONG-TERM DEBT	1,189,040
DEFERRED TAX LIABILITY-LT	42,439
UNFUNDED PENSION LIABILITY	115,680
WARRANTY-LT	41,741
OTHER LIABILITIES	107,121
LONG TERM LIAIBILITIES OF DISCONTINUED OPS	8,267

TOTAL LIABILITIES	2,138,431

EQUITY
COMMON STOCK, NO PAR VALUE	218,891
RETAINED EARNINGS	204,173
ACCUMULATED OTHER COMPREHENSION INCOME	123,812
Director Notes & Accrued Interest	(13,854)
NON-CONTROLLING INTEREST	1,350

TOTAL STOCKHOLDERS EQUITY	534,372

TOTAL LIABILITIES, EQUITY AND NON-CONTROLLING INT	2,672,803

CURRENT ASSETS	$903,747
(less Discontinued Operations)	$(14,046)

CURRENT ASSETS OF CONTINUING OPERATIONS		$889,701

CURRENT LIABILITIES	$634,143
(less Discontinued Operations)	$(9,681)

CURRENT LIABILITIES OF CONTINUING OPERATIONS		$624,462

WORKING CAPITAL OF CONTINUING OPERATIONS		$265,239

EXHIBIT K

FORM OF ESCROW AGREEMENT

[see attached]

Exhibit K

EXHIBIT K

ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement”) is entered into as of [●], 2011 by and among Onex Partners III LP, a Delaware limited partnership (“Onex”), Onex Advisor III LLC, Onex Partners III GP LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex US Principals LP, Onex American Holdings II LLC, BP EI LLC (collectively with Onex, the “Investors”), and JELD-WEN Holding, inc., an Oregon corporation (the “Company” and, together with the Investors, the “Escrow Parties”), and JP Morgan Chase Bank, N.A. (the “Escrow Agent”).

WHEREAS, the Investors and the Company entered into an Amended and Restated Stock Purchase Agreement, dated as of July 29, 2011 (the “SPA”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the SPA;

WHEREAS, the SPA contemplates that the Investors and the Company will enter into an escrow agreement pursuant to which the Investors and the Company will create an escrow account for the Escrow Amount (as defined below) (the “Escrow Account”);

WHEREAS, the Escrow Parties hereto desire that the Escrow Agent receive, hold and dispose of any amounts deposited by the Investors in the Escrow Account in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent desires to do so.

NOW THEREFORE, in consideration of the representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Appointment and Agreement of Escrow Agent.

The Escrow Parties hereby jointly appoint the Escrow Agent to serve hereunder and the Escrow Agent hereby accepts such appointment and agrees to perform all duties that are expressly set forth in this Agreement to be performed by it.

2. SPA.

The Escrow Agent is not charged with knowledge of the terms of the SPA, or with any duties or responsibilities with respect thereto except as stated expressly herein.

3. Delivery of Deposit Amount.

The Escrow Agent shall establish at its offices the Escrow Account. Upon receipt, the Escrow Agent shall acknowledge receipt from the Investors of $75,000,000 (the “Escrow Amount”), to be held on deposit in the Escrow Account. All amounts held by the Escrow Agent from time to time in the Escrow Account together with all investment proceeds thereof (including all interest, dividends, gains and other income earned with respect thereto), shall be collectively referred to as the “Escrow Funds.” The Escrow Agent warrants and undertakes that, unless specifically authorized to do so in accordance with the provisions of this Agreement, it will not release, distribute or expend the Escrow Funds or any interest or earnings with respect thereto.

4. Investment of Escrow Funds.

The Escrow Agent shall follow the joint written instructions of Onex and the Company concerning any investment (including any reinvestment) from time to time of the Escrow Funds; provided that any such investment shall be limited to investments in the following: (a) money market accounts and money market mutual funds, treasury bills, treasury notes or any other direct obligations, in each case, issued by or guaranteed in full as to principal and interest by the United States of America and certificates of deposit rated A-1 or Aa2 or better by Standard & Poor’s Corporation or Moody’s Investors Services, Inc., respectively, issued by a commercial bank having capital, surplus and undivided profits of not less than $500,000,000, (b) obligations of or guaranteed by the U.S. government with a maturity of not more than 120 days, (c) certificates of deposit with a maturity of not more than 120 days with a commercial bank having capital, surplus and undivided profits of not less than $500,000,000, (d) commercial paper with a maturity of not more than 120 days that is rated A-2 or P-2 or better by Standard & Poor’s Corporation or Moody’s Investors Services, Inc., respectively, (e) debt of or guaranteed by any state or political subdivision with a maturity of not more than 120 days that is rated A or better and (f) any money market or mutual fund which invests only in the foregoing types of investments (the “Permitted Investments”). Market values, exchange rates and other valuation information (including without limitation, market value, current value or notional value) of “Permitted Investments” furnished in any report of statement may be obtained from third parties sources and is furnished for the use of the Escrow Parties. The Escrow Agent has no responsibility whatsoever to determine the market value or other value of any of the “Permitted Investments” and makes no representation or warranty, expressed or implied, as to the accuracy of any such valuations or that any values necessarily reflect the proceeds that may be received on the sales of the Permitted Investements. The selection of any such Permitted Investment shall be based upon the Escrow Parties’ independent review of the prospectuses provided to the Escrow Parties by the Escrow Agent. The Escrow Parties acknowledge that an affiliate of the Escrow Agent, JPMorgan Asset Management, serves as an investment manager for certain Permitted Investments and receives fees in an amount agreed in advance in writing by the Escrow Agent and the Escrow Parties. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that the Escrow Agent shall not in any way whatsoever be liable for losses on any Permitted Investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Agreement. Receipt, investment and reinvestment of the Escrow Funds shall be confirmed by the Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Escrow Parties to the Escrow Agent within 30 calendar days after receipt thereof. Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. In the absence of joint written instructions from Onex and the Company, the Escrow Agent shall invest the Escrow Funds into JP Morgan Money Market Deposit Account (“MMDA”), or a successor or similar investment offered by the Escrow Agent. MMDA has rates of compensation that may vary from time to time based upon market conditions.

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5. Disbursement.

The Escrow Agent shall release the Escrow Funds upon receipt of, and in accordance with, joint written instructions from Onex and the Company.

6. The Escrow Agent.

(a) The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Agreement. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. In connection with its duties hereunder, the Escrow Agent shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party or parties, and the Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder, except for such liabilities as may result from its own gross negligence or willful misconduct of the terms of this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the SPA, any schedule or exhibit attached to this Agreement, or any other agreement among the Escrow Parties, the terms and conditions of this Agreement shall control. In the administration of the Escrow Account the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for the performance of agents selected by it with reasonable care or for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

(b) In the event the Escrow Agent shall be uncertain as to its duties or rights under this Agreement or shall receive any instruction, claim or demand that, in the opinion of the Escrow Agent, is in conflict with the provisions of this Agreement (any of the foregoing, an “Escrow Agent Dispute”), the Escrow Agent shall be entitled to refrain from taking any action with respect to such Escrow Agent Dispute until it shall be directed otherwise by a final order or judgment of a court of competent jurisdiction or by an instrument signed by each of the Escrow Parties. In the event of any Escrow Agent Dispute, the Escrow Agent shall be entitled, but not obligated, to petition a court of competent jurisdiction in the State of Delaware to resolve such Escrow Agent Dispute, and each of the Escrow Parties hereby consents to the jurisdiction of any such court with respect to any such Escrow Agent Dispute.

(c) The Escrow Agent shall be reimbursed for all reasonable fees and expenses, including, without limitation those fees set forth on Schedule I hereto and reasonable counsel fees and disbursements incurred by the Escrow Agent in connection with the performance of its duties and obligations under this Agreement. Initial fees are payable upon execution of this Agreement and annually thereafter for so long as any portion of the Escrow Funds remains on deposit in the Escrow Account. The Company shall be responsible for all such reasonable fees and expenses.

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(d) The Escrow Agent may resign at any time by giving at least thirty (30) days prior written notice to the Escrow Parties, which resignation shall become effective upon the acceptance of appointment by the successor Escrow Agent as provided in this Section 6(d). The Escrow Parties shall jointly appoint a successor Escrow Agent. If a successor Escrow Agent shall not have been appointed within 30 days after such notice of resignation, any of the Escrow Parties and the Escrow Agent may apply to any court of competent jurisdiction to appoint a successor Escrow Agent. Notwithstanding the foregoing, any successor Escrow Agent shall be a financial institution organized under the laws of the United States of America and having a combined capital and surplus of not less than US$1,000,000,000. Any successor Escrow Agent, however appointed, shall execute and deliver to the predecessor Escrow Agent, with a copy to each of the Escrow Parties, an instrument accepting such appointment, and thereupon such successor Escrow Agent shall, without further act, become fully vested with all the rights, powers, obligations and duties of the predecessor Escrow Agent hereunder with the same effect as if originally named the Escrow Agent herein. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any reasonable costs and expenses the Escrow Agent reasonably believes may be incurred by the Escrow Agent in connection with termination of this Agreement.

7. Notices.

All notices and other communications under this Agreement shall be in writing and, except for communications from the Escrow Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 19 below), shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Investors, addressed as follows:	c/o Onex Manager L.P.
712 Fifth Avenue
New York, NY 10019
Attn: Adam Reinmann
Fax: (212) 582-0909

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with a mandatory copy (which copy shall not constitute notice to the Investors) to:

Onex Corporation
161 Bay Street
P.O. Box 700
Toronto, Ontario M5J 2S1
Attn: Andrea F. Daly, Esq.

and

Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attn: Joel I. Greenberg, Esq.
Fax: (212) 836-8211

If to the Company, addressed as follows:	JELD-WEN Holding, inc.
3250 Lakepoint Blvd.
Klamath Falls, OR 97601
Attn: David Stork, Senior VP and General Counsel

with a mandatory copy (which copy shall not constitute notice to the Company) to:

Stoel Rives LLP
900 SW Fifth Ave., Suite 2600
Portland, OR 97204
Attn: Ruth A. Beyer
Fax: (503) 220-2480

If to the Escrow Agent, address as follows:

JP Morgan Chase Bank, NA
Escrow Services
4 New York Plaza, 21st Fl
New York, NY, 10004
Attention: Greg Kupchynksy/ Ilona Kandarova
Fax: (212) 623-6168

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In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

8. Assignment.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, legal representatives, executors, administrators and permitted assigns, but except as contemplated herein, neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any party without the prior written consent of the other parties hereto; except that an Investor may assign this Agreement to one or more of its Affiliates, provided that no such assignment shall relieve any Investor of any of its obligations hereunder.

9. Amendments: No Waivers.

(a) Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing, and signed, in the case of an amendment, by the Escrow Agent and all of the Escrow Parties or, in the case of a waiver, by the Escrow Party against whom the waiver is to be enforced.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. Descriptive Headings.

The descriptive headings of the Sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11. Term.

This Agreement shall terminate when all Escrow Funds have been released in accordance with the terms hereof.

12. Governing Law; Waiver of Jury Trial.

This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to

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service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the the Court of Chancery of the State of Delaware or federal court of the United States of America sitting in the State of Delaware. THE PARTIES FURTHER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT OR JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall together constitute one and the same instrument. All signatures of the parties hereto may be transmitted by facsimile and such facsimile will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and will be binding upon such party.

14. No Third Party Beneficiaries.

This Agreement is solely for the benefit of the parties hereto, and, except as aforesaid, no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third party.

15. Entire Agreement.

This Agreement, together with the provisions of the SPA referenced herein, sets forth the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter. The Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

16. Indemnification.

The Escrow Parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents (the “Indemnitees”) from any loss, liability, claims, penalties, judgements, settlements, litigations, damages, costs or expense incurred by the Escrow Agent (including the fees and expenses of in-house or outside counsel) (collectively “Losses”) arising out of or in connection with (a) its execution and performance of this Agreement, including with respect to tax reporting or withholding, except to the extent such Loss is due to the gross negligence or willful misconduct of the Escrow Agent and (b) the enforcement of any rights or remedies under or in connection with this Agreement, or (c) its following any instructions or other directions from the Escrow Parties, except to the extent that its following such instruction or direction is expressly forbidden by the terms hereof. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

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17. Account Opening Information/Taxpayer Identification Numbers (“TINs”).

(a) The Investors and the Company have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9. The Investors and the Company each represent that its correct TIN assigned by the IRS is set forth in the those forms, as provided.

(b) The parties hereto agree that for all Federal, state and local income tax reporting purposes, all interest or other income earned from the investment of the Escrow Amount shall be allocated to, and reported by, the Investors and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Funds by the Investors whether or not said income has been distributed during such year. The Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. The Escrow Parties hereby represent to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

(c) Notwithstanding anything to the contrary in this Escrow Agreement, for each calendar year, the Escrow Agent will pursuant to written instructions distribute to the Investors on or before March 15 of the following year an amount equal to the product of (i) 45% and (ii) the income allocated to the Investors under subsection (b) above.

(d) The Escrow Agent shall timely file all applicable Form 1099-INT information statements with the Internal Revenue Service and provide associated payee statements to the Investors, documenting the income on the Escrow Amount.

18. Successor Corporations.

Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the escrow services business of the Escrow Agent in its individual capacity may be transferred, shall constitute the Escrow Agent under this Agreement without further act.

19. Call-Backs: Reliance.

Notwithstanding anything to the contrary as set forth in Section 7, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 5 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile and no instruction for or related to the transfer or distribution of the Fund, or any portion thereof, shall be deemed delivered and effective unless

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the Escrow Agent actually shall have received such instruction by facsimile at the number provided to the Escrow Parties by the Escrow Agent in accordance with Section 7 and as further evidenced by a confirmed transmittal to that number.

In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule II. The undersigned is authorized to certify that the signatories on Schedule II are authorized signatories. The persons and telephone numbers for individuals authorized to give or confirm funds transfer instructions may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Parties acknowledge that such security procedure is commercially reasonable. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

20. Force Majeure.

If the Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, unforeseen and uncontrolled equipment or transmission failure or damage reasonably beyond its control or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. In such event, performance by the Escrow Agent under this Agreement shall resume when the Escrow Agent is able to perform substantially its duties.

21. Compliance with Court Orders.

In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

22. Patriot Act Requirements

Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge

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that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	JELD-WEN HOLDING, INC.

By:
Name:
Title:

[Escrow Agreement - Signature Page]

ONEX:	ONEX PARTNERS III LP

	By:	Onex Partners III GP LP, its General Partner
	By:	Onex Partners Manager LP, its Agent
	By:	Onex Partners Manager GP ULC, its General Partner

By:
Name:
Title:

By:
Name:
Title:

INVESTORS:	ONEX ADVISOR III LLC

By:
Name:
Title:

By:
Name:
Title:

ONEX PARTNERS III GP LP

	By:	Onex Partners GP Inc., its General Partner

By:
Name:
Title:

By:
Name:
Title:

[Escrow Agreement - Signature Page]

ONEX PARTNERS III PV LP

By:	Onex Partners III GP LP, its General Partner
By:	Onex Partners Manager LP, its Agent
By:	Onex Partners Manager GP ULC, its General Partner

By:
Name:
Title:

By:
Name:
Title:

ONEX PARTNERS III SELECT LP

By:	Onex Partners III GP LP, its General Partner
By:	Onex Partners Manager LP, its Agent
By:	Onex Partners Manager GP ULC, its General Partner

By:
Name:
Title:

By:
Name:
Title:

ONEX US PRINCIPALS LP

By:	Onex American Holdings GP LLC, its General Partner

By:
Name:
Title:

[Escrow Agreement - Signature Page]

ONEX AMERICAN HOLDINGS II LLC

By:
Name:
Title:

By:
Name:
Title:

BP EI LLC

By:
Name:
Title:

[Escrow Agreement - Signature Page]

Schedule I

Schedule of Fees for Escrow Agent Services

Account Acceptance Fee	Waived

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation. Payable upon closing.

Annual Administration Fee	$2500.00

The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction. Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses

Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s then standard rate. Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges. The Escrow Agent may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by the Escrow Agent, including but not limited to, transaction, maintenance, balance-deficiency, and service fees and other charges, including those levied by any governmental authority.

Disclosure & Assumptions

•	Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.

•	The escrow deposit shall be continuously invested in a JPMorgan Chase Bank money market deposit account (“MMDA”) or a JPMorgan Chase Bank Cash Compensation account. MMDA and Cash Compensation Accounts have rates of compensation that may vary from time to time based upon market conditions. The Annual Administration Fee would include a supplemental charge up to 25 basis points on the escrow deposit amount if another investment option were to be chosen.

•	The Parties acknowledge and agree that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from an MMDA per calendar month or statement cycle or similar period. If the MMDA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then no more than three (3) of these six (6) transfers may be made by an Item. The Escrow Agent is required by U.S. law to reserve the right to require at least seven (7) days notice prior to a withdrawal from a money market deposit account.

•	Payment of the invoice is due upon receipt.

Compliance

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account. We may ask for information that will enable us to meet the requirements of the Act.

Schedule II

Telephone Numbers for Call-Backs

and Persons Designated to Give and Confirm Funds Transfer Instructions

If to the Investors:

Name	Telephone Number	Signature Specimen

If to the Company:

Name	Telephone Number	Signature Specimen